UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as Permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

BROADSTONE NET LEASE, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statements, if Other Than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

800 Clinton Square

Rochester, New York 14604

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Date and Time:	Thursday, May 5, 2022 at 3:00 p.m., Eastern Time

Place:	Online at www.proxydocs.com/BNL

Items of Business:

1.  To elect directors to our Board of Directors for the ensuing year;

2.  To amend and restate our Articles of Incorporation as further described in this Proxy Statement;

3.  To approve, in a non-binding advisory vote, the frequency of an advisory vote on the compensation of our named executive officers in future years;

4.  To approve, in a non-binding advisory vote, the compensation of our named executive officers as described in this Proxy Statement;

5.  To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2022; and

6.  To transact such other matters as may properly come before the meeting or any adjournment or postponement thereof.

Record Date:	Stockholders as of the close of business on Tuesday, March 1, 2022 are entitled to vote.

Proxy Voting:	You can authorize a proxy to vote your shares easily and quickly:

Internet	By visiting www.proxydocs.com/BNL

Phone	By calling 1-866-390-5372

Mail	By signing and returning your proxy card if you have received paper materials

For shares held through a broker, bank or other nominee, you may vote by submitting voting instructions to your broker, bank or other nominee. Regardless of whether you expect to attend the meeting, please vote your shares ahead of time by authorizing a proxy to vote your shares in one of the ways outlined above. If, after providing voting instructions, you later decide to change your vote, you may do so by (i) delivering a written statement to the Secretary of the Company stating that the proxy is revoked, which must be received prior to the Annual Meeting; (ii) submitting a subsequent proxy with a later date (provided such proxy is received prior to the Annual Meeting); or (iii) attending the Annual Meeting virtually and voting electronically during the Annual Meeting. Your subsequent proxy authorization will supersede any proxy authorization you previously made.

By Order of the Board of Directors of Broadstone Net Lease, Inc.,

John D. Callan, Jr.
SVP, General Counsel, and Secretary
March 25, 2022

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR

THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 5, 2022

Our Annual Report for the fiscal year ended December 31, 2021, the Notice of Annual Meeting of Stockholders,

this proxy statement, and a form of proxy are available at www.proxydocs.com/BNL.

We are pleased to comply with rules adopted by the Securities and Exchange Commission that allow companies to distribute their proxy materials over the Internet. On or about March 25, 2022, we mailed or otherwise made available to our stockholders a Notice of Internet Availability containing instructions on how to access our proxy materials, including our proxy statement and Annual Report for the fiscal year ended December 31, 2021. The Notice of Internet Availability also includes instructions to access your form of proxy to vote via the Internet.

Internet distribution of our proxy materials is designed to ensure faster receipt of such materials by our stockholders, lower the cost of the Annual Meeting and is more environmentally friendly than mailing materials. If you would prefer to receive paper proxy materials, please follow the instructions included in the Notice of Internet Availability.

800 Clinton Square

Rochester, New York 14604

PROXY STATEMENT FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 5, 2022

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING

We are providing you with this proxy statement, which contains information about the items to be voted upon at the 2022 Annual Meeting of Stockholders (the “Annual Meeting”). Our principal executive offices are located at 800 Clinton Square, Rochester, New York 14604. The words “we,” “us,” “our,” or “Company,” refer to Broadstone Net Lease, Inc.

When and where is the Annual Meeting?

The Annual Meeting will be held on Thursday, May 5, 2022, at 3:00 p.m., Eastern Time. The Annual Meeting will be a completely “virtual meeting” of stockholders. You may attend the Annual Meeting virtually, and vote your shares electronically, by visiting www.proxydocs.com/BNL. In order to attend, you must register in advance at www.proxydocs.com/BNL prior to the deadline of Monday, May 2, 2022 at 5:00 p.m., Eastern Time. Upon completing your registration, you will receive further instructions via email that you must follow to attend the Annual Meeting.

What is this document and why did I receive it?

We have made the proxy statement and the proxy card available to you via the Internet or, upon your request, have delivered printed copies of these materials to you by mail. This proxy statement is being furnished to you as a stockholder of Broadstone Net Lease, Inc. because our Board of Directors is soliciting your proxy to vote at the Annual Meeting. This proxy statement contains information that stockholders should consider before voting on the proposals to be presented at the Annual Meeting.

Why did I receive a Notice of Internet Availability instead of a full set of proxy materials?

We have elected to provide access to our proxy materials on the Internet in accordance with rules adopted by the Securities and Exchange Commission. Accordingly, on or about March 25, 2022, we mailed or otherwise made available to our stockholders of record at the close of business on March 1, 2022 (the “Record Date”) a Notice of Internet Availability. The Notice of Internet Availability contains instruction on how to access our proxy materials, including our proxy statement and Annual Report for the fiscal year ended December 31, 2021. The Notice of Internet Availability also includes instructions to access your form of proxy to vote via the Internet.

Internet distribution of our proxy materials is designed to ensure faster receipt of such materials by our stockholders, lower the cost of the Annual Meeting, and is more environmentally friendly than mailing materials. If you would prefer to receive paper proxy materials, please follow the instructions included in the Notice of Internet Availability.

What is a Proxy?

A proxy is a person who votes the shares of stock of another person who is not able to attend a meeting. The term “proxy” also refers to the proxy card or other method of appointing a proxy. When you submit your proxy, you are appointing the designated officers of the Company as your proxy and you are giving them authority to vote your shares of common stock at the Annual Meeting. The appointed proxies will vote your shares of common stock as you instruct unless you submit your proxy without instructions. If you submit your proxy without instructions, the proxies will vote in accordance with the recommendation of our Board of Directors with respect to any proposals to be voted upon or, in the absence of such a recommendation, in their discretion. If you do not submit your proxy, the proxies will not vote your shares of common stock. Therefore, it is important for you to return the proxy card to us (or submit your proxy via telephone or electronically) as soon as possible, regardless of whether you plan on attending the meeting.

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What is the purpose of the Annual Meeting?

At the Annual Meeting, stockholders will vote upon the following five proposals:

1.	To elect directors to our Board of Directors for the ensuing year;

2.	To amend and restate our Articles of Incorporation as further described herein;

3.	To approve, in a non-binding advisory vote, the frequency of an advisory vote on the compensation of our named executive officers in future years;

4.	To approve, in a non-binding advisory vote, the compensation of our named executive officers as further described herein;

5.	To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2022; and

6.	To transact such other matters as may properly come before the meeting or any adjournment or postponement thereof.

Our management will also provide attendees with a brief presentation and respond to questions from our stockholders. In addition, representatives of Deloitte & Touche LLP, our independent registered public accounting firm, are expected to be available during the Annual Meeting, will have an opportunity to make a statement if they so desire, and will be available to respond to questions from our stockholders.

How is this solicitation being made and who will bear the costs of soliciting votes?

Solicitation of proxies will be primarily by mail. Our directors, officers, and employees, none of whom will receive additional compensation for their services, may also solicit proxies by telephone, in person, or by e-mail. We have hired Donnelley Financial Solutions (“Donnelley”) and Mediant Inc. (“Mediant”) to assist us in the distribution of our proxy materials.

All the expenses of preparing, assembling, printing, and mailing the materials used in the solicitation of proxies will be borne by us, and we will pay Donnelley and Mediant customary fees and expenses for these services. We do not anticipate any expenses attributed to the solicitation of proxies at this time.

Will my vote make a difference?

Yes! Your vote is needed to ensure that the proposals can be acted upon. YOUR VOTE IS VERY IMPORTANT! Your immediate response will help avoid potential delays and may save us significant additional expenses associated with soliciting stockholder proxies. We encourage you to participate in the governance of our Company. Additionally, as further described herein, broker non-votes for Proposal No. 2 (Approval of Amended and Restated Charter), which requires the approval of two-thirds of the shares entitled to vote on such matter, will be counted as votes “AGAINST” such proposal. It is therefore important to ensure that you have provided instructions to vote on such proposal to your broker, if applicable.

Who is entitled to vote?

Holders of record of our shares of common stock, $0.00025 par value per share (the “Common Stock”), as of the close of business on March 1, 2022 (the “Record Date”), are entitled to receive notice of the Annual Meeting and to vote at the Annual Meeting, or any postponements or adjournments of the Annual Meeting. As of the Record Date, there were 163,613,009 shares of our Common Stock issued and outstanding and entitled to vote at the Annual Meeting. Each such outstanding share of Common Stock entitles its holder to cast one vote on each proposal to be voted on during the Annual Meeting.

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What constitutes a quorum?

A quorum of stockholders is required for stockholders to take action at the Annual Meeting, except that the Annual Meeting may be adjourned if less than a quorum is present. The presence, either in person or by proxy, of at least a majority of the shares of Common Stock entitled to be cast at the Annual Meeting on any matter will constitute a quorum. If a quorum is not present at the Annual Meeting, or if a quorum is present but sufficient votes to approve a proposal are not received, the chairman of the Annual Meeting may adjourn the Annual Meeting from time to time to a date not more than 120 days from the original Record Date to permit further solicitation of proxies.

How is quorum determined?

For the purpose of determining whether a quorum is present at the Annual Meeting, shares that are voted “For,” “Against,” “Abstain,” or “Withhold” as applicable, will be treated as being present at the Annual Meeting. Accordingly, if you have returned a valid proxy or attend the Annual Meeting, your shares will be counted for the purpose of determining whether there is a quorum, even if you wish to abstain from voting on some or all matters. Broker non-votes (defined below) will also be counted as present for purposes of determining the presence of a quorum. A “broker non-vote” occurs when a broker does not vote on a matter on the proxy card because the broker does not have discretionary voting power for that particular matter and has not received voting instructions from the beneficial owner.

How do I vote?

If you are a registered stockholder as of the Record Date, you may vote electronically by attending the Annual Meeting and following instructions to vote. Additionally, you may use any of the following options for authorizing a proxy to vote your shares prior to the Annual Meeting:

1.	Via the Internet by visiting www.proxydocs.com/BNL and following the on-screen instructions;

2.	By telephone by calling 1-866-390-5372 and following the instructions; or

3.	By mail by completing, signing, dating, and returning your proxy card if you have received paper materials.

If you authorize a proxy by telephone or Internet, you are not required to mail your proxy card. See the attached proxy card for additional instructions on how to vote.

All proxies that are properly executed and received by us prior to the Annual Meeting, and are not revoked, will be voted at the Annual Meeting in accordance with the instructions on those proxies.

Even if you plan to attend the Annual Meeting, we urge you to submit a proxy via the Internet, or by telephone or mail to ensure the representation of your shares at the Annual Meeting.

What happens if I submit my proxy without providing voting instructions on all proposals?

If no instructions are specified on a properly executed proxy, it will be voted as follows:

•

If you are a stockholder of record, “FOR” the election of each of the Director nominees set forth in Proposal No.1 of this Proxy Statement. If you are a beneficial owner whose shares are held of record by a broker, a broker non-vote will occur.

•

If you are a stockholder of record, “FOR” the adoption of the Amended Charter described more fully in Proposal No. 2 of this Proxy Statement. If you are a beneficial owner whose shares are held of record by a broker, a broker non-vote will occur.

•

If you are a stockholder of record, for an annual advisory vote on executive compensation (box “1 YR” on the proxy card) as described more fully in Proposal No. 3 of this Proxy Statement. If you are a beneficial owner whose shares are held of record by a broker, a broker non-vote will occur.

•

If you are a stockholder of record, “FOR” the non-binding approval of executive compensation in fiscal 2021 as described more fully in Proposal No. 4 of this Proxy Statement. If you are a beneficial owner whose shares are held of record by a broker, a broker non-vote will occur.

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•

If you are a stockholder of record or if you are a beneficial owner whose shares are held of record, “FOR” the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm as described more fully in Proposal No. 5 of this proxy statement.

How do I vote if I hold my shares in “street name”?

If your shares are held by your bank or broker as your nominee (that is, in “street name”), you are considered the beneficial owner of your shares, but your bank or broker are considered the record owner. You should receive a proxy or voting instruction form from the institution that holds your shares. Follow the instructions included on that form regarding how to instruct your broker to vote your shares.

Can I change or revoke my vote?

Any stockholder giving a proxy has the power to revoke it at any time before it is exercised. You may revoke your proxy by: (i) delivering a written statement to the Secretary of the Company stating that the proxy is revoked, which must be received prior to the Annual Meeting; (ii) submitting a subsequent proxy with a later date (provided such proxy is received prior to the Annual Meeting); or (iii) attending the Annual Meeting virtually and voting electronically during the Annual Meeting.

If we receive your proxy authorization by telephone or over the Internet, we will use procedures reasonably designed to authenticate your identity, to allow you to authorize the voting of your shares in accordance with your instructions and to confirm that your instructions have been properly recorded. To revoke a proxy previously submitted by Internet, telephone or mail, you may simply authorize a proxy again at a later date using the procedures set forth above, but before the deadline for Internet, telephone or mail voting, in which case the later submitted proxy will be recorded and the earlier proxy revoked.

If your shares are held by your broker or bank as a nominee or agent, you will need to contact the institution that holds your shares and follow its instructions for revoking a proxy.

What happens if additional proposals are presented at the Annual Meeting?

Other than the matters described in this proxy statement, we do not expect any additional matters to be presented for a vote at the Annual Meeting. If other matters are presented and you are voting by proxy, your proxy grants the individuals named as proxy holders the discretion to vote your shares on any additional matters properly presented for a vote at the Annual Meeting.

Where can I find the voting results of the Annual Meeting?

We intend to announce preliminary voting results at the Annual Meeting and then disclose the final results in a Current Report on Form 8-K filed with the SEC within four business days after the date of the Annual Meeting. If final voting results are not known when such Form 8-K is filed, they will be announced in an amendment to such Form 8-K within four business days after the final results become known.

How can I get additional copies of this proxy statement and additional information?

We file annual, quarterly, and current reports, proxy statements, and other information with the SEC. You may obtain additional copies of this proxy statement and all other documents filed by us with the SEC free of charge from our website at https://investors.bnl.broadstone.com, or by calling our Investor Relations team at 585-287-6500.

Our website address is provided for your information and convenience. Our website is not incorporated into this proxy statement and should not be considered part of this proxy statement. Additionally, you may read and copy any reports, statements or other information we file with the SEC free of charge on the website maintained by the SEC at http://www.sec.gov.

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2021 HIGHLIGHTS

Financial Highlights

During fiscal 2021, we:

•

Closed 35 real estate acquisitions totaling approximately $654.7 million, excluding capitalized acquisition costs, adding 116 new properties with a weighted average initial cash capitalization rate of 6.3%. The properties acquired had an ABR weighted average remaining lease term of 15.9 years at the time of acquisition and ABR weighted average rent increases of 1.5%.

•	Sold 31 properties, at a weighted average cash capitalization rate of 6.7%, for net proceeds of $83.8 million, recognizing a gain of $13.5 million above net book value.

•	Increased occupancy 60 basis points to 99.8%.

•	Collected 100% of base rents due.

•	Generated net income of $109.5 million or $0.67 per diluted share for the year ended December 31, 2021.

•	Generated funds from operations (“FFO”) of $256.2 million or $1.56 per diluted share for the year ended December 31, 2021.(1)

•	Generated adjusted funds from operations (“AFFO”) of $216.0 million or $1.31 per diluted share for the year ended December 31, 2021.(1)

•

Received initial credit rating of ‘BBB’ with stable outlook from S&P Global Ratings (“S&P”) in January 2021 and upgraded credit rating of ‘Baa2’ with stable outlook from Moody’s Investors Service (“Moody’s”) in September 2021.

•	Completed our first public follow-on equity offering, issuing 11,500,000 common shares for net proceeds of $253.5 million.

•	Established $400 million at-the-market common equity offering program (“ATM Program”) and sold 1,071,500 shares of common stock under this program for net proceeds of $27.3 million.

•	Closed $375 million inaugural 10-year public bond offering at a fixed rate of 2.60%.

(1)

FFO and AFFO are performance measures that are not calculated in accordance with accounting principles generally accepted in the United States of America (“GAAP”). For more information regarding these non-GAAP financial measures, as well as a reconciliation of these non-GAAP measures to the most directly comparable financial measures prepared in accordance with GAAP, see “Non-GAAP Financial Measures” on pages 71 through 75 of our Annual Report on Form 10-K for the year ended December 31, 2021.

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CORPORATE RESPONSIBILITY

We are committed to being a responsible corporate citizen by conducting our operations in a sustainable and ethical manner. We strive to foster a culture that is inclusive, collaborative, and based on trust, and invest heavily in the health and well-being of our employees. We also strive to conduct our operations in an environmentally responsible way and with a governance structure that requires the highest ethical standards. We believe these commitments benefit both the Company and society and are consistent with our focus on long-term positive impact and value for our shareholders, employees, tenants, partners, and the communities in which we live, work, and invest.

In 2021, we formed an internal ESG Committee to manage our ESG initiatives. Our ESG Committee is currently comprised of our Chief Executive Officer, Chief Financial Officer, Chief Operating Officer, SVP – Human Resources, SVP – Property Management, SVP – Corporate Finance and Investor Relations and is chaired by our General Counsel. Additionally, discussions regarding ESG matters and initiatives are held between management and each of the Governance Committee and the Board of Directors on at least a quarterly basis.

Corporate Governance Highlights

We have structured our corporate governance in a manner we believe closely aligns our interests with those of our stockholders. Notable features of our corporate governance structure include the following:

•

Our Board of Directors is not classified. Each of our directors is subject to election annually, and we may not elect to be subject to the elective provision of the Maryland General Corporation Law (“MGCL”) that would classify our Board of Directors without stockholder approval;

•

Our Board of Directors is predominantly independent. Seven out of nine of our directors in 2021 were independent. Assuming all director nominees are elected at the Annual Meeting, this ratio will increase to seven out of eight directors deemed independent for 2022;

•	Our Chairman is independent and a non-executive director. The roles of Chairman of the Board and Chief Executive Officer are separate and our Chairman is a non-executive independent director;

•

Our core committees are fully independent. We have a fully independent Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee (the “Governance Committee”) as well as majority independent director representation on our Real Estate Investment Committee. Upon the conclusion of the Annual Meeting, the Real Estate Investment Committee will also be fully independent;

•

Our Audit Committee is comprised of individuals with significant financial expertise. Each of the members of the Audit Committee of the Board of Directors qualifies as an “audit committee financial expert” as defined by the SEC;

•

We expect our directors, officers and employees to act in accordance with the highest moral, legal and ethical standards. We have adopted numerous polices and practices to promote the highest moral, legal and ethical standards in connection with our business, including our Code of Ethics and Business Conduct, Corporate Governance Guidelines, Compensation Clawback Policy, and a general prohibition on hedging and/or pledging our shares of common stock. Further, we have adopted a Whistleblower Policy and have a whistleblower hotline through which anonymous reports regarding the violation of any law, regulation or company policy may be made;

•

We have robust Stock Ownership Guidelines. Our Chief Executive Officer is required to own shares of our common stock with a market value of at least 6 times his annual base salary and our Executive Vice Presidents are required to own shares of our common stock with a market value of at least 3 times their respective annual base salary. Our non-employee directors are currently required to own shares of our common stock with a market value of at least $250,000 and, upon the conclusion of the Annual Meeting, will be required to own shares of our common stock with a market value of at least 5 times their current annual cash retainer;

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•

We do not permit the use of corporate funds for political contributions. While the Company and its employees belong to certain trade associations and similar organizations, the use of corporate funds for political purposes is generally prohibited. During the year ended December 31, 2021, the Company made no political contributions;

•	Stockholders may amend our Bylaws. Stockholders have the ability to amend our Second Amended and Restated Bylaws (the “Bylaws”) by majority vote;

•

Stockholder Engagement. We value investor input and provide investors with many opportunities and events to provide feedback to our management team, including one-on-one sessions, group meetings, and other formal events. In 2021, we held 63 virtual or in-person meetings with investors. These meetings covered a range of topics, including our financial condition and results of operations, investment, finance and operation strategies, stock price performance, economic, industry and market trends, and ESG and corporate governance practices and policies;

•

We opted out of certain anti-takeover protections afforded by the MGCL. We have opted out of the business combination and control share acquisition statutes in the MGCL and may not opt back into such provisions without stockholder approval; and

•

We do not have a “Poison Pill.” We do not have a stockholder rights plan, and we will not adopt a stockholder rights plan in the future without (a) the approval of our stockholders, or (b) seeking ratification from our stockholders within 12 months of adoption of the plan if the Board of Directors determines, in the exercise of its duties under applicable law, that it is in our best interest to adopt a rights plan without the delay of seeking prior stockholder approval.

Environmental Stewardship

As owners of commercial real estate, we recognize the need for responsible and sustainable environmental policies and practices. To that end, we seek to minimize our overall impact on the environment within the context of our business and encourage environmentally responsible behavior among our employees, vendors, and other business relationships.

We are a real estate investment trust that acquires, owns, and manages primarily single-tenant commercial real estate properties that are subject to net leases. Pursuant to the terms of our leases, our tenants are solely responsible for operating their businesses, including having day-to-day control of each property. As a result, our tenants control their energy usage and have the ultimate say of when and how to implement environmentally responsible practices at our properties. While we do not control our tenant businesses, we recognize that the operation of commercial real estate assets can have a meaningful impact on the environment and believe that we can contribute to the implementation of environmentally responsible and sustainable practices by being conscious of and seeking to address environmental impacts within our control and supporting our tenants to do the same.

Recent Efforts and Achievements:

•

‘Go Green’ initiatives. At our main headquarters in Rochester, NY and each regional office located in Phoenix, AZ, and Dallas, TX, employees are encouraged to get involved and identify additional areas to improve and promote:

o

Reducing the use of paper through ongoing investments in technology. Our employees are provided with hardware and software supporting electronic document processing, review and signature, e-transactions, and accounting. When printing is necessary, device settings default to two-sided, low toner use;

o

Energy conservation and waste recycling through consultation with building owners, managers, and third-party contractors to reduce electric and water consumption and recycle paper, plastic, and aluminum waste, as well as packaging waste, toner and other electronics and equipment related waste;

o

Reducing refreshment waste by providing hot and cold reusable drink vessels to employees, paired with self-serve stations for various beverages. We continue to strive to significantly reduce or eliminate the use of disposable cups, straws, and bottles in our offices. Our offerings are reviewed periodically to determine additional opportunities to use products made from recycled materials, and partner with vendors also focused on conservation;

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o	Recycling of electronics at annual events hosted by the Company to provide employees with a means of disposing of personal unused or obsolete electronic devices with a certified third-party; and

o	The use of ENERGY STAR-certified devices, equipment, and appliances.

•

Property Assessments. We conduct an assessment of every property we consider for acquisition based on current industry standards and best practices. Environmental conditions and risks are carefully reviewed and mitigated by a cross-functional team as part of our customary pre-acquisition due diligence process. This includes obtaining a Phase I environmental assessment (a “Phase I”) for each property. We review each Phase I to understand the environmental condition of a property and to determine whether the property and operations on the property meet applicable environmental standards and, to the extent needed, remediate any discovered environmental concerns discovered at a property.

•

Ongoing Insurance Evaluations. We conduct evaluations for each property in our portfolio to ensure appropriate coverage is in place, either directly or through the tenant pursuant to the terms of our leases, or necessary financial resources are provided to address any unforeseen environmental issue, natural disaster, or other risk based on industry best practices.

•

Tenant Engagement. We strive to engage with our tenants regarding environmentally responsible and sustainable practices and these initiatives play an important role in our sustainability efforts given the nature of our business. We oversee property-level improvements that promote and encourage responsible and sustainable practices. Recent initiatives include:

o

The installation of over 2,000 solar modules on the roof of a tenant’s facility, which were estimated to result in an 18% reduction in electric power needs and a reduction of 17,900 tons of CO2 emissions over the system’s lifetime; and

o	Waiving legal fees associated with review and consent of environmentally conscious and responsible improvements at our properties.

Social Responsibility

Our commitment to our employees is central to our ability to continue to deliver strong performance and financial results for our stockholders and other stakeholders. We seek to create and cultivate an engaging work environment for our employees, which allows us to attract, retain, and develop top talent to manage our business. We also encourage our employees to be actively involved in the communities in which they live through various initiatives.

As part of our commitment to our employees and our community members, as well as supporting and giving back to those in need, we have focused on the following programs:

•

Diversity, Equity and Inclusion. We are committed to creating and maintaining a culture of inclusion and connectedness and we believe the company is better able to grow and improve with a diverse Board of Directors, management, and team of employees. To that end, we value and advance the diversity and inclusion of the people with whom we work. Our Diversity, Equity, and Inclusion (“DE&I”) Committee spearheads ongoing efforts to design and implement related programs and deepen our commitment to this important initiative. DE&I program updates are routinely reported to the Board of Directors. Recent achievements include:

o

CEO Action for Diversity & Inclusion™ pledge – Our Chief Executive Officer (“CEO”) has signed a pledge set forth by Nareit’s Dividends Through Diversity, Equity & Inclusion CEO Council. The pledge outlines a set of actions that CEOs will take to cultivate a trusting environment where all ideas are welcomed, and employees feel comfortable and empowered to have discussions about diversity and inclusion.

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o	Unconscious Bias Training – In 2021, all employees participated in a training workshop conducted by a third-party firm. An online version of the training is now included in new employee onboarding.

o

DE&I Focused Charitable Giving and Community Support – In 2021, we increased our annual giving, and allocated a percentage targeted specifically to non-profit organizations with DE&I related missions, intended to expand services and support in the communities where our corporate and regional offices operate. The organizations we supported work to combat food insecurity, provide support for at risk children and teens, promote urban entrepreneurship, and provide free civil legal services for those that qualify.

o	DE&I Digest – In 2021, a monthly newsletter was created to share DE&I related content among BNL colleagues each month to encourage employee awareness and participation.

Our commitment to diversity extends to the composition of our Board of Directors and our workforce. Currently, two of our nine directors identify as female and 44% of our directors identify with underrepresented groups. Further, employees who identify as women comprise 62% of our workforce, 33% of our officers, and 25% of our executive officers. Additionally, approximately 14% of our employees are Hispanic or Latino, Black or African American, or Asian.

•

Community Engagement – We believe in our responsibility to help the communities around us by providing support to charitable organizations and encourage living philanthropically. We offer regular volunteer and giving opportunities throughout the year that provide our employees with meaningful civic involvement. Since our inception, we have facilitated opportunities for our employees to contribute time and resources to benefit local nonprofit organizations. Our community engagement efforts are led by our employees through a dedicated committee that is responsible for engaging with community organizations, planning and organizing various opportunities for employees to make a difference through volunteer giving and service, and civic involvement with non-profit organizations, and corporate donations.

•

Career Development – We strive to create an engaging work experience that allows for career development and related opportunities. We offer numerous opportunities for our employees to engage in personal and professional development, including educational support and opportunities for tuition assistance and reimbursement, participation in industry conferences and networking events, individual leadership and management training, access to an online learning library providing an extensive collection of learning and development opportunities, lunch and learn meetings with our CEO and senior management team, group trainings (e.g., underwriting, real estate fundamentals, cyber security, computer skills, safety, ethics, harassment prevention, and DE&I related content), peer mentorship opportunities, and reimbursement for continuing education.

•

Employee Wellness – Our employees are our most valuable asset, and their individual and group contributions drive our performance and success. As a result, we are focused on and invest in our team’s overall health, wellness, and engagement. We employ numerous strategies and initiatives to nurture and nourish our employees’ physical, mental, and emotional well-being, including, among other things, competitive employee benefits (with 100% employer-paid healthcare options), generous paid time off programs, fringe benefits to make both the Broadstone and home office environments more comfortable, transparent and open communication and dialogue between our senior executives and our employee base, events and opportunities for social connectedness and family-friendly corporate events, wellness and fitness events, on-site flu vaccinations administered by a third-party health-services provider, flexibility in work location and schedules to meet specific employee needs, and access to an employee assistance program and other health and wellness resources.

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CORPORATE GOVERNANCE

Board Structure

We operate under the direction of our Board of Directors, which is responsible for the management and control of our affairs. Our Board of Directors currently consists of nine members and will be reduced to eight members upon the conclusion of the Annual Meeting. Our Bylaws provide that the number of our directors may be established, increased, or decreased by a majority of our entire Board of Directors from time to time, provided that the number of directors constituting the Board of Directors may never be less than the minimum number required by Maryland law, nor more than twelve.

Each director elected at the Annual Meeting will hold office until the next annual meeting of stockholders and until his or her successor is duly elected and qualified or until his or her earlier death, resignation, or removal. A director may resign at any time by delivering his or her resignation to the Board of Directors, the Chairman of the Board, or the Secretary of the Company. Any vacancies on our Board of Directors for any cause, except an increase in the number of directors, may be filled by a majority of the remaining directors, even if the remaining directors do not constitute a quorum, and a majority of the entire Board of Directors may fill a vacancy that results from an increase in the number of directors. Any director elected to fill a vacancy will serve for the remainder of the full term of the directorship in which the vacancy occurred and until his or her successor is elected and qualified.

At any meeting of the Board of Directors, except as otherwise required by law, a majority of the total number of directors then in office will constitute a quorum for all purposes.

Board Leadership Structure

To reduce or eliminate certain potential conflicts of interest in our operations, our Articles of Incorporation require that a majority of our directors be Independent Directors, as discussed in detail below. While our governance documents do not require the separation of the offices of Chairman of the Board and Chief Executive Officer, our Company and Board of Directors currently operates under a leadership structure with separate roles for our Chairman of the Board and our Chief Executive Officer. Pursuant to this structure, our Chairman presides over meetings of, and matters before, the Board of Directors, and our Chief Executive Officer is responsible for the general management of our business, financial affairs, and day-to-day operations.

Additionally, when our Chairman is not an independent director, the Board of Directors may appoint a Lead Independent Director to complement the leadership of the Chairman and Chief Executive Officer. Key responsibilities of our Lead Independent Director would include, among others, facilitating communications between the Independent Directors and the Chairman of the Board, Chief Executive Officer, and other members of management, and, if our Board of Directors determines that our Chairman is conflicted with respect to a particular matter, presiding over meetings and discussions regarding such matter. Our Chairman and Lead Independent Director are each nominated by the Governance Committee and each serve for an annual term beginning at the Board of Directors meeting following the annual meeting of stockholders at which such directors are elected. Our current Chairman, Ms.  Hawkes, is independent and we will therefore not have a Lead Independent Director for the upcoming term.

Director Independence

Our Board of Directors has determined that each of Mmes. Hawkes and Brooks-Williams and each of Messrs. Coke, Jacobstein, Narasimhan, Rosenberger, and Watters is an “Independent Director” pursuant to our Articles of Incorporation. In determining that Ms. Denise Brooks-Williams qualified as an independent director, our Board of Directors considered that: (1) Ms. Brooks-Williams is the head of a division of a company with which Broadstone Net Lease has entered into a lease transaction in the ordinary course of its business; (2) the lease was negotiated on arms’-length terms, and Ms. Brooks-Williams had no direct or indirect involvement in the lease transaction; (3) Ms. Brooks-Williams was not a member of the Board of Directors at the time the Company entered into the lease; and (4) Ms. Brooks-Williams has no pecuniary interest in the lease.

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Meetings of the Board of Directors

The Board of Directors met seven times during the year ended December 31, 2021. All of the members of the Board of Directors attended at least 75% of the total number of meetings held by the Board of Directors and each committee of the Board of Directors on which he or she served during his or her period of service. Directors who are unable to attend meetings due to scheduling conflicts receive all materials and are briefed on matters presented to the Board of Directors. We do not have a formal policy requiring directors to attend annual meetings of stockholders, although we do encourage their attendance. All of our directors attended our 2021 Annual Meeting of Stockholders, except Mr. Khan.

Communicating with the Board of Directors

Our Board of Directors provides a process for interested parties to send communications to them. Any interested party who desires to contact members of our Board of Directors may do so by sending written communications addressed to such directors c/o our Secretary, Broadstone Net Lease, Inc., 800 Clinton Square, Rochester, NY 14604. We will forward all such communications (other than unsolicited advertising materials) to such member or members of our Board of Directors, as deemed appropriate by our Secretary based upon the facts and circumstances outlined in the communication received.

Committees of the Board

Our Board of Directors may establish committees it deems appropriate to address specific areas in more depth than may be possible at a full meeting of our Board of Directors. Our Board of Directors has established an Audit Committee, a Compensation Committee, a Governance Committee, and a Real Estate Investment Committee. The Audit Committee, Compensation Committee and Governance Committee each operate under a written charter that was approved by the Board of Directors, each of which is available on our website at https://investors.bnl.broadstone.com. The following table provides a summary of the selected areas of Board of Directors and committee oversight.

	Audit	Compensation	Nominating and Corporate Governance	Real Estate Investment	Full Board of Directors

Board Governance			●		●

Compensation Trends and Practices		●			●

Corporate Strategy				●	●

Diversity, Equity & Inclusion (“DE&I”) Matters		●	●		●

Enterprise Risk Management	●				●

Environmental, Social and Governance (“ESG”) Matters		●	●	●	●

Information Technology and Cybersecurity Matters	●				●

Legal and Regulatory Compliance	●		●		●

Privacy and Data Security	●				●

Tax Matters	●				●

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The following table indicates current committee assignments and the number of times each committee met in fiscal 2021.

Director	Audit	Compensation	Nominating and Corporate Governance	Real Estate Investment

Denise Brooks-Williams		●	●

Michael A. Coke	●			●

Christopher J. Czarnecki*

Laurie A. Hawkes		●		●

David M. Jacobstein	Chair	Chair	●

Agha S. Khan				●

Shekar Narasimhan			●	Chair

Geoffrey H. Rosenberger	●		●

James H. Watters	●	●	Chair

Amy L. Tait**				●

Number of meetings in Fiscal 2021	4	6	5	4

*    Mr. Czarnecki is an ex officio attendee of all committee meetings.

**  Ms. Tait retired from the Board of Directors, effective at the conclusion of the Company’s 2021 Annual Meeting of Stockholders on May 20, 2021.

Audit Committee

The Audit Committee meets on a regular basis, at least quarterly and more frequently as the chair of the Audit Committee deems necessary. The Audit Committee must at all times be comprised of at least three members, and each member of the Audit Committee must be an Independent Director. The purpose of the Audit Committee is to assist our Board of Directors in fulfilling its duties and responsibilities regarding, in addition to other related matters:

•	the integrity of our financial statements and other financial information provided by us to our stockholders and others;

•	the selection of our independent auditors and review of the auditors’ qualifications and independence;

•	the evaluation of the performance of our independent auditors; and

•	the review of, and oversight over the implementation of, our risk management policies.

The Audit Committee is also responsible for engaging, evaluating, compensating, and overseeing an independent registered public accounting firm, reviewing with the independent registered public accounting firm the plans for and results of the audit engagement, approving services that may be provided by the independent registered public accounting firm, including audit and non-audit services, such as tax services, reviewing the independence of the independent registered public accounting firm, considering the range of audit and non-audit fees, and reviewing the adequacy of our internal accounting controls. The Audit Committee also will prepare the audit committee report required by SEC regulations to be included in our annual report.

Our Audit Committee is composed of Messrs. Jacobstein (Chair), Coke, Rosenberger, and Watters. Our Board of Directors determined affirmatively that each member of our Audit Committee qualifies as an “audit committee financial expert” as such term has been defined by the SEC in Item 407(d)(5) of Regulation S-K and that all members of the Audit Committee meet the independence requirements of the SEC and the New York Stock Exchange (“NYSE”) for audit committee membership.

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Compensation Committee

The Compensation Committee meets at least once each year. The Compensation Committee must at all times be comprised of at least three Independent Directors. The purpose of the Compensation Committee is to assist our Board of Directors in fulfilling its duties and responsibilities regarding, in addition to other related matters:

•

discharging responsibilities relating to compensation of the Company’s Chief Executive Officer, other executive officers, and directors, taking into consideration, among other factors, any stockholder vote on compensation;

•	implementing and administering the Company’s incentive compensation plans and equity-based plans;

•	overseeing and assisting the Company in preparing the Compensation Discussion & Analysis for inclusion in the Company’s proxy statement and/or annual report on Form 10-K;

•	providing for inclusion in the Company’s proxy statement a description of the processes and procedures for the consideration and determination of executive officer and director compensation; and

•	preparing and submitting for inclusion in the Company’s proxy statement and/or annual report on Form 10-K a Compensation Committee Report in accordance with applicable rules and regulations.

The Compensation Committee has the authority, in its sole discretion, to retain or obtain the advice of a compensation consultant, legal counsel, or other adviser as it deems appropriate. The Compensation Committee may form and delegate authority to subcommittees consisting of one or more members when it deems appropriate. Our Compensation Committee is composed of Messrs. Jacobstein (Chair) and Watters, and Mses. Brooks-Williams and Hawkes. Our Board of Directors determined that each member of our Compensation Committee meets the definition of a “non-employee trustee” for the purpose of serving on our Compensation Committee under Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as well as the independence requirements of the NYSE for compensation committee membership.

Nominating and Corporate Governance Committee

The Governance Committee must at all times be comprised of at least two members, and each member of the Governance Committee must be an Independent Director. The purpose of the Governance Committee is to assist our Board of Directors in fulfilling its duties and responsibilities regarding, in addition to other related matters:

•

identifying and recommending to the full Board of Directors qualified candidates for election as directors and recommend nominees for election as directors at the annual meeting of stockholders consistent with criteria approved by the Board of Directors;

•

developing and recommending to the Board of Directors a set of corporate governance guidelines applicable to the Company, and implementing and monitoring such guidelines as adopted by the Board of Directors;

•	overseeing the Board of Director’s compliance with financial, legal, and regulatory requirements and its ethics program as set forth in the Company’s Code of Ethics;

•

reviewing and making recommendations to the Board of Directors on matters involving the general operation of the Board of Directors, including the size and composition of the Board of Directors and the structure and composition of its committees;

•	recommending to the Board of Directors nominees and chairs for each committee of the Board of Directors;

•	annually facilitating the assessment of the Board of Director’s performance as a whole and of individual directors, as required by applicable law and regulations;

•	overseeing the Board of Director’s evaluation of management;

•

identifying, reviewing and advising the Board of Directors and management regarding current and emerging trends, issues, practices and initiatives with respect to environmental stewardship, social responsibility, and corporate governance; and

•	considering corporate governance issues that may arise from time to time and making recommendations to the Board of Directors with respect thereto.

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Our Governance Committee is comprised of Messrs. Watters (Chair), Jacobstein, Narasimhan and Rosenberger, and Ms. Brooks-Williams. Our Board of Directors determined that each member of our Governance Committee meets the independence requirements of the NYSE for nominating and corporate governance committee membership.

Real Estate Investment Committee

Our Board of Directors established a Real Estate Investment Committee in 2020 after the completion of our management internalization transactions. The Real Estate Investment Committee is responsible for approving, or recommending that the full Board of Directors approve, transactions in excess of certain thresholds; providing oversight with respect to our investment strategy, criteria, and process; providing assistance and support to management and the Board of Directors in the review and approval of transactions; and reviewing with management on a periodic basis the performance and valuation of properties previously approved for acquisition.

Our Real Estate Investment Committee is comprised of Messrs. Narasimhan (Chair), Coke and Khan and Ms. Hawkes.

Oversight of Risk Management by the Board of Directors and Its Standing Committees

One of the key functions of our Board of Directors is informed oversight of our risk management process. Our Board of Directors administers this oversight function directly, with support from its four standing committees: the Audit Committee, the Compensation Committee, the Governance Committee, and the Real Estate Investment Committee, each of which addresses risks specific to its respective areas of oversight. Additionally, our Audit Committee is responsible for considering and discussing our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The Audit Committee also monitors compliance with legal and regulatory requirements and oversight of the performance of our internal audit function. Finally, the Audit Committee oversees the Company’s enterprise risk management processes, including risks related to information technology and cybersecurity matters. Our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking. Our Governance Committee provides oversight with respect to corporate governance and ethical conduct and monitors the effectiveness of our corporate governance guidelines, including whether such guidelines are successful in preventing illegal or improper liability-creating conduct. Our Real Estate Investment Committee is responsible for approving, or recommending that the full Board of Directors approve, transactions in excess of certain thresholds, as well as providing oversight with respect to our investment strategy, criteria, and process.

Information Technology and Cybersecurity

As discussed above, the Audit Committee oversees the evaluation of the policies and practices developed and implemented by management with respect to the risk assessment and risk mitigation of information technology and cybersecurity matters. Senior leadership briefs the Board of Directors regarding information technology and cybersecurity matters at least annually and provides interim updates to the Audit Committee on such matters on a quarterly basis.

We use third-party experts to review and test our information technology infrastructure, including constant monitoring for suspicious activity both at the infrastructure and workstation levels, routine penetration of our networks and an annual security assessment of the effectiveness of our informational technology environment to identify potential vulnerabilities. Further, we conduct mandatory information technology and cybersecurity training for all employees upon hire and at least annually thereafter, and regularly test our employees for information security awareness and adherence to our information technology and cybersecurity policies. We also provide our employees with access to educational newsletters and articles regarding relevant information technology and cybersecurity matters on a regular basis. Additionally, our management participates in annual tabletop exercises and simulations as part of our business continuity, incident response and disaster recovery planning.

To our knowledge, we have not experienced an information security breach in the last three years.

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Identification of Director Nominees

The Governance Committee may identify potential candidates for our Board of Directors from other members of the Board of Directors, executive officers, and other contacts. Further, the Governance Committee may engage the services of an independent third-party search firm to assist it in identifying and evaluating potential director candidates who will bring to the Board of Directors specific skill sets as established by the Governance Committee. While we do not have any minimum qualifications with respect to director nominees, the Governance Committee considers many factors in connection with each candidate, including but not limited to the candidate’s character, wisdom, judgment, ability to make independent analytical inquiries, business experiences, understanding of our business environment, acumen, and ability to devote the time and effort necessary to fulfill his or her responsibilities, all in the context of the perceived needs of our Board of Directors at that time. While individual diversity as well as diversity in experience and areas of expertise are factors that are considered by the Governance Committee in its assessment of candidates, neither the Board of Directors nor the Governance Committee has adopted any specific diversity-driven criteria or composition requirements. Our Board of Directors seeks individuals having knowledge and experience in finance and accounting, corporate governance, risk management and senior leadership. The Governance Committee also considers factors such as experience in the Company’s industry and experience as a board member of another corporation. The Board of Directors also seeks individuals who bring unique and varied perspectives and life experiences to the Board of Directors. As such, the Governance Committee assists the Board of Directors by selecting or recommending candidates who it believes will enhance the overall diversity of the Board of Directors.

The Governance Committee does not have a policy with regard to the consideration of any director candidates recommended by stockholders. The Governance Committee believes that such a policy is not necessary because the members of our Board of Directors have access to a sufficient number of excellent candidates from which to select a nominee if and when a vacancy occurs on the Board of Directors. However, the Governance Committee will consider stockholder recommendations for candidates for our Board of Directors. Nominations by stockholders must be provided in a timely manner and must include sufficient biographical information so that the Governance Committee can appropriately assess the proposed nominee’s background and qualifications. For a stockholder to have his or her candidate considered by the Governance Committee for inclusion as a director nominee at the 2023 annual meeting of stockholders, stockholder submissions of candidates for nomination to the Board of Directors must be received in writing at our offices by the Company’s Secretary, 800 Clinton Square, Rochester, New York 14604 no earlier than October 26, 2022 and no later than 5:00 p.m., Eastern Time, on November 25, 2022; provided, however, that in the event that the date of the 2023 annual meeting of stockholders is advanced or delayed by more than thirty days from the first anniversary of the date of the Annual Meeting, written notice of a stockholder proposal must be delivered not earlier than the 150th day prior to the date of the 2023 annual meeting of stockholders and not later than 5:00 p.m., Eastern Time, on the later of the 120th day prior to the date of the 2023 annual meeting of stockholders or the tenth day following the day on which public announcement of the date of the 2023 annual meeting of stockholders is first made. Potential nominees recommended by a stockholder in accordance with these procedures will be considered and evaluated in the same manner as other potential nominees.

Director Orientation and Continuing Education

We provide each director who joins our Board of Directors with an initial orientation about our Company, including our business operations, strategy, policies, and governance. We also provide all of our directors with resources and ongoing education opportunities to assist them in staying educated and informed with respect to real estate markets, developments in corporate governance, and critical issues relating to the operation of boards of public companies and their committees.

Director Stock Ownership Policy

Pursuant to our current director compensation and stock ownership policy, each of our non-employee directors is required to acquire and retain ownership of a minimum of $250,000 in shares of our Common Stock within four years of joining the Board of Directors. Shares of our Common Stock owned indirectly by a non-employee director (e.g., through a spouse) count towards meeting this stock ownership requirement. All of our non-employee directors currently meet this requirement or have not yet reached his or her fourth year of service on the Board.

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The Board of Directors recently adopted a revised stock ownership policy (the “Revised Stock Ownership Policy”), which will be effective upon the conclusion of the Annual Meeting. Pursuant to the Revised Stock Ownership Policy, non-employee directors are required to acquire and retain ownership of shares of our Common Stock valued at five (5) times their annual cash retainer (not including any additional retainers for leadership or committee membership) within five years of joining the Board of Directors. Non-employee directors must retain at least 50% of any stock awards received from the Company until the minimum share ownership level is met. Shares of our Common Stock owned indirectly by a non-employee director (e.g., through a spouse) count towards meeting this stock ownership requirement. Upon effectiveness of the Revised Stock Ownership Policy, all of our non-employee directors will meet this requirement or will not have reached his or her fifth year of service on the Board of Directors.

Code of Ethics and Business Conduct Policy

We have adopted a Code of Ethics, which is available on our website at https://investors.bnl.broadstone.com. Among other matters, our Code of Ethics is designed to deter wrongdoing and to promote:

•	honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

•

full, fair, accurate, timely, and understandable disclosure in reports and documents that the Company files with, or submits to, the SEC and in offering documents, stockholder reports and other public communications made by the Company;

•	compliance with applicable laws and governmental rules and regulations;

•	the prompt internal reporting of violations of the Code of Ethics to an appropriate person or persons identified in the Code of Ethics; and

•	accountability for adherence to the Code of Ethics.

Any waiver of the Code of Ethics for our directors or executive officers must be approved by the Board of Directors or the Audit Committee, and any such waiver shall be promptly disclosed as required by law and NYSE regulations. Our employees have access to members of our Board of Directors to report anonymously, if desired, any suspicion of misconduct by any member of our senior management or executive team. Anonymous reporting is always available through the Company’s whistleblower hotline and reported to our Audit Committee quarterly.

Corporate Governance Guidelines

Our Board of Directors adopted Corporate Governance Guidelines, which are available on our website at https://investors.bnl.broadstone.com. These guidelines, which evidence the Company’s ongoing commitment to high standards of corporate conduct and compliance, are designed to assist the Board of Directors in understanding and effectively implementing its functions. The guidelines provide a framework for the Company’s system of corporate governance and address specific issues pertaining to the Company’s governance, including the composition of the Board of Directors, director compensation, management compensation and performance evaluations, and commitment to diversity and inclusion.

Policy Prohibiting Hedging and Pledging of Company Stock

Under the Company’s Insider Trading Policy, no employee of the Company, nor member of the Board of Directors may engage in any hedging transaction that would result in a lack of exposure to the full risks of ownership. Prohibited hedging transactions include, but are not limited to, collars, forward sale contracts, trading in publicly-traded options, puts, calls, or other derivative instruments related to Company stock or debt. In addition, except for the Board of Director’s ability to waive the restrictions in limited circumstances, no employee of the Company, nor member of the Board of Directors may hold Company securities in a margin account, pledge Company securities as collateral for a loan or “short” sell Company securities.

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PROPOSAL NO. 1: ELECTION OF DIRECTORS

Background

Our Articles of Incorporation and Bylaws provide that the number of our directors may be established, increased, or decreased by a majority of our entire Board of Directors from time to time, provided that the number of directors constituting our Board of Directors may never be less than the minimum number required by law in Maryland, our state of incorporation, or more than twelve. Our Board of Directors is currently comprised of nine directors, seven of whom are independent directors, as defined by our Articles of Incorporation (“Independent Directors”). Agha S. Khan has notified the Board of Directors that he has decided not to stand for re-election at the Annual Meeting. Accordingly, the size of the Board of Directors will be reduced to eight members following the Annual Meeting.

Directors Skills, Qualifications and Attributes

The matrix below illustrated the diverse set of skills, knowledge, experiences, backgrounds, and personal attributes represented on our Board of Directors.

	Brooks- Williams	Coke	Czarnecki	Hawkes	Jacobstein	Narasimhan	Rosenberger	Watters

Knowledge, Skills and Experience
Executive Leadership	●	●	●	●		●		●
Financial and Accounting Expertise	●	●	●	●	●	●	●	●
Human Capital Development	●		●	●				●
IT and Cybersecurity				●	●			●
Legal, Compliance and Regulatory	●		●	●	●			●
Other Public Company Boards		●	●	●	●		●
Public and Private Capital Markets Expertise		●	●	●	●	●	●	●
Real Estate		●	●	●	●	●	●	●
Strategic Development and Planning	●	●	●	●	●	●	●	●

Demographics

Race/Ethnicity
American Indian or Alaska Native
Asian						●
Black or African American	●
Caucasian		●	●	●	●		●	●
Hispanic or Latino
Native Hawaiian or Other Pacific Islander
Two or More Races

Gender
Female	●			●
Male		●	●		●	●	●	●
None of the Above

Age
Years Old	54	54	41	66	75	68	68	68

Board Tenure
Years	<1	<1	4	5	8	14	14	14

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The Board of Directors and Governance Committee believe that the attributes above, along with the leadership skills, experience and other qualifications below provide the Company with the varying perspectives, skills and judgment necessary to guide the Company’s strategies and oversee their execution.

Required Vote

You may vote “FOR,” “AGAINST” or “ABSTAIN” with respect to the election of each director nominee. Pursuant to the Bylaws, in an uncontested election, a majority of votes cast at the Annual Meeting is required to elect each Director. “Majority of votes cast” means that the number of shares voted “FOR” a Director’s election exceeds 50% of the total number of votes cast with respect to that Director’s election, with votes “cast” including all votes “FOR”, “AGAINST” and “ABSTAIN.” There is no cumulative voting in the election of Directors. For purposes of the election of Directors, abstentions and other shares not voted (whether by broker non-vote or otherwise) will not be counted as votes cast and will have no effect on the result of the vote, although they will be considered present for the purpose of determining the presence of a quorum. The officer holding the proxies solicited in connection with this Annual Meeting will vote the shares as designated on the proxy, or if no such designation is made, in favor of the election of the nominees.

Pursuant to our Bylaws, if an incumbent nominee to the Board of Directors does not receive the affirmative vote of a majority of the votes cast at the Annual Meeting and therefore is not re-elected, such incumbent Director will promptly tender his or her resignation to the Board of Directors for consideration. The Governance Committee will recommend to the Board of Directors whether to accept or reject the resignation, or whether other action should be taken. The Board of Directors will act on the tendered resignation within ninety (90) days following certification of the stockholder vote and will promptly disclose its decision and rationale as to whether to accept the resignation (or the reasons for rejecting the resignation, if applicable) in a press release, filing with the SEC or by other public announcement, including a posting on the Company’s web site. If any Director’s tendered resignation is not accepted by the Board of Directors, such Director will continue to serve until the next annual meeting of stockholders and until his or her successor is elected and qualified or his or her earlier death, retirement, resignation, or removal. If any Director’s tendered resignation is accepted by the Board of Directors, the Board of Directors may fill the resulting vacancy or decrease the size of the Board of Directors pursuant to the Bylaws.

Board Recommendation

At the Annual Meeting, eight directors are to be elected for the ensuing year and until their successors are elected and qualify. The Board of Directors has nominated eight individuals for re-election at the Annual Meeting, each to serve for a one-year term that expires at our annual meeting of stockholders in 2023 and until their successors have been elected and qualified. All eight nominees for director, listed below, currently serve as a director of the Company and all of the nominees have consented to be named in this proxy statement and to serve as a director if elected. If any nominee becomes unavailable for any reason, the shares represented by proxies may be voted for a substitute nominee designated by our Board of Directors.

The following biographical information highlights each nominee’s specific experience, attributes and skills that has led our Board of Directors to conclude that he or she should continue to serve as a director. We have also provided the position and office that each nominee currently holds with the Company. We are not aware of any family relationship among any of the nominees to become members of our Board of Directors or executive officers. All director nominee biographical information is as of March 25, 2022.

At the Annual Meeting, we will vote each valid proxy returned to us for the following eight nominees, unless the proxy specifies otherwise: Laurie A. Hawkes, Christopher J. Czarnecki, Denise Brooks-Williams, Michael A. Coke, David M. Jacobstein, Geoffrey H. Rosenberger, Shekar Narasimhan, and James H. Watters. Proxies may not be voted for more than eight nominees for director. While our Board of Directors does not anticipate that any of the nominees will be unable to stand for election as a director at the Annual Meeting, if that is the case, proxies will be voted in favor of such other person or persons as our Board of Directors may designate.

Our Board of Directors unanimously recommends a vote “FOR” each of the nominees listed above for election to our Board of Directors.

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Director Nominee Biographies

Laurie A. Hawkes

Career Highlights

•  Various roles at American Residential Properties, Inc. (NYSE: ARPI) from 2008 through 2016, including co-founder, director, and President & Chief Operating Officer.

•  Various roles at U.S. Realty Advisors, LLC, a single-tenant real estate investment and asset management firm, including partner from 1997 through 2007 and President from 2003 through 2007.

•  Former Managing Director in Real Estate Investment Banking of CS First Boston Corp. from 1993 through 1995.

•  Former Director of Real Estate Investment Banking of Salomon Brothers Inc. from 1979 through 1993.

•  Service on numerous other private and non-profit boards.

•  Ms. Hawkes holds a B.A. from Bowdoin College and an M.B.A. from Cornell University.

Committee Membership(s)

•  Compensation

•  Real Estate Investment

Chairman of the Board Independent Director Director since 2016 Chairman since 2021 Age 66

Qualifications

We believe that Ms. Hawkes’s investment and business experience, including her service as the President, Chief Operating Officer, and board member of a publicly traded REIT, as well as her extensive net leased investment experience, are invaluable to the Company.

	Other Current Public Directorships • None	Other Public Directorships (Past Five Years) • None

Christopher J. Czarnecki

Career Highlights

•  Chief Executive Officer of Broadstone Net Lease, Inc. since February 2017.

•  Former Chief Financial Officer of Broadstone Net Lease, Inc.

•  Former Vice President of Capital Markets of Broadstone Net Lease, Inc.,

•  Former commercial real estate lender and credit analyst for Branch Banking & Trust Co. from 2005 through 2007.

•  Member of the board of trustees of The Strong National Museum of Play.

•  Mr. Czarnecki holds a B.A. in Economics from the University of Rochester, a Diploma in Management Studies from the Judge Business School at the University of Cambridge, and an M.B.A. in Finance and Corporate Accounting from the Simon Graduate School of Business at the University of Rochester.

Committee Membership(s)

•  None

Chief Executive Officer, President and Director Director since 2017 Age 41

Qualifications

We believe that Mr. Czarnecki’s familiarity with our operations and his extensive experience with net lease financing and investing in real estate qualify him to serve on our Board of Directors and provides the Board of Directors with invaluable insight into our operations.

	Other Current Public Directorships • None	Other Public Directorships (Past Five Years) • Broadstone Real Estate Access Fund

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Denise Brooks- Williams

Career Highlights

•  Senior Vice President and Chief Executive Officer, North Market, for Henry Ford Health System, Inc., a leading not-for-profit health care and medical services provider.

•  Former President and Chief Executive Officer of Henry Ford Wyandotte Hospital in Wyandotte, Michigan, from 2013 through 2018.

•  Former Vice President, Operations of St. Joseph Mercy Oakland from 2007 through 2009.

•  Former Vice President, Ambulatory Services & Strategic Business Development of St. Joseph Mercy Oakland from 2004 through 2007.

•  Service as a board member for various institutional and non-profit organizations.

•  Appointed to the Michigan Certificate of Need Commission in 2013.

•  Ms. Brooks-Williams holds both a B.A. and Master’s degree in Health Services Administration, from the University of Michigan.

Committee Membership(s)

•  Compensation

•  Nominating and Corporate Governance

Independent Director Director since 2021 Age 54

Qualifications

We believe that with Ms. Brooks-Williams’ business experience, leadership skills, community involvement, and vast knowledge of the health care industry, she will bring a unique and distinct perspective that will be vital to the continued growth of the Board of Directors and the Company

	Other Current Public Directorships • None	Other Public Directorships (Past Five Years) • None

Michael A. Coke

Career Highlights

•  President and Co-Founder of Terreno Realty Corp. (NYSE: TRNO), a publicly traded REIT focusing on industrial real estate properties in six major U.S. coastal markets.

•  Former Chief Financial Officer of Terreno Realty Corp from 2010 through 2013.

•  Co-founder and managing partner of Terreno Capital Partners LLC from 2007 through 2010.

•  Former President and CEO of IAT Aviation Facilities from 2005 through 2007.

•  Various roles at AMB Property Corporation (now known as Prologis) (NYSE: PLD) from 1997 through 2007, including Chief Financial Officer and Executive Vice Present (1999 – 2007).

•  Former real estate auditor for Arthur Anderson, LLP from 1990 through 1997

•  Mr. Coke holds a B.A. in Business Administration and Accounting from California State University, Hayward.

Committee Membership(s)

•  Audit

•  Real Estate Investment

Independent Director Director since 2021 Age 54

Qualifications

We believe that Mr. Coke’s extensive financial and business experience, including his role as the president of a publicly traded REIT, his current and prior service as a board member of publicly traded companies, and expertise in the industrial sector of the REIT space, will provide great value to the Board of Directors and the Company.

	Other Current Public Directorships • Terreno Realty Corp.	Other Public Directorships (Past Five Years) • Digital Realty Trust • DuPont Fabros Technology, Inc.

20	2022 Proxy Statement

David M. Jacobstein

Career Highlights

•  Provider of real estate consulting services since 2009.

•  Former senior advisor to the real estate industry group at Deloitte & Touche LLP from 2007 through 2009.

•  Former President and Chief Operating Officer of Developers Diversified Realty Corp., now known as SITE Centers ((NYSE: SITC) (“DDR”)) from 1997 through 2007.

•  Former member of the Board of Directors of Developers Diversified Realty Corp. from 2000 through 2004.

•  Former Vice Chairman and Chief Operating Officer of Wilmorite, Inc. from 1986 through 1999.

•  Mr. Jacobstein holds a B.A. from Colgate University and a J.D. from The George Washington University Law School.

Committee Membership(s)

•  Audit (Chair)

•  Compensation (Chair)

•  Nominating and Corporate Governance

Independent Director Director since 2013 Age 75

Qualifications

We believe that Mr. Jacobstein’s extensive financial and business experience, including his service as the chief operating officer of DDR and a board member of DDR and Corporate Office Properties Trust (NYSC: OFC), two large publicly traded REITs, as well as his legal background, provide the Board of Directors with a unique perspective that is beneficial to the Board of Directors and the Company. In addition, his experience in financial matters and risk management and as the former chair of another publicly traded REIT audit committee, allows him to provide guidance to the Board in overseeing financial and accounting aspects of our operations.

	Other Current Public Directorships • Corporate Office Properties Trust	Other Public Directorships (Past Five Years) • None

Shekar Narasimhan

Career Highlights

•  Co-founder and Managing Partner of Beekman Advisors, Inc. since 2003.

•  Managing Director of Prudential Mortgage Capital Company from 2000 through 2003.

•  Various roles at WMF Group Ltd. (formerly NASDAQ: “WMFG”) from 1979 through 2000, including Chairman and Chief Executive Officer.

•  Serves as a director of several private companies and has extensive board service for companies in the real estate and lending industries.

•  Mr. Narasimhan holds a B.S. in Chemical Engineering from the Indian Institute of Technology, New Delhi, India, and an M.B.A. from the Katz Graduate School of Business at the University of Pittsburgh.

Committee Membership(s)

•  Nominating and Corporate Governance

•  Real Estate Investment (Chair)

Independent Director Director since 2007 Age 68

Qualifications

We believe that Mr. Narasimhan’s extensive investment and business experience, including his service as the chief executive officer and a board member of a publicly-traded commercial mortgage financial services company, his profile in the industry, and his oversight experience are invaluable to the Board of Directors and the Company.

	Other Current Public Directorships • None	Other Public Directorships (Past Five Years) • None

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Career Highlights

•  Co-founder and served various roles at Clover Capital Management, Inc. (now known as Federated Clover) from 1984 through 2004.

•  Former security analyst at Manning & Napier Advisors, Inc. (NYSE: MN) from 1976 through 1984.

•  Service on the boards of numerous private and non-profit companies.

•  Mr. Rosenberger holds a B.S. in Economics and an M.B.A. from the University of Kentucky.

Committee Membership(s)

Geoffrey H. Rosenberger	• Audit • Nominating and Corporate Governance

Independent Director Director since 2007 Age 68

Qualifications

We believe that Mr. Rosenberger’s extensive financial and business experience, his public company board experience, and his knowledge of the Company are of great benefit to the Board of Directors and the Company. In addition, his knowledge and experience from previously serving as chair of our Audit Committee and as a member of the audit committee of another public company allows him to provide guidance to the Board of Directors in overseeing financial and accounting aspects of our operations.

	Other Current Public Directorships • None	Other Public Directorships (Past Five Years) • Manning & Napier Advisors, Inc.

Dr. James H. Watters

Career Highlights

•  Senior Vice President and Treasurer, Finance, and Administration of Rochester Institute of Technology (‘‘RIT’’) since 1997.

•  Vice chairman of RIT’s global subsidiary, where he negotiates business models and real estate transactions for RIT’s global campuses.

•  Various roles at the University of Pittsburgh from 1981 through 1997, including Assistant Vice Chancellor for Finance and Business and Assistant Vice Chancellor for Real Estate and Management.

•  Service on various profit and not-for-profit boards throughout Rochester, New York, including Canandaigua National Bank Corporation.

•  Dr. Watters holds a B.S., M.S., and Ph.D. from the University of Pittsburgh.

Committee Membership(s)
• Audit • Compensation • Nominating and Corporate Governance (Chair)

Independent Director Director since 2007 Age 68

Qualifications

We believe that Mr. Watters’ extensive financial and business experience, leadership skills, and experience in strategic planning are of great benefit to the Board of Directors and the Company. In addition, his knowledge and background in accounting allows him to provide guidance to the Board of Directors in overseeing financial and accounting aspects of our operations.

	Other Current Public Directorships • None	Other Public Directorships (Past Five Years) • None

22	2022 Proxy Statement

PROPOSAL NO. 2: APPROVAL OF AMENDED AND RESTATED CHARTER

Background

The Board of Directors is proposing to amend and restate the Company’s Articles of Incorporation by adopting the attached Articles of Amendment and Restatement (the “Amended Charter”). The Board of Directors believes that the adoption of the Amended Charter is in the best interests of the Company and its stockholders, as discussed below.

Governance-Related Revisions

The Board of Directors and Governance Committee have structured our corporate governance in a manner we believe closely aligns our interests with those of our stockholders. In connection with the Company’s initial public offering (“IPO”) in September 2020, the Board of Directors and Governance Committee took notable steps to ensure this alignment. As the Company continues its post-IPO evolution, the Board of Directors and Governance Committee continue to work to maintain such alignment. As previously announced in a Current Report on Form 8-K filed with the SEC on May 11, 2021, the Board of Directors identified certain stockholder-friendly amendments to the Articles of Incorporation that it believes are in the best interest of the Company and its stockholders.

In this regard, the Board of Directors is proposing the following revisions in the Amended Charter:

•	Adding Section 5.1(d), which provides that stockholders may fill a vacancy on the Board of Directors resulting from the removal of a director;

•

Adding Section 8.1, which lowers the threshold for stockholder approval of amendments to the Articles of Incorporation from a statutory default of two-thirds of the votes entitled to be cast on the matter to a simple majority of the votes entitled to be cast; and

•

Adding Section 8.2, which lowers the threshold for stockholder approval of extraordinary actions from a statutory default of two-thirds of the votes entitled to be cast on the matter to a simple majority of the votes entitled to be cast.

Internalization-Related Revisions

Further, on February 7, 2020, the Company and its Operating Company entered into a series of transactions that internalized (the “Internalization”) the external management functions previously performed for the Company by a third-party manager (“BRE”) and asset manager (the “Asset Manager”). The Company’s Articles of Incorporation, as originally filed, contained certain provisions that reflected this external management structure, including provisions to address potential conflict inherent in such structure that no longer exist because the Company is internally managed.

In addition to the revisions proposed above, the Board of Directors is proposing the follow revisions in the Amended Charter:

•

Deletion of the definition of “Determined Share Value,” which is no longer relevant because the Company is publicly traded, as well as certain conforming changes in connection to the deletion of this term;

•	Removal of Section 5.6, which requires approval of the Board of Directors for all borrowings; and

•	Additional conforming and cosmetic changes throughout the Articles of Incorporation.

Additional Revisions

Finally, the Amended Charter contains certain revisions that were included in certain Articles Supplementary and Articles of Amendment to the Articles of Incorporation that were previously adopted by the Board of Directors in connection with the IPO, including an increase in the number of shares authorized for issuance, the creation of the Company’s (now defunct) Class A Common Stock and the effectuation of a four-for-one stock split. As mentioned, these provisions were previously adopted by the Board of Directors and are included in the Amended Articles solely as conforming changes.

23	2022 Proxy Statement

Required Vote

You may vote “FOR,” “AGAINST” or “ABSTAIN” with respect to the approval of the Amended Charter. Pursuant to §2-604(f) of the MGCL, the affirmative vote of two-thirds of our issued and outstanding common stock entitled to be cast on this proposal is required to approve the Amended Charter. For purposes of the vote to approve the Articles of Amendment and Restatement, any shares not voted (whether by abstention, broker non-vote, or otherwise) will be counted as votes “AGAINST” this proposal. Given the higher threshold required to approve this proposal, as well as the affect of broker non-votes on this proposal, it is important that you provide voting instructions to your broker on this proposal if you are in favor of the adoption of the Amended Charter.

If our stockholders approve the proposed Amended Charter, we intend to promptly file it, and it will become effective upon the filing thereof, with the State of Maryland Department of Assessments and Taxation. If the proposal is not approved by our stockholders, the Amended Charter will not be filed with the Department of Assessments and Taxation, and the proposed revisions above will not be adopted.

Board Recommendation

A draft of the proposed Amended Charter, showing the stricken text (indicated textually as stricken text) and added text (indicated textually as bold and double-underlined text), is attached to this Proxy Statement as Annex A.

Our Board of Directors unanimously recommends a vote “FOR” the approval of the Amended Charter.

24	2022 Proxy Statement

PROPOSAL NO. 3: SAY ON FREQUENCY

Background

As required by Section 14A of the Exchange Act, we are seeking our stockholder’s views on how frequently we should hold future advisory “say-on-pay” votes with regard to the compensation of our NEOs. Section 14A of the Exchange Act provides that stockholders must be given the opportunity to vote, on a non-binding and advisory basis, to express their preference as to whether a “say-on-pay” advisory vote should occur every year, every two years or every three years. This Proposal No. 3 asks stockholders to submit their “say-on-pay” frequency preference (having a choice of: every year, every two years or every three years), or stockholders may abstain from voting on the proposal.

Required Vote

You may vote “FOR,” “AGAINST” or “ABSTAIN” with respect to the non-binding approval of the frequency of future “say-on-pay” votes. The affirmative vote of a majority of all votes cast at the Annual Meeting or by proxy is required to approve this non-binding advisory proposal. For purposes of this non-binding advisory vote, any shares not voted (whether by abstention, broker non-vote, or otherwise) will not be counted as a vote cast and will have no impact on the result of the vote, although abstentions will count toward the presence of a quorum.

The vote of the stockholders with respect to this proposal is an advisory vote, and the results will not be binding on the Board of Directors or the Company. However, the Board of Directors and the Compensation Committee, which is comprised entirely of independent directors, will consider the outcome of the votes when making future decisions regarding executive compensation.

Board Recommendation

After careful consideration, it is the opinion of the Board of Directors that an advisory “say-on-pay” vote every year is the most appropriate option for us. We believe that an annual voting frequency will provide our stockholders with sufficient time to evaluate the effectiveness of our overall compensation philosophy, policies, and practices in connection with our long-term business results for the corresponding period, while avoiding over-emphasis on short-term variations in compensation and business results. In addition, given our stage of development and structure, we believe that a vote occurring once every year will permit the Company to have the appropriate time to consider feedback received from our stockholders, review whether any changes to our executive compensation policies and programs should be implemented, and evaluate the results of those changes, if any, before a new advisory vote is held.

Accordingly, the Board of Directors has determined that an advisory “say-on-pay” vote shall be held every year, subject to approval by stockholders of such frequency. As an advisory vote, the result of the vote is not binding. However, the Board of Directors values the opinions of our stockholders in their vote on this matter, and therefore, if the frequency approved by our stockholders is not every year, the Board of Directors will again consider the appropriate frequency of the advisory “say-on-pay” vote, taking into account the outcome of the advisory stockholder vote.

Our Board of Directors Unanimously Recommends a Vote of “ONE YEAR” for the frequency with which stockholders of the Company shall be entitled to have an advisory vote on executive compensation.

25	2022 Proxy Statement

PROPOSAL NO. 4: SAY ON PAY

Background

Section 14A of the Exchange Act requires the Company to request stockholder approval, on an advisory basis, of the compensation paid to our NEOs as disclosed pursuant to the SEC’s compensation disclosure rules. This proposal is commonly known as a “say-on-pay” proposal.

As part of the Compensation Committee’s efforts to ensure that the interests of our NEOs are aligned with those of our stockholders, the Compensation Committee considers the results of the Company’s stockholder advisory votes on executive compensation. The Committee considers these results to reflect substantial stockholder support of the Company’s executive compensation program, and has continued to consider stockholder feedback when reviewing, designing, and implementing our executive compensation program.

The Compensation Discussion and Analysis beginning on page 32 of this proxy statement sets forth detailed information about our executive compensation program.

Our executive compensation program is designed to (i) attract, engage, and retain a high-quality workforce that helps achieve immediate and longer-term success and (ii) motivate and inspire associate behavior that fosters a high performing culture and is focused on delivering business objectives. We believe that our executive compensation program accomplishes these objectives while remaining strongly aligned with the long-term interests of our stockholders.

Required Vote

You may vote “FOR,” “AGAINST” or “ABSTAIN” with respect to the non-binding approval of our fiscal 2021 executive compensation. The affirmative vote of a majority of all votes cast at the Annual Meeting or by proxy is required to approve this non-binding advisory proposal. For purposes of this non-binding advisory vote, any shares not voted (whether by abstention, broker non-vote, or otherwise) will not be counted as a vote cast and will have no impact on the result of the vote, although abstentions will count toward the presence of a quorum.

The vote of the stockholders with respect to this proposal is an advisory vote, and the results will not be binding on the Board of Directors or the Company. However, the Board of Directors and the Compensation Committee, which is comprised entirely of independent directors, will consider the outcome of the votes when making future decisions regarding executive compensation.

Board Recommendation

As an advisory vote, this proposal is not binding upon the Company. However, our Compensation Committee will continue to use stockholder feedback, both as expressed by your say-on-pay vote and as provided directly to us, as an important consideration in making future NEO compensation decisions.

Our Board of Directors unanimously recommends a vote “FOR” adoption of the following resolution:

RESOLVED, that the stockholders of the Company approve, on an advisory basis, the compensation of the Company’s named executive officers for fiscal 2021, as disclosed within this proxy statement pursuant to the compensation disclosure rules of the Exchange Act (Item 402 of Regulation S-K), which disclosure includes the Compensation Discussion and Analysis, summary executive compensation tables, and related narrative information contained in this proxy statement.

26	2022 Proxy Statement

COMPENSATION OF DIRECTORS

Director Compensation Program for 2021

During 2021, our non-employee Directors or their nominees received an annual retainer of $135,000 for their service as our directors, payable in arrears in equal quarterly installments. In addition, we paid the following additional annual retainers: (a) $50,000 to the Chairman; (b) $17,500 to the chairperson of the Audit Committee; (c) $12,500 to each of the chairpersons of the Compensation Committee, Governance Committee, and Real Estate Investment Committee; (d) $8,750 to each non-chairperson member of the Audit Committee; and (e) $6,250 to each non-chairperson member of each of the Compensation Committee, Governance Committee, and Real Estate Investment Committee.

The retainers payable to the non-employee Directors as described above were paid in the form of shares of our Common Stock with a value equal to the amount of the applicable retainer payment, provided that, in accordance with the terms of the director compensation and stock ownership policy in effect for 2021, four of our non-employee Directors elected to receive 30% of such compensation in the form of cash. In order for a non-employee Director to elect to receive such compensation in the form of a mixture of shares of our Common Stock and cash, the non-employee Director must maintain the minimum stock retention limit established by the Board of Directors from time to time, which is presently a minimum of $250,000 in shares of our Common Stock. The Company does not issue fractional shares of its Common Stock. Accordingly, the Company has opted to pay its Directors the cash value of any fractional share that would otherwise be issued as such directors’ fees. As a result, even Directors who have not elected to receive cash compensation received de minimis cash amounts during 2021.

The table below sets forth certain information regarding the compensation earned by or paid to our directors during the fiscal year ended December 31, 2021.

Director Compensation in Fiscal 2021

Name	Fees Earned or Paid-In Cash (1)	Stock Awards (2)	Total
Christopher J. Czarnecki	$—	$—	$—
Denise Brooks-Williams (3)	40.83	107,459.17	107,500.00
Michael A. Coke (3)	50.08	108,699.92	108,750.00
Laurie A. Hawkes (3)	19.03	189,980.97	190,000.00
David M. Jacobstein (3)	51,424.69	119,825.31	171,250.00
Agha S. Khan (3)	48.35	141,201.65	141,250.00
Shekar Narasimhan (3)	46,151.99	107,598.01	153,750.00
Geoffrey H. Rosenberger (3)	57.78	149,942.22	150,000.00
Amy L. Tait (3)(4)	28,719.71	66,905.29	95,625.00
James H. Watters (3)	48,809.20	113,690.80	162,500.00

Totals	$175,321.66	$1,105,303.34	$1,280,625.00

(1)	Includes de minimis amounts paid to each non-employee director in cash in lieu of issuing fractional shares.
(2)

The amounts shown in this column reflect the aggregate fair value of shares of our Common Stock computed as of the grant date in accordance with the Financial Accounting Standards Board (FASB) Accounting Standards Codification Topic 718. The valuation assumptions used in determining such amounts are described in Note 2 – Equity-Based Compensation to the audited consolidated financial statements of the Company included in the Annual Report on Form 10-K for the year ended December 31, 2021.

(3)	2021 Non-employee Directors.
(4)	Ms. Tait retired from the Board of Directors, effective at the conclusion of the Company’s 2021 Annual Meeting of Stockholders on May 20, 2021.

Director Compensation Program for 2022

The non-employee director compensation program for the first quarter of 2022 remains unchanged from the 2021 compensation program. The Board of Directors recently adopted a revised Non-Employee Director Compensation Policy, which will become effective upon the conclusion of the Annual Meeting (the “Revised Compensation Policy”).

27	2022 Proxy Statement

In accordance with the Revised Compensation Policy, starting in the second quarter of 2022, our directors, except for directors who are employed by us, will receive an annual cash retainer of $60,000, payable in arrears in equal quarterly installments as compensation for services as a director. Additional annual cash retainers are paid to directors as follows, payable in arrears in quarterly installments:

•	$70,000 to the Chairman of the Board;

•	$20,000 to the chairperson of the Audit Committee;

•	$15,000 to the chairperson of each the Compensation Committee, the Governance Committee, and the Real Estate Investment Committee;

•	$10,000 to non-chairperson committee members of the Audit Committee; and

•	$7,500 to non-chairperson committee members of each of the Compensation Committee, the Governance Committee, and the Real Estate Investment Committee.

In addition to the cash retainers discussed above, each non-employee director will receive an annual equity grant in the form of restricted stock with a fair market value on the date of grant equal to $100,000 (each an “Annual Equity Award”). Non-employee directors will receive an Annual Equity Award on the close of business on the date of each of the Company’s annual meetings of stockholders. Shares of restricted stock issued pursuant to each Annual Equity Award will vest on the earlier of (i) the one-year anniversary of the date of grant; and (ii) the date of the next annual meeting of stockholders, provided that the next annual meeting of stockholders is at least 50 weeks after the applicable date of grant. We also reimburse our directors for reasonable travel and other expenses incurred in connection with attending meetings of our Board of Directors and committees thereof and otherwise performing their duties as directors.

28	2022 Proxy Statement

EXECUTIVE OFFICERS OF THE COMPANY

The following table and biographical descriptions provide information about our executive officers.

Name	Age	Position
Christopher J. Czarnecki	41	Chief Executive Officer, President, and Director
Ryan M. Albano	40	Executive Vice President and Chief Financial Officer
John D. Moragne	39	Executive Vice President and Chief Operating Officer
John D. Callan, Jr.	37	Senior Vice President, General Counsel, and Secretary
Michael B. Caruso	28	Senior Vice President, Corporate Finance & Investor Relations
Timothy D. Dieffenbacher	34	Senior Vice President, Chief Accounting Officer, and Treasurer
Kristen Duckles	45	Senior Vice President and Chief Administrative Officer
Kevin M. Fennell	36	Senior Vice President, Capital Markets & Credit Risk
Laurier James Lessard, Jr.	54	Senior Vice President, Asset Management
Roderick A. Pickney	44	Senior Vice President, Acquisitions
Molly Kelly Wiegel	51	Senior Vice President, Human Resources
Andrea T. Wright	40	Senior Vice President, Property Management

Biographical information regarding of our executive officers is set forth below. See the biography of Mr. Czarnecki under “Director Nominee Biographies” above.

Ryan M. Albano is a member of our Executive Committee and has served as our Executive Vice President and Chief Financial Officer since February 2017. He is also a voting member of management’s Investment Committee. Mr. Albano is responsible for strategic and financial planning, monitoring key performance metrics, financial reporting, accounting, corporate development, and capital market activities. Prior to becoming our Chief Financial Officer, Mr. Albano served as the Company’s Vice President of Finance from 2013 until February 2017. From 2011 until 2013, Mr. Albano served in various roles for Manning & Napier, Inc. (NYSE: MN), initially assisting in the successful execution of Manning and Napier, Inc.’s IPO in 2011 and subsequently serving as Assistant CFO of the company’s mutual fund division. From 2004 until 2011, Mr. Albano worked for KPMG LLP in various roles serving both public and private companies. He holds an M.B.A. in finance and competitive strategy from the Simon Graduate School of Business at the University of Rochester and a B.S. in accounting from St. John Fisher College.

John D. Moragne is a member of our Executive Committee and has served as our Executive Vice President and Chief Operating Officer since August 2018. He is also a voting member of management’s Investment Committee. Mr. Moragne previously served as the Company’s General Counsel and Chief Compliance Officer from March 2016 to August 2018, and as the Company’s Secretary from March 2016 to July 2021. Mr. Moragne is responsible for leading and managing the Company’s acquisitions, asset management, property management, operations, human resource, and legal functions and affairs for the Company. Prior to joining the Company, from 2007 through 2015, Mr. Moragne was a corporate and securities attorney in private practice. Mr. Moragne holds a B.A. from SUNY Geneseo and a J.D. from The George Washington University Law School.

John D. Callan, Jr. is a member of our Executive Committee and has served as our Senior Vice President since February 2020, as General Counsel since August 2018 and as Secretary since July 2021. Mr. Callan previously served as our Associate Counsel from November 2017 to August 2018. He is responsible for overseeing the legal, corporate governance, and risk management affairs of the Company. From September 2015 to November 2017, Mr. Callan served as Corporate Counsel at Kodak Alaris, and was a corporate and securities attorney at Harter Secrest & Emery from September 2011 to September 2015. Mr. Callan holds a B.A. from SUNY Oneonta and a J.D. from Albany Law School.

Michael B. Caruso is a member of our Executive Committee and has served as our Senior Vice President, Corporate Finance & Investor Relations since February 2021. Mr. Caruso has been with Broadstone since November 2015 and has served in various capacities including Vice President, Finance most recently from 2019 to 2021. Mr. Caruso is responsible for overseeing the financial planning & analysis, corporate strategy and investor relations functions and supports both equity and debt capital markets activities. Mr. Caruso holds a B.S. in Finance and a B.A. in Economics from St. Joseph’s University.

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Timothy D. Dieffenbacher is a member of our Executive Committee and has served as our Senior Vice President and Chief Accounting Officer since August 2017 and as Treasurer since February 2019. Mr. Dieffenbacher previously served as our Director, Financial Reporting from February 2017 to February 2018. Mr. Dieffenbacher’s primary responsibilities include overseeing the Company’s SEC reporting, accounting, and internal control functions. Prior to joining the Company, Mr. Dieffenbacher was a Senior Manager at KPMG LLP from December 2014 to February 2017 and provided audit services to domestic and multinational public companies. From September 2012 to December 2014, Mr. Dieffenbacher served as a divisional controller for DeLaval, Inc., a global manufacturing organization in the dairy industry. Mr. Dieffenbacher is a certified public accountant and holds a B.S. in Accounting from SUNY Brockport.

Kristen Duckles is a member of our Executive Committee and has served as our Senior Vice President and Chief Administrative Officer since February 2020. Her primary responsibilities include overseeing the information technology, business systems and solutions, and other administrative functions of the Company. From August 2018 to February 2020, Ms. Duckles served as Executive Vice President and Chief Administrative Officer of Broadstone Real Estate, LLC, and was President and Chief Operating Officer of Broadtree Home Rentals, Inc. from November 2015 to August 2018. From 2001 to 2015, Ms. Duckles held various roles at Home Properties, Inc. (formerly a publicly traded company trading as NYSE: HME). Ms. Duckles holds an Executive M.B.A. from the Simon Graduate School of Business at the University of Rochester, an AICPA-accredited Graduate Accounting Certificate from St. John Fisher College, and a B.A. from the University at Buffalo.

Kevin M. Fennell is a member of our Executive Committee and has served as our Senior Vice President, Capital Markets & Credit Risk since March 2019. He is also a voting member of management’s Investment Committee. Mr. Fennell is responsible for overseeing tenant credit analysis and underwriting and the Company’s capital markets strategy and activities. From July 2008 to March 2019, Mr. Fennell served in various positions at BMO Capital Markets/BMO Harris Bank, including Director, Corporate Banking from December 2017 to March 2019, where he focused on debt financing for private and public REITs and real estate operating companies. Mr. Fennell holds a B.S. in Finance from the University of Illinois at Urbana-Champaign.

Laurier James Lessard, Jr. is a member of our Executive Committee and has served as our Senior Vice President, Asset Management since August 2017. He is also a voting member of management’s Investment Committee. Mr. Lessard previously served as our Vice President, Acquisitions from March 2015 to March 2017. Mr. Lessard’s primary responsibilities include research, property dispositions, tenant and property review and evaluation, and acquisition underwriting. From May 2005 to March 2015, Mr. Lessard served as Assistant Vice President of Asset Management at Macerich (NYSE: MAC), and was Assistant Vice President at Wilmorite Property Management from April 1998 to May 2005. Mr. Lessard holds an M.B.A. from the Simon Graduate School of Business at the University of Rochester and a B.A. from SUNY Cortland.

Roderick A. Pickney is a member of our Executive Committee and has served as our Senior Vice President, Acquisitions since August 2017. He is also a voting member of management’s Investment Committee. Mr. Pickney previously served as our Vice President, Acquisitions from January 2015 to August 2017. Mr. Pickney’s primary responsibilities include overseeing all acquisition activities of the Company, including identifying, analyzing, and acquiring real estate opportunities. Prior to joining the Company in 2015, Mr. Pickney served as Associate Director at Stan Johnson Company from September 2004 to December 2014. Mr. Pickney worked in the audit department at Grant Thornton, LLP from 2003 to 2004 and BKD, LLP from 2000 to 2003. Mr. Pickney holds a B.B.A. in Accounting from Evangel University.

30	2022 Proxy Statement

Molly Kelly Wiegel is a member of our Executive Committee and has served as our Senior Vice President, Human Resources since February 2020. Ms. Wiegel’s responsibilities include overseeing the Company’s human resources activities, including employee recruitment, performance management, training and development, and compliance. From August 2018 to February 2020, Ms. Wiegel was the Senior Vice President, Human Resources of Broadstone Real Estate, LLC. From January 2013 to August 2018, Ms. Wiegel served various roles at Broadstone Real Estate, LLC, including Director of Human Resources and Vice President of Human Resources. From March 2012 to January 2013, Ms. Wiegel served as Human Resources Director of Rochester Optical, and was Director of Staff Professional Development and Director of Human Resources Operations at Nixon Peabody LLP from August 2002 to June 2011. Ms. Wiegel holds an M.S. in Career and Human Resource Development from the Rochester Institute of Technology and a B.A. in Psychology from the University of Rochester.

Andrea T. Wright is a member of our Executive Committee and has served as our Senior Vice President, Property Management since February 2021. She is also a voting member of management’s Investment Committee. Ms. Wright previously served as Vice President, Property Management from July 2018 to February 2021. She is responsible for overseeing the Company’s leasing and property management function, due diligence, and tenant relations. Prior to joining the Company in 2018, Ms. Wright was a partner at the law firm now known as Vaisey Nicholson & Nearpass PLLC. Ms. Wright holds a B.A. from the University of South Carolina and a J.D. from the University of Richmond School of Law.

31	2022 Proxy Statement

EXECUTIVE COMPENSATION

Compensation Discussion & Analysis

Purpose

This Compensation Discussion and Analysis (“CD&A”) presents in detail our compensation philosophy and practices for the compensation program for our NEOs listed below, describing the elements of compensation, the objectives of those elements and the considerations of our Compensation Committee in making 2021 compensation decisions. We encourage you to read this CD&A in conjunction with the compensation tables that follow for additional context to the Compensation Committee’s decisions.

Name	Position
Christopher J. Czarnecki	President and Chief Executive Officer
Ryan M. Albano	Executive Vice President and Chief Financial Officer
John D. Moragne	Executive Vice President and Chief Operating Officer
Roderick A. Pickney	Senior Vice President, Acquisitions
Andrea T. Wright	Senior Vice President, Property Management
Sean T. Cutt*	Former Executive Vice President and Chief Investment Officer

* Mr. Cutt departed from the Company on March 31, 2021. See Potential Payments in Event of a Termination or Change in Control for further information.

Determining Executive Compensation

Executive Compensation Practices

WHAT WE DO	WHAT WE DON’T DO

Pay for performance. Approximately 81% of our CEO’s total target compensation and an average of approximately 69% of our other NEOs total target compensation is variable	Hedging/pledging of Company stock. We prohibit our officers and directors from hedging, margining, pledging, short-selling or publicly trading options in our stock.

compensation, and approximately 52% of our CEO’s total target compensation and an average of approximately 40% of other NEOs total target compensation is tied directly to achievement of specified performance goals.

Objective Metrics for Incentive Compensation. For our CEO and Executive Vice Presidents (each, an “EVP”), 75% of the annual bonus and 60% of the long-term incentive	No Guaranteed or Uncapped Payouts. We do not have any guaranteed minimum payouts or uncapped payouts.

awards are based on pre-defined objective performance measures, and for our Senior Vice Presidents (each, an “SVP”), 52.5% of the annual bonus was based on objective criteria, each of which is disclosed with sufficient detail to allow stockholders to calculate

32	2022 Proxy Statement

performance.
Encourage long-term outlook. Long-term equity performance-based awards have a three-year vesting period and are based on relative total shareholder return outcomes.	Excise tax gross-ups. We do not pay excise tax gross-ups on change-in-control payments.
Independent compensation consultant. The Compensation Committee retains an independent compensation consultant and reassesses the consultant’s independence annually.	Significant Perquisites. We do not pay our executives with significant perquisites.
Clawback policy. We maintain a robust clawback policy that allows the Company to recoup incentive compensation earned by executive officers or other employees in the event	No single-trigger change in control bonus payments or acceleration of vesting. None of our outstanding equity awards become automatically vested upon a
of a material restatement of the Company’s financial statements.	change in control (unless the awards are not assumed in the change in control transaction).
Peer Groups We review our peer group annually and engage in rigorous benchmarking to align our executive compensation with the market, as our target total direct	No SERP. We do not provide a supplemental executive retirement plan.
compensation for our NEOs is not more than the median of our peer group.

Compensation Philosophy

Our executive compensation program is designed to attract and retain the leadership needed for the success of our business. The Compensation Committee, working with Ferguson Partners Consulting, L.P. (“FPC”) as its independent compensation consultant, has reviewed, approved and implemented an overall philosophy and framework for executive compensation matters.

Prior to the completion of the Company’s management internalization in February 2020, we did not have any employees, nor did we pay any direct compensation to any officers or employees. In designing the Company’s compensation program, first implemented in 2020 and further developed in 2021, the Compensation Committee adopted a framework that sets forth a compensation strategy intended to support the Company’s strategic plan, business objectives and competitive outlook. The pillars of the Company’s philosophy, used as guideposts for the Compensation Committee’s work in selecting and evaluating executive compensation elements and design, include the following:

•

Competitive in the Marketplace: Attract, retain and motivate highly skilled executives by providing a total compensation package that is competitive in the market, taking into account the size and characteristics of the Company.

•

Alignment of Stockholder Interests: Align the interests of management and the Company’s stockholders through the use of performance-based restricted stock units (performance incentives) and restricted stock awards (a retention incentive) and by encouraging executives to accumulate substantial ownership in the Company.

•	Balance of Elements: Encourage management to balance short-term goals against longer-term objectives and to take risks consistent with the Company’s financial and strategic goals.

•

Pay-for-Performance Culture: Emphasize variable performance-based compensation, with metrics aligned to the Company’s short-term and long-term financial results and business strategy, ensuring a high degree of performance orientation in our executive compensation program.

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Elements of Compensation

Our executive compensation program consists of a mix of fixed and variable pay elements, with the latter tied to both short- and long-term company success. Performance-based pay elements are linked to goals that we believe will deliver both year-to-year and long-term increases in stockholder value. The elements of total direct executive compensation include:

Compensation Element	Rationale
Base Salary

•  Provide NEO with degree of stability and financial certainty;

•  Essential to attract and retain high quality talent in competitive environment; and

•  Amount correlated with role, responsibility, tenure and experience.

Annual Incentive Award

•  Reward achievement of short-term Company performance and individual accomplishments;

•  Supplements base salary for competitive level of total cash compensation; and

•  Highlights success on Company and individual levels in execution of annual business plan.

Long-Term Incentive Awards

•  Reward performance that results in increased stockholder value over time;

•  Provide incentives for long-term value creation which encourages retention; and

•  Increase in ownership stake and alignment of interests with our stockholders.

Standard Benefits	• NEOs participate in Company employee benefit plans and programs on substantially the same basis as other employees.

The Compensation Committee does not maintain any formal policy or formula for allocating the mix of compensation as it believes it is more important to remain flexible to respond to business needs and shifts in the marketplace in which the Company must compete to recruit and retain executive talent, and also to take into consideration individual performance and responsibilities of the CEO and EVPs each year. Therefore, the Compensation Committee retains the authority to review the compensation of each of our CEO and EVPs periodically and to use its discretion to adjust the mix of compensation and the amount of any element of compensation as it deems appropriate for each NEO. Our SVPs’ compensation is determined by our CEO and EVPs based upon current market conditions and trends on an annual basis.

The charts below illustrate the allocation of the principal compensation components for our CEO and for other NEOs, as an average, for fiscal 2021.

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Compensation Process

As discussed below, each of Messrs. Czarnecki, Albano and Moragne are a party to an employment agreement with the Company. Pursuant to the terms of such agreements and historical practices, and as described below in more detail, the compensation of Messrs. Czarnecki, Albano and Moragne are ultimately determined by the Compensation Committee. The compensation packages for each of Mr. Pickney and Ms. Wright, however, is not ultimately determined by the Compensation Committee, but is instead determined collectively by Messrs. Czarnecki, Albano and Moragne. The Compensation Committee reviews the compensation of all of our executives at the SVP-level, including Mr. Pickney and Ms. Wright, and has the opportunity to provide input into the amounts, components, and mix of each executive’s pay.

Role of the Compensation Committee: The Compensation Committee, on behalf of the Board of Directors, determines the compensation of our NEOs, including policies and decisions regarding the named executive officers’ salary, bonus, benefits, cash and equity-based incentive compensation, severance, and other compensation programs. At its discretion, the Compensation Committee may recommend matters regarding the compensation of the named executive officers for approval by the full Board of Directors. As a result of the uncertainty regarding the impact of the COVID-19 pandemic on the Company’s business, fiscal 2020 compensation of our NEOs was entirely subjective for cash incentives and all equity-grants were time-based. As we began to emerge from the pandemic, our Compensation Committee shifted its compensation philosophy, tying the majority of cash incentives to objective criteria and incorporating performance-based equity grants into our 2021 equity awards. Further, as described below, compensation for fiscal year 2021 for each of the named executive officers was based, in part, on review of peer data, and subsequently in context of individual performance and Company performance. Our Compensation Committee meets at least quarterly and, in fiscal 2021, met 6 times. Our Compensation Committee meetings are typically attended by the committee members, our CEO, our COO and our SVP, Human Resources, with additional members of managements invited for portions of meetings if necessitated by the subject of such meeting.

Role of the Compensation Consultant: The Compensation Committee continued to engage FPC as its independent compensation consultant for fiscal year 2021. FPC has assisted the Compensation Committee in (i) developing the compensation philosophy and compensation objectives for our executive compensation program; (ii) determining the appropriate levels of compensation for the named executive officers, other executive officers of the Company, and non-employee directors; and (iii) setting short-term and long-term performance metrics to underpin incentives for the Company’s annual cash bonus program and performance-based features of the Company’s long-term incentive program, all in furtherance of the Compensation Committee’s goal of appropriately motivating and retaining the named executive officers and aligning the interests of management with those of our stockholders. The Compensation Committee considers our compensation consultant to be independent.

Role of Management: During fiscal year 2021, our CEO made recommendations to the Compensation Committee regarding ways to implement and structure the compensation program. In addition, following the completion of the calendar year, the CEO provided information to the Compensation Committee regarding each named executive officer’s individual accomplishments to assist the Compensation Committee in its decisions in respect of 2021 cash bonus awards. In the normal course, officers in the areas of human resources, legal, and finance may provide information to the Compensation Committee, or work directly with FPC, in furtherance of the Compensation Committee’s work. The Compensation Committee reviews and takes into account such recommendations, but ultimately retains full discretion and authority over the final compensation decisions for the CEO and EVPs. While compensation decisions for the SVPs are recommended by the CEO and EVPs, the Compensation Committee reviews such decisions with the CEO and EVPs and provides its approval of such decisions on an advisory basis.

Peer Group Data

The Compensation Committee, working with FPC, considers competitive market compensation data as one of many factors in determining the types of compensation in its executive compensation program and the level of compensation paid to each of the NEOs. For all of the NEOs, cash compensation amounts have been set to provide a certain degree of financial security at levels that are believed to be competitive for similar positions in the marketplace in which we compete for management talent. In addition, the annual cash incentive program has been designed to meaningfully reward strong annual Company performance in order to motivate participants to strive for the Company’s continued growth and profitability. In 2021, the compensation program continued to support the Company’s long-range business goals and growth strategies.

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In addition, with the support of FPC, the Compensation Committee reviews peer group data on an annual basis to ensure it remains valid for benchmarking purposes and evaluating whether to make any changes to the levels of compensation or compensation pay mix in respect of compensation for the NEOs.

The group of peer companies (the “Compensation Peer Group”) consists of 15 real estate investment trusts operating in the shopping center, free standing retail, healthcare, office and diversified NAREIT investment sectors. In establishing the Compensation Peer Group, the Company considered total capitalization and implied equity market cap according to S&P Global Market Intelligence data, seeking a peer group in which the Company falls at approximately the midpoint of both measurement ranges. The Compensation Peer Group for the 2021 fiscal year included:

Compensation Peer Group (2021)

Agree Realty Corporation	Essential Properties Realty Trust, Inc.	Physicians Realty Trust

CareTrust REIT, Inc.	First Industrial Realty Trust, Inc.	Piedmont Office Realty Trust, Inc.

Easterly Government Properties, Inc.	Four Corners Property Trust, Inc.	Spirit Realty Capital, Inc.

EastGroup Properties, Inc.	LXP Industrial Trust	STAG Industrial, Inc.

EPR Properties	National Retail Properties, Inc.	STORE Capital Corporation

The Compensation Committee utilized data from the Compensation Peer Group in connection with 2021 compensation matters. A second group of peer companies has been adopted as part of the Company’s long-term incentive program performance-based awards, as discussed more fully below.

“Say-on-Pay” Vote

In 2021, the Company was considered an “emerging growth company” and therefore was not required to undertake a say-on-pay vote for executive compensation. This will be the first year that the Company conducts “say-on-pay” and “say-on-frequency” votes and the Company intends to take the results of these votes into consideration in its executive compensation decisions and stockholder engagement activities going forward.

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Fiscal 2021 Compensation Program in Detail

Base Salary

Base salary is considered together with the annual cash incentive opportunity as part of a cash compensation package. Base salary amounts for 2021 take into account each NEO’s role and responsibilities within the Company, based, in part, on a review of compensation data for similar (or approximately similar) roles within the Compensation Peer Group as well as internal pay equity considerations. In February 2021, the Compensation Committee determined that base salaries for calendar year 2021 would remain consistent with the levels initially set in 2020 for the CEO and each of the EVPs, and certain adjustments proposed by management were made to SVP base salaries, as follows:

NEO	2020 Annual Salary (through December 31, 2020)	2021 Annual Salary (through December 31, 2021)	Percentage Change
Christopher Czarnecki	$625,000	$625,000	0%
Ryan Albano	$375,000	$375,000	0%
John Moragne	$375,000	$375,000	0%
Roderick Pickney	$249,605	$257,093	3%
Andrea Wright*	$140,576	$190,000	35%
Sean Cutt**	$375,000	N/A	N/A

*	Ms. Wright was promoted to SVP, Property Management in February 2021.
**	Mr. Cutt departed the Company on March 31, 2021.

Annual Bonus

During 2021, our NEOs were eligible for annual cash bonus payments based in part upon:

•	Achieving objective financial performance goals during the year, and

•	The Compensation Committee’s review of the Company’s and each NEO’s individual performance.

We believe that the above annual cash bonus programs are important incentive tools for motivating achievement of the Company’s goals for the forthcoming fiscal year. The Company’s 2021 annual bonus program is generally consistent with market and best practices.

For our CEO and EVPs, it was structured with 75% of the bonus opportunity being based on objective corporate metrics and 25% being based on a subjective review of individual achievement. For our SVPs, it was structured with 52.5% of the bonus opportunity being based on objective corporate metrics and 47.5% being based on a subjective review of individual achievement. We generally do not provide for guaranteed bonus payouts under our annual bonus program.

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2021 Bonus Measures

In February 2021, the Compensation Committee approved metrics and goals for the annual cash bonus program in respect of 2021, with the 2021 scorecard objective components that are weighted as follows:

Metric	EVP Weighting	Threshold	Target	Maximum	Actual Performance Payout

Payout as a % of Target Opportunity		50%	100%	200%
Corporate/Financial Goals

AFFO per share	40%	$1.27	$1.30	$1.33	$1.315

Gross acquisition volume	15%	$400mm	$500mm	$600mm	$655mm

Net debt to annualized adjusted EBITDAre	15%	5.75x	5.50x	5.25x	5.13x

Economic Occupancy	5%	97%	98%	99%	99.8%
Individual/Subjective Performance Goals: See Below

Subjective Components	25%

Includes ESG and Equity & Inclusion initiatives, obtaining a second investment grade credit weighting and improving the quality of our real estate portfolio via acquisition and disposition effort, as well as individual performance (discussed below)

In February 2022, following the review of evaluations presented by the CEO, the Compensation Committee awarded the following annual bonus amounts in recognition of each NEO’s achievements in 2021, the amounts of which are shown below.

NEO	2021 Target Bonus	2021 Actual Bonus Awarded		Recognized Achievements

Christopher Czarnecki	$750,000 (120% of salary)	$1,309,271 (209.5% of salary)	●	Co-led a comprehensive enterprise-wide talent review, including succession planning for executive management
			●	Executed effective communication program with external stakeholders throughout uncertain and volatile business environment
			●	Developed and maintained key external relationships with peers, material tenants and other significant parties in the net lease space
			●	Successfully onboarded two new members of the Board of Directors.
			●	Co-led enterprise-wide efforts to advance the company’s DE&I initiatives
			●	Led enterprise-wide initiatives to identify and nurture corporate culture

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Ryan Albano	$375,000 (100% of salary)	$654,635 (174.6% of salary)	●	Oversaw development and implementation of capital markets strategy, including execution of and inaugural bond offering and follow-on equity offering, and establishment of an ATM program
			●	Oversaw successful transition to Large Accelerated Filer status, including the company’s first SOX 404B audit
			●	Oversaw efforts to upgrade the company’s existing credit rating and obtaining an additional investment grade credit rating
			●	Co-led a comprehensive enterprise-wide talent review, including succession planning for executive management
			●	Assumed management of Credit Risk function

John Moragne	$375,000 (100% of salary)	$654,635 (174.6% of salary)	●	Led company initiatives to enhance the company’s existing portfolio via management of asset management, dispositions and property management strategies
●

Led company initiatives to enhance the company’s acquisitions activities, including reorganization of the Company’s Investment Committee, an overhaul of the Investment Committee’s processes, and strategic analysis of the Company’s historical buy box

			●	Co-led enterprise-wide efforts to advance the company’s DE&I initiatives
			●	Co-led a comprehensive enterprise-wide talent review, including succession planning for executive management
			●	Assumed management of Acquisitions and Asset Management functions
Roderick Pickney	$154,256 (60% of salary)	$215,701 (83.9% of salary)	●	Successfully oversaw acquisition of $655 million in new acquisitions
			●	Developed and maintained new relationships, leading to strategic opportunities for continued growth of the company’s portfolio
			●	Successfully transitioned into role as the leader of a functional department
Andrea Wright	$99,750 (52.5% of salary)	$133,760 (70.4% of salary)	●	Achieved 100% rent collections for fiscal 2021
			●	Successfully oversaw various tenant investment projects
			●	Oversaw extremely favorable resolution of several tenant matters
			●	Successfully transitioned into role as the leader of a functional department following promotion to SVP, Property Management

Sean Cutt	100% of salary	N/A		N/A

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Long-Term Incentive Program

The main objectives of our long-term equity incentive program are to (1) incentivize our executives to work toward the achievement of our long-term performance goals, (2) provide competitive compensation opportunities in order to attract and retain key individuals, (3) promote retention of executives through multi-year vesting periods with a combination of performance-based and time-vested equity awards, and (4) create strong alignment with stockholders’ interests by fostering an “ownership mentality” among our executives. We believe these objectives are accomplished through the equity compensation program described below.

Our long-term equity incentive program is generally consistent with a standard REIT industry practice and reflects a pay-for-performance structure. Equity-based awards granted to our CEO are determined and approved by the Compensation Committee. Equity-based awards granted to our EVPs are made based on the recommendation of the CEO. Equity-based awards granted to our SVPs are made based on the recommendation of the applicable SVPs’ direct supervisor, which is ultimately reviewed and approved by the CEO and EVPs. All awards granted to our CEO, EVPs and SVPs are subject to Compensation Committee approval in all cases.

For 2021, the Company’s long-term incentive program as applied to the NEOs (other than Mr. Pickney and Ms. Wright) consisted of grants with a set grant date fair value, 40% of which is granted in the form of time-vested restricted shares vesting in substantially equal installments over four years (which is a longer time-vesting schedule as compared to most of our Compensation Peer Group companies), and 60% of which is granted in the form of performance-vested restricted stock units. The equity-based awards granted to Mr. Pickney and Ms. Wright in 2021 consisted of 100% of time-vested restricted shares subject to the vesting schedule described above.

The Compensation Committee determined that the performance criteria for the performance-vested restricted stock units would be relative total shareholder return (“rTSR”), which is a metric prevalent in the marketplace in which the Company operates as well as with publicly traded companies generally. The following table summarizes the mix of grants made in 2021.

Type of Equity Award	Weighting	Description

Time-Based Restricted Shares	40%	The time-based awards vest 25% per year over four years.

Performance- Based Restricted Stock Units	60%	The entire performance award vests based 50% on rTSR against a group of net lease peer companies and 50% on rTSR against the MSCI US REIT Index, as applicable, over a three-year performance period.

The table below shows the long-term incentive award values granted for fiscal 2021 for each of the NEOs (as presented in the Grants of Plan-Based Awards Table). Vesting may be accelerated in the case of certain involuntary termination events, as more fully described under Potential Payments in Event of Termination or Change in Control. The breakdown of the 2021 long-term incentive awards is as follows:

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NEO	Four-Year Restricted Stock Award (Standard time-based award)		Performance-Based Restricted Stock Units (rTSR performance- based award)

	Value	Number of Shares	Target Value	Number of Shares

Christopher Czarnecki	$800,000	42,998	$1,200,000	64,482

Ryan Albano	$280,000	15,046	$420,000	22,569

John Moragne	$280,000	15,046	$420,000	22,569

Roderick A. Pickney	$110,000	5,911	—	—

Andrea T. Wright	$285,000(1)	15,315(1)	—	—

Sean Cutt(2)	$280,000	15,046	$420,000	22,569

(1) Amounts reflect an issuance of 5,911 restricted shares subject to a 4-year annual vesting schedule, as well as the one-time issuance of 9,404 restricted shares subject to an annual 3-year vesting schedule granted in connection with Ms. Wright’s promotion to SVP, Property Management in February 2021.

(2) In connection with Mr. Cutt’s separation from service in March 2021, Mr. Cutt’s time-based restricted shares became 100% vested and all of his performance-based restricted stock units were forfeited for no consideration.

Relative Total Shareholder Return Grants

Performance for 50% of the performance-based restricted stock units granted is measured based on the Company’s rTSR relative to the Relative rTSR Peer Group, which was selected by the Compensation Committee, in consultation with FPC, for this purpose and the other 50% of the performance-based restricted stock units granted is measured based on the Company’s rTSR relative to the constituents of the MSCI US REIT Index on a non-weighted basis, each of which is measured at the end of the three-year performance period of January 1, 2021 to December 31, 2023, subject to the Compensation Committee’s discretion to recognize special or non-recurring situations or circumstances. The Relative rTSR Peer Group includes the following companies:

Relative rTSR Performance Peer Group (2021)

Agree Realty Corporation*	Realty Income Corporation

Essential Properties Realty Trust, Inc.*	Spirit Realty Capital, Inc.*

Four Corners Property Trust, Inc.	STORE Capital Corporation

LXP Industrial Trust*	VEREIT, Inc.(1)

National Retail Properties, Inc.*	W.P. Carey, Inc.

*Indicates that the company is also in our Compensation Peer Group

(1)	Subsequently removed from the performance peer group following the closing of the merger between Realty Income Corporation and VEREIT, Inc.

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Payouts can range from 0% to 200% for each component of the performance-based award based on the Company’s rTSR achievement versus that of the rTSR Peer Group and the MSCI US REIT Index, as applicable. Straight-line interpolation is applied for performance between threshold and target, and target and maximum.

Performance Level	Performance Ranking (vs. rTSR Peer Group)	Performance Ranking (vs. MSCI US REIT)	50% of Shares Earned as a Percentage of Target (rTSR Peer Group)	50% of Shares Earned as a Percentage of Target (MSCI US REIT)

< Threshold	<30%	<30%	0%	0%

Threshold	30%	30%	50%	50%

Target	55%	55%	100%	100%

Maximum	80%	80%	200%	200%

As the rTSR performance period has not yet ended, none of the outstanding performance-based RSUs have vested as of December 31, 2021. The rTSR RSUs granted in 2021 therefore remain outstanding and eligible to vest at the end of its performance period.

Other Benefits and Perquisites

The Company maintains a tax-qualified Section 401(k) retirement savings plan that provides for employee contributions and employer matching contributions. Our named executive officers are eligible to participate in the tax-qualified Section 401(k) retirement savings plan on the same basis as other employees who satisfy the plan’s eligibility requirements, including any requirements relating to age and length of service.

Our NEOs participate in the Service Anniversary Award program on the same basis as all other employees under which they are eligible to receive an award based on the years of service provided by the employee.

Other than standard health plans and employee fringe benefit programs available to all employees, currently we do not offer any other material benefits programs or perquisites to our named executive officers. The Compensation Committee periodically reviews the levels of perquisites and other personal benefits that may be made available to our NEOs to confirm that such levels are reasonable and appropriate for their purposes.

Other Compensation Related Policies

Clawback Policy

The Company maintains a compensation clawback policy that requires the recovery of certain forms of executive compensation in the case of accounting restatements resulting from a material error in the issuer’s financial statements. Under the clawback policy, the Company will seek to recover incentive-based compensation from any current or former executive officer of the Company who received incentive-based compensation during the three-year period preceding the date on which we announce that we are required to restate any previously issued financial statements due to material non-compliance with any financial reporting requirement under federal securities laws. The amount to be recovered will be based on the excess of the incentive-based compensation paid to the executive based on the erroneous data over the incentive-based compensation that would have been paid to the executive if the financial accounting statements had been as presented in the restatement. No finding of misconduct is required in order for the Company to seek a recovery under the clawback policy. The Board has the discretion to determine the method of recovering amounts under the clawback policy, and recovery is not required if the Board determines, after making a reasonable effort to recover the relevant amounts, that the direct expense paid to a third party to enforce clawback policy would exceed the amount to be recovered.

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Stock Ownership Guidelines

The Company has adopted stock ownership guidelines applicable to our CEO and EVPs. Each applicable individual is required to have acquired, within 5 years of appointment to the executive’s role, shares of the Company’s common stock having a market value of a least the levels as set forth in the table below:

Position	Ownership Requirement

CEO	6X current base salary

EVPs	3X current base salary

In addition, the CEO and EVPs must retain at least 50% of the executive’s stock awards following the award’s vesting until the executive meets the applicable requirement. The Company does not currently have stock ownership guidelines applicable to our SVPs, although we intend to adopt such guidelines during fiscal 2022.

Tax and Accounting Considerations

Section 162(m) (“Section 162(m)”) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), provides that subject to certain exceptions, a publicly held corporation may not deduct compensation for federal income tax purposes exceeding $1 million in any one year paid to any of its “covered employees.” For this purpose, a “covered employee” is any individual who (i) is or acts in the capacity as the principal executive officer or the principal financial officer of the publicly-held corporation at any time during the year; (ii) is one of the three other most highly compensated officers of the publicly-held corporation for the year; or (iii) was an individual listed in either of the foregoing clauses (i) or (ii) in respect of the publicly-held corporation or any predecessor in any prior year beginning after 2016. We must distribute a specified minimum percentage of our taxable income to maintain our qualification as a REIT under the Internal Revenue Code, and we are not subject to federal income tax on our REIT taxable income if and to the extent we distribute the income to our stockholders. Accordingly, to the extent we pay compensation to any of our covered employees in excess of $1 million in any year, we may have to increase the amount of our distributions to stockholders to avoid tax liability and the loss of our REIT status. This in turn may result in a larger portion of distributions being taxable to stockholders as dividend income, instead of being treated as a nontaxable return of capital to stockholders.

Compensation Committee Report

We, the Compensation Committee of the Board of Directors, met with management to review and discuss the Compensation Discussion and Analysis set forth above, and based upon the review and discussions, we recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the year ended December 31, 2021.

David M. Jacobstein, Chair

Laurie A. Hawkes

James H. Watters

Denise Brooks-Williams

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Summary Compensation Table

The following table sets forth the portion of compensation paid to the NEOs that is attributable to services performed during the fiscal years ended December 31, 2021 and December 31, 2020.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)	Total ($)

Christopher J. Czarnecki	2021	625,010	—	2,373,361	1,309,271	120,563(5)	4,428,205

President and Chief Executive Officer	2020	562,500	750,000	2,000,000	—	8,719	3,321,219
Ryan M. Albano	2021	375,000	50,000	830,684	654,635	46,573(6)	1,956,892
Executive Vice President and Chief Financial Officer	2020	337,500	700,000	700,000	—	8,694	1,746,194
John D. Moragne	2021	375,000	50,000	830,684	654,635	50,248(7)	1,960,567

Executive Vice President and Chief Operating Officer	2020	337,500	700,000	700,000	—	8,900	1,746,400
Roderick A. Pickney

Senior Vice President, Acquisitions	2021	257,093	25,000	110,000	215,626	23,801(8)	631,520
Andrea T. Wright

Senior Vice President, Property Management	2021	190,000	—	285,000(9)	133,766	23,021(10)	631,787
Sean T. Cutt	2021	103,485	—	830,684(11)	—	1,264,164(12)	2,198,333

Former Executive Vice President and Chief Investment Officer	2020	337,500	425,000	700,000	—	9,495	1,471,995

(1)

For each of the NEOs, the amounts reported in this table reflect their base salary received through the end of the 2021 fiscal year, except in the case of Mr. Cutt whose amount reflects his base salary received as of his departure on March 31, 2021.

(2)

Amounts in the “Bonus” column reflect (i) for 2021, the one-time bonuses paid to each of Messrs. Albano, Moragne, and Pickney in 2021, and (ii) for 2020, annual bonuses for fiscal 2020, as determined at the discretion of the Compensation Committee in respect of individual achievements.

(3)

The amounts included in the “Stock Awards” column represent the grant date fair value of the restricted shares (which are time-based awards) and the restricted stock units granted in 2021 (which are performance-based awards) computed in accordance with FASB ASC Topic 718. The valuation assumptions used in determining such amounts are described in Note 2 - Stock-Based Compensation to the audited consolidated financial statements of Broadstone Net Lease, Inc.

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included in the Form 10-K for the fiscal year ended December 31, 2021. The grant date fair value of the performance-based restricted stock unit awards in this column is based on Monte Carlo value of $24.40 per share, which for each of Messrs. Czarnecki, Albano, Moragne, and Cutt is $1,573,361, $550,684, $550,684, and $550,684, respectively. The grant date fair value of the performance-based restricted stock unit awards based on the maximum level of performance for each of Messrs. Czarnecki, Albano, Moragne, and Cutt is $2,399,968, $840,000, $840,000, and $840,000, respectively.

(4)	The amounts included in the “Non-Equity Incentive Plan Compensation” column include the amount of the 2021 annual bonus paid to each of the NEOs.
(5)

This amount includes (i) $108,963 in distributions received with respect to unvested restricted shares, (ii) $8,700 in matching contributions made to the 401(k) Plan on behalf of Mr. Czarnecki, (iii) $1,700 in employer contributions made to a health savings account, and (iv) $1,200 for a monthly mobile phone stipend or fees.

(6)

This amount includes (i) $38,135 in distributions received with respect to unvested restricted shares, (ii) $8,437 in matching contributions made to the 401(k) Plan on behalf of Mr. Albano, and (iii) $1,200 for a monthly mobile phone stipend or fees.

(7)

This amount includes (i) $38,135 in distributions received with respect to unvested restricted shares, (ii) $6,563 in matching contributions made to the 401(k) Plan on behalf of Mr. Moragne, (iii) $1,893 in a true-up matching contribution made to the 401(k) Plan in 2021 in respect of contributions made in 2020, (iv) $1,700 in employer contributions made to a health savings account, (v) $757 in respect of the Service Anniversary Award for 2021, and (vi) $1,200 for a monthly mobile phone stipend or fees.

(8)

This amount includes (i) $13,962 in distributions received with respect to unvested restricted shares, (ii) $5,436 in matching contributions made to the 401(k) Plan on behalf of Mr. Pickney, (iii) $1,300 in employer contributions made to a health savings account, (iv) $1,243 in a true-up matching contribution made to the 401(k) Plan in 2021 in respect of contributions made in 2020, (v) $660 in respect of the Service Anniversary Award for 2021, and (vi) $1,200 for a monthly mobile phone stipend or fees.

(9)

Amounts reflect an issuance of 5,911 restricted shares subject to a 4-year annual vesting schedule, as well as the one-time issuance of 9,404 restricted shares subject to an annual 3-year vesting schedule granted in connection with Ms. Wright’s promotion to SVP, Property Management in February 2021.

(10)

This amount includes (i) $15,082 in distributions received with respect to unvested restricted shares, (ii) $4,513 in matching contributions made to the 401(k) Plan on behalf of Ms. Wright, (iii) $527 in a true-up matching contribution made to the 401(k) Plan in 2021 in respect of contributions made in 2020, (iv) $1,700 in employer contributions made to a health savings account, and (v) $1,200 for a monthly mobile phone stipend or fees.

(11)	This amount includes 22,569 performance-based restricted stock units with a grant date fair value of $550,684, which were forfeited on March 31, 2021.
(12)

This amount includes (i) $1,218,750 as cash severance and a prorated bonus paid in accordance with Mr. Cutt’s separation agreement, (ii) $13,507.32 as payment for the employer-portion of COBRA reimbursements pursuant to Mr. Cutt’s separation agreement (ii) $18,273 in distributions received with respect to unvested restricted shares, (iii) $8,700 in matching contributions made to the 401(k) Plan on behalf of Mr. Cutt, (iv) $425 in employer contributions made to a health savings account, and (v) $300 for a monthly mobile phone stipend or fees.

45	2022 Proxy Statement

Grant of Plan-Based Awards

The following table summarizes the awards granted to each of the NEOs during the fiscal year ended December 31, 2021.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)(1)	Maximum (#)(1)	All Other Stock Awards: Number of Shares of Stock or Units (2)	Grant Date Fair Value of Stock Awards ($)(3)

Christopher J. Czarnecki	2/28/21	—	—	—	—	—	—	42,988	800,000

	2/28/21	—	—	—	32,241	64,482	128,964	—	1,573,361

	—	375,000	750,000	1,500,000	—	—	—	—	—

Ryan M. Albano	2/28/21	—	—	—	—	—	—	15,046	280,000
	2/28/21	—	—	—	11,285	22,569	45,138	—	550,684

	—	187,500	375,000	750,000	—	—	—	—	—

John D. Moragne	2/28/21	—	—	—	—	—	—	15,046	280,000
	2/28/21	—	—	—	11,285	22,569	45,138	—	550,684

	—	187,500	375,000	750,000	—	—	—	—	—

Roderick A. Pickney	2/28/21	—	—	—	—	—	—	5,911	110,000
	2/28/21	—	—	—	—	—	—	—	—

	—	77,128	154,256	231,384	—	—	—	—	—

Andrea T. Wright	2/28/21	—	—	—	—	—	—	15,315 (4)	285,000
	2/28/21	—	—	—	—	—	—	—	—

	—	57,000	99,750	142,500	—	—	—	—	—

Sean T. Cutt (5)	2/28/21	—	—	—	—	—	—	15,046	280,000

	2/28/21	—	—	—	11,285	22,569	45,138	—	550,684

	—	187,500	375,000	750,000	—	—	—	—	—

(1)

Represents grant of performance-based restricted stock units made on February 28, 2021 with market vesting conditions. Under the terms of the award agreement, the restricted stock units are scheduled to vest on December 31, 2023, with the ability to earn shares of the Company’s common stock in a range of 0% to 200% of the awarded number of restricted stock units based on linear interpolation of the relative total shareholder return of shares of the Company’s common stock relative to the total shareholder return of other publicly traded REIT companies in a selected peer group identified in the award agreement and the MSCI US REIT index.

46	2022 Proxy Statement

(2)

Represents grant of service-based restricted shares made on February 28, 2021. Under the terms of the award agreement, the restricted shares are scheduled to vest in equal installments on each of February 28, 2022, February 28, 2023, February 28, 2024, and February 28, 2025. With respect to Ms. Wright, 5,911 of the 15,315 restricted shares are subject to the vesting conditions in the immediate preceding sentence and the remaining 9,404 restricted shares are scheduled to vest in equal installments on each of February 28, 2022, February 28, 2023, and February 28, 2024.

(3)

Grant date fair value of restricted stock units with market vesting conditions reflects amounts in accordance with ASC Topic 718. The fair value is estimated using a Monte Carlo simulation based on probable outcome at the time of grant of $24.40 per share. If the highest levels of market conditions are achieved, grant date fair value would be higher.

(4)

Amounts reflect an issuance of 5,911 restricted shares subject to a 4-year annual vesting schedule, as well as the one-time issuance of 9,404 restricted shares subject to an annual 3-year vesting schedule granted in connection with Ms. Wright’s promotion to SVP, Property Management in February 2021.

(5)	The restricted shares granted to Mr. Cutt in 2021 became 100% vested upon his separation from service. In addition, Mr. Cutt forfeited all of his unvested performance-based restricted stock units.

Employment Agreements with our Named Executive Officers

Each of Messrs. Czarnecki, Albano, Moragne and Cutt entered into Amended and Restated Employment Agreements with the OP and Broadstone Employee Sub, LLC, the OP’s subsidiary (the “Employment Agreements”). Neither Mr. Pickney nor Ms. Wright are party to an Employment Agreement with the Company, OP, or any of its subsidiaries or affiliates.

As detailed below, the Employment Agreements set forth the terms of each party’s employment, including his compensation arrangements, roles and responsibilities, and term of employment. Each of the Employment Agreements provide the following:

(1)	a term expiring on February 7, 2024, unless terminated earlier as provided under its terms;

(2)

an annual base salary of $625,000, in the case of Mr. Czarnecki, and $375,000, in the case of Messrs. Albano, Moragne and Cutt, subject to increase, but not decrease, during the employment term, unless the decrease is pursuant to across-the-board salary reductions affecting other senior level executives of the Company;

(3)

eligibility to receive a target annual bonus equal to 120% of the named executive officer’s base salary, in the case of Mr. Czarnecki, and 100%, in the case of Messrs. Albano, Moragne and Cutt, with the actual bonus amount, if any, to be based on actual performance relative to the performance criteria and targets established and administered by the Compensation Committee;

(4)	reimbursement for reasonable out-of-pocket business expenses incurred in performing their duties in accordance with the expense reimbursement policy of the Company in effect from time to time;

(5)	eligibility to participate in all benefit programs for which other senior executives of the Company are generally eligible;

(6)

entitlement to a long-term incentive award under the Company’s long-term equity compensation program with a target grant value of $2,000,000, in the case of Mr. Czarnecki, and $700,000, in the case of Messrs. Albano, Moragne, and Cutt which consist of 40% time-vested awards and 60% performance-based awards for future years;

(7)	payments upon certain terminations of employment, as described below under “Payments upon Certain Events of Termination or Change in Control”; and

(8)

restrictive covenants providing for non-competition, non-solicitation of employees, and non-interference with business relationships, in each case, during employment and for 12 months thereafter, mutual non-disparagement, and perpetual non-disclosure and non-use of confidential information.

The Employment Agreements also provide severance payments under specified conditions. The Compensation Committee believes these agreements help to retain executives who are essential to our long-term success. See “Potential Payments in Event of Termination or Change in Control” for a description of potential payments and benefits to be received by our NEOs under our compensation plans and arrangements upon termination of employment or a change in control of our Company.

47	2022 Proxy Statement

Under the terms of the Employment Agreement for each of Messrs. Czarnecki, Albano, Moragne, and Cutt the executive officers are entitled to receive certain payments in connection with certain termination events, as described below.

In the event of the executive’s termination of employment by the Company without “Cause” or by the executive for “Good Reason” (as such terms are defined in the Employment Agreement), or if the executive is terminated by the Company following the expiration of the term of the Employment Agreement, the executive is entitled to receive: (i) accrued benefits consisting of unpaid base salary and accrued but unused vacation and/or paid time off through the date of termination, reimbursement for all reasonable out-of-pocket business expenses incurred and paid by executive through date of termination, vested benefits under Company benefit plans, and any annual bonus earned but unpaid as of the date of termination (collectively, the “Accrued Benefits”); (ii) a lump sum payment equal to 2.0 times the sum of the executive’s base salary and then-current target bonus for Mr. Czarnecki and 1.5 times the sum of the executive’s base salary and then-current target bonus for Messrs. Albano, Moragne, and Cutt or, if during the period consisting of the three months prior to or 12 months following a Change in Control (the “Change in Control Window”), three times the sum of the base salary and then-current target bonus for Mr. Czarnecki and two times the sum of the executive’s base salary and then-current target bonus for Messrs. Albano, Moragne, and Cutt; (iii) a prorated target bonus for year of date of termination, through the date of termination; (iv) payment of the employer portion of COBRA premiums for 24 months; and (v) full vesting of any outstanding equity awards that are subject solely to time-based vesting conditions. All the severance payments and benefits are conditioned on the executive executing and not revoking a general release of claims for the benefit of the Company and continued compliance with the restrictive covenants, as described below. In the event of a “change in control” of the Company (as defined in the Employment Agreement), if any of the payments or benefits (including payments connected to the equity awards) provided for under the Employment Agreement or otherwise payable to the executive would constitute “parachute payments” within the meaning of Section 280G of the Code and would be subject to the related excise tax under Section 4999 of the Code, then the executive will be entitled to receive either the full payment of such payments and benefits or a reduced amount of payments and benefits, where the reduced amount would result in no portion of the payments or benefits being subject to the excise tax, whichever results in the greater amount after-tax benefits being retained by the executive.

In the event the executive’s employment with the Company is terminated due to the executive’s Disability (as defined in the Employment Agreement), the executive will be entitled to receive, (i) the Accrued Benefits; (ii) full vesting of any outstanding equity awards that are subject solely to time-based vesting conditions; (iii) a prorated target bonus for year of date of termination, through the date of termination; and (iv) payment of COBRA premiums for 12 months. In the event the executive’s death, the executive’s estate will be entitled to receive (i) the Accrued Benefits; (ii) full vesting of any outstanding equity awards that are subject solely to time-based vesting conditions; (iii) a prorated target bonus for year of date of termination, through the date of termination; and (iv) payment of COBRA premiums for 12 months.

In the event of the executive’s employment is terminated by the Company for Cause, or the executive voluntarily terminates employment (without Good Reason), the executive will be entitled to receive the Accrued Benefits, except, in the case of termination for Cause, the executive will not receive any amount of an otherwise earned but unpaid annual bonus.

Under the terms of each of the employment agreements entered into by Messrs. Czarnecki, Albano, Moragne, and Cutt the executive is subject to restrictive covenants including a perpetual confidentiality covenant and non-competition, non-solicitation of protected business relationships, non-recruitment of employees and independent contractors, and non-disparagement covenants during the term of employment and for a period of 12 months following the executive’s termination date.

On March 12, 2021, the Company implemented an internal restructuring that led to the termination of Sean Cutt’s employment with the Company, effective as of March 31, 2021. Following Mr. Cutt’s execution and non-revocation of a general release of claims for the benefit of the Company, he became entitled to receive the benefits described above for a termination without “Cause,” subject to his continued compliance with the restrictive covenants contained in his employment agreement with the Company.

48	2022 Proxy Statement

While each of Mr. Pickney and Ms. Wright has not entered into a long-form employment agreement, each of them has entered into a standard short-form employment agreement with the Company upon hire, consistent with Company practices. Such agreements provide the basic terms of employment, and expectations and requirements the Company imposes on its employees, including a basic confidentiality provision and non-solicitation of protected business relationships, non-recruitment of employees and independent contractors and non-disparagement covenants that apply during the term of employment and for a period of 12 months following the employee’s termination date.

Outstanding Equity Awards Table for Fiscal Year End

The following table summarizes the number of securities underlying the equity awards held by each of the NEOs as of the fiscal year ended December 31, 2021.

Name	Year of Grant	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Yet Vested (#)(2)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(1)

Christopher Czarnecki	2020	68,292(3)	1,695,007	—	—

	2021	42,988(3)	1,066,962	64,482	1,600,443

Ryan Albano	2020	23,900(4)	593,198	—	—

	2021	15,046(4)	373,442	22,569	560,163

John Moragne	2020	23,900(5)	593,198	—	—

	2021	15,046(5)	373,442	22,569	560,163

Roderick Pickney	2020	8,047(6)	199,727	—	—

	2021	5,911(6)	146,711	—	—

Andrea Wright	2020	2,925(7)	72,599	—	—

	2021	15,315(7)	380,113	—	—

Sean Cutt(8)	2020	—	—	—	—

	2021	—	—	—	—

(1)	Value based on the per-share closing market price of the Company’s common stock on December 31, 2021, which was $24.82.

49	2022 Proxy Statement

(2)

The number of shares of the Company’s Common Stock included in this column includes the target number of performance-based restricted stock units subject to vesting based on total shareholder return as described in the Grants of Plan-Based Awards Table.

(3)

Mr. Czarnecki’s restricted shares are scheduled to vest as follows: (i) 40,015 restricted shares will vest on February 28, 2023, (ii) 20,503 restricted shares will vest on February 28, 2024, and (iii) 10,747 restricted shares will vest on February 28, 2025. 40,015 of Mr. Czarnecki’s restricted shares vested in February 2022.

(4)

Mr. Albano’s restricted shares are scheduled to vest as follows: (i) 14,004 restricted shares will vest on February 28, 2023, (ii) 7,176 restricted shares will vest on February 28, 2024, and (iii) 3,761 restricted shares will vest on February 28, 2025. 14,005 of Mr. Albano’s restricted shares vested in February 2022.

(5)

Mr. Moragne’s restricted shares are scheduled to vest as follows: (i) 14,004 restricted shares will vest on February 28, 2023, (ii) 7,176 restricted shares will vest on February 28, 2024, and (iii) 3,761 restricted shares will vest on February 28, 2025. 14,005 of Mr. Moragne’s restricted shares vested in February 2022.

(6)

Mr. Pickney’s restricted shares are scheduled to vest as follows: (i) 4,160 restricted shares will vest on February 28, 2023 (ii) 2,819 restricted shares will vest on February 28, 2024, and (iii) 1,477 restricted shares will vest on February 28, 2025. 5,502 of Mr. Pickney’s restricted shares vested in February 2022.

(7)

Ms. Wright’s restricted shares are scheduled to vest as follows: (i) 5,588 restricted shares will vest on February 28, 2023, (ii) 5,099 restricted shares will vest on February 28, 2024, and (iii) 1,477 restricted shares will vest on February 28, 2025. 6,076 of Ms. Wright’s restricted shares vested in February 2022.

(8)	Following his termination of employment on March 31, 2021, Mr. Cutt no longer holds any unvested equity awards.

Stock Vested and Settled

The following table summarizes the number of securities underlying the equity awards held by each of the NEOs as of the fiscal year ended December 31, 2021.

Name	Number of shares Acquired on Vesting (#)	Value Realized on Settlement or Vesting ($)(1)

Christopher Czarnecki	29,268	536,189

Ryan Albano	10,245	187,688

John Moragne	10,245	187,688

Roderick Pickney	5,367	98,232

Andrea Wright	1,953	35,779

Sean Cutt	49,191	939,346

(1)	Represents the fair value of the shares of the Company’s Common Stock following the lapse of the vesting conditions for the restricted shares.

Payments upon Certain Events of Termination or Change in Control

Employment Agreements and Severance Policy

The summary description and tables below describe the arrangements that were in effect for each of our NEOs as of December 31, 2021. As described above in the section titled “Employment Agreements with our Named Executive Officers,” each of Messrs. Czarnecki, Albano, Moragne and Cutt are eligible to receive potential severance payments and benefits upon certain terminations of employment. The company does not maintain a formal severance policy for its employees and, as a result, neither Mr. Pickney nor Ms. Wright is entitled to receive a severance payment in the event of a termination without cause. Payment of the severance benefits described above is subject to the NEO’s execution of a release of claims.

50	2022 Proxy Statement

Treatment of Equity Awards

Each of our NEOs has been granted (i) time-based restricted shares and (ii) other than Mr. Pickney and Ms. Wright, performance-based restricted stock units under the Equity Plan. In connection with certain transactions or termination events, the restricted shares and performance-based restricted stock units will be treated as described below.

Treatment in connection with a Change in Control.

Time-Based Restricted Shares: In the event of a Change in Control, to the extent that any outstanding unvested restricted shares are not assumed or substituted for an equivalent number of shares by an acquirer, such restricted shares will become 100% vested. If any outstanding unvested restricted shares are assumed or substituted for an equivalent number of shares by an acquirer in connection with a Change in Control, such restricted shares will become 100% vested, if within the 12-month period following the consummation of a Change in Control, the participant’s employment is terminated by the Company (or its successor) without cause or by the participant for good reason. The “double-trigger” acceleration of assumed or substituted time-based restricted shares following a Change in Control described in the immediate preceding sentence applies to each of the NEOs.

Performance-Based Restricted Stock Units: In the event of a Change in Control, if the restricted stock units are assumed by an acquirer, the Board will determine the extent to which the performance conditions have been achieved as of the date on which the transaction is consummated and the portion of the award that would have otherwise vested on such date will continue to remain outstanding and eligible to vest upon the expiration of the performance period. If the restricted stock units are assumed in connection with a Change in Control and the participant’s employment is terminated by the Company (or its successor) without cause or by the participant for good reason within the 12-month period following a Change in Control, then the outstanding performance-based restricted stock units will vest in full based on actual performance of the Company as of the date on which the Change in Control is consummated. If the restricted stock units are not assumed or substituted for an equivalent award by an acquirer, the portion of the restricted stock units that have satisfied the performance conditions based on actual performance will become 100% vested as of the date on which the Change in Control is consummated.

Treatment upon Termination.

Time-Based Restricted Shares: In the event of a termination of employment for any reason (other than as described below), all unvested time-based restricted shares are forfeited without consideration as of the date of such termination. With respect to Messrs. Czarnecki, Albano, Cutt, and Moragne, however, if the NEO’s employment terminated is (i) by the Company without Cause or by the executive for Good Reason, or (ii) due to their death or Disability, such NEO is entitled to full acceleration of his or her unvested restricted shares.

Performance-Based Restricted Stock Units: If the participant’s employment is terminated for any reason (other than as described below), the unvested portion of the performance-based restricted stock units is forfeited without consideration as of the date of such termination. If the participant’s employment with the Company is terminated due to death or disability, and if a NEO is terminated by the Company without cause or by the NEO for good reason, such participant will be entitled to vest in a prorated number of performance-based restricted stock units (calculated based on the number of days the participant was employed during the performance period prior to such termination), which is determined to be vested and earned based on the actual achievement of the performance goals through the expiration of the performance period, as determined by the Company on the measurement date following the end of the performance period. If the participant’s employment with the Company is determined by the Company for cause or by the participant without good reason, then all outstanding performance-based restricted stock units will be terminated upon the date of termination.

The table below estimates the dollar value of the additional payments and benefits that the NEOs would have been entitled to receive under the plans and arrangements described above, assuming the applicable triggering event occurred on December 31, 2021. For this purpose, we have assumed a value of $24.82 per share of our common stock, the closing price of our common stock on December 31, 2021.

51	2022 Proxy Statement

	Base Salary ($)	Bonus Amount ($)	Benefits Continuation ($)(1)	Equity Acceleration ($)(2)	Total

Upon Termination by the Company without Cause or by the Executive for Good Reason

Christopher Czarnecki	1,250,000	1,500,000	17,093	2,761,969	5,529,062

Ryan Albano	562,500	750,000	40,612	966,640	2,319,752

John Moragne	562,500	750,000	27,015	966,640	2,306,155

Roderick Pickney	N/A	N/A	N/A	N/A	N/A

Andrea Wright	N/A	N/A	N/A	N/A	N/A

Sean Cutt (3)	1,125,000	93,750	27,015	939,346	2,185,111

Upon Termination by the Executive due to death or Disability

Christopher Czarnecki	—	1,500,000	8,546	2,761,969	4,270,515

Ryan Albano	—	750,000	20,321	966,640	1,736,961

John Moragne	—	750,000	13,507	966,640	1,730,147

Roderick Pickney	—	N/A	N/A	N/A	N/A

Andrea Wright	—	N/A	N/A	N/A	N/A

Sean Cutt	N/A	N/A	N/A	N/A	N/A

Upon Termination by the Company without Cause or by the Executive for Good Reason in connection with a Change in Control

Christopher Czarnecki	1,875,000	1,500,000	17,093	5,962,885(4)	9,354,948

Ryan Albano	750,000	750,000	40,612	2,086,965(4)	3,627,577

John Moragne	750,000	750,000	27,015	2,086,965(4)	3,613,980

Roderick Pickney	N/A	N/A	N/A	346,438	346,438

Andrea Wright	N/A	N/A	N/A	452,717	452,717

Sean Cutt	N/A	N/A	N/A	N/A	N/A

(1)	Amounts in this column represent the value of the health and welfare benefits continuation.
(2)

Amounts in this column represent the value of the acceleration of restricted stock awards which were outstanding as of December 31, 2021. As of December 31, 2021, the fair market value of a share of the Company’s common stock was $24.82.

(3)

Mr. Cutt’s termination of employment was treated as a termination without “Cause” for purposes of his employment agreement. As such, following Mr. Cutt’s execution and non-revocation of a release of claims in favor of the Company, he became entitled to and received a single lump-sum severance payment of $1,218,750, began receiving benefit continuation in the amount of $27,015, and full vesting of his time-based equity awards.

(4)

Amounts in this column assume that maximum levels of performance would have been achieved at the closing of a Change in Control transaction that occurred December 31, 2021 with respect to all outstanding and unvested performance-based restricted stock units.

For purposes of the equity awards, the definition of “Change in Control” is provided below in the section titled “Description of the 2020 Omnibus Equity Incentive Plan.” For purposes of the Employment Agreements entered into by Messrs. Czarnecki, Albano, Moragne and Cutt, the terms below are generally defined as provided below:

•

“Cause” means (i) conduct by executive that amounts to willful misconduct, gross neglect, or a material refusal to perform executive’s duties and responsibilities, which conduct, if susceptible to a cure in the reasonable discretion of the Company, remains uncured for ten (10) business days following delivery of a written notice to executive setting forth the nature of such

52	2022 Proxy Statement

conduct; (ii) any willful violation of any material law, rule, or regulation applicable to the Company generally; (iii) executive’s material violation of any material written policy, board committee charter, or code of ethics or business conduct (or similar code) of the Company to which executive is subject, which violation, if susceptible to a cure in the reasonable discretion of the Company, remains uncured for ten (10) business days following delivery of a written notice to executive setting forth the nature of such violation; (iv) any act of fraud, misappropriation, or embezzlement by executive, whether or not such act was committed in connection with the business of the Company; (v) a material breach of Section 6 hereof or of any other contractual obligations, or any breach of fiduciary duties owed by executive to the Company (which breach, if susceptible to a cure in the reasonable discretion of the Company, remains uncured for ten (10) business days following delivery of a written notice to executive setting forth the nature of such breach); (vi) executive’s charge with, indictment for, conviction of, or entry of a plea of guilty or nolo contendere or no contest with respect to: (X) any felony, or any misdemeanor involving dishonesty or moral turpitude (including pleading guilty or nolo contendere to a felony or lesser charge which results from plea bargaining), whether or not such felony, crime or lesser offense is connected with the business of the Company, or (Y) any crime connected with the business of the Company; or(v) executive’s deliberate misrepresentation in connection with, or willful failure to cooperate with, a bona fide internal investigation or an investigation by regulatory or law enforcement authorities, after being instructed by the Company to cooperate, or the willful destruction or failure to preserve documents or other materials known to be relevant to such investigation or the willful inducement of others to fail to cooperate or to produce documents or other materials as reasonably requested by the Company or its legal counsel.

•

“Good Reason” means any of the following, without the executive’s written consent: (i) a material diminution in executive’s title, position, authority, duties, or responsibilities; (ii) a material diminution in the authority, duties, or responsibilities of the supervisor to whom Executive is required to report; (iii) a material diminution in executive’s base salary or target bonus opportunity; (iv) a willful and material breach by the Company of this Agreement; or (v) the relocation (without the written consent of Executive) of Executive’s principal place of employment by more than thirty-five (35) miles from executive’s then-current principal location; ,however, that a termination by executive for any of the reasons listed in (i) through (v) above shall not constitute termination for Good Reason unless (A) the notice of termination on account thereof is given no later than ninety (90) days after the time at which executive has knowledge that the event or condition purportedly giving rise to Good Reason first occurs or arises, (B) if there exists an event or condition that constitutes Good Reason, the Company shall have thirty (30) days from the date notice of such termination is received to cure such event or condition and, if the Company does so, such event or condition shall not constitute Good Reason hereunder, and (C) Executive provides written notice of termination with Good Reason within sixty (60) days following the Company’s failure to cure such event or condition.

53	2022 Proxy Statement

Securities Authorized for Issuance under Equity Compensation Plans

The following table provides information about shares of common stock authorized for issuance under all of our equity compensation plans as of December 31, 2021:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)

Equity compensation plans approved by security holders	—	—	—

Equity compensation plans not approved by security holders	219,240(1)	N/A	8,389,950(2)

Total	219,420	—	8,389,950(2)

(1)	This column represents the performance-based restricted stock units that are outstanding as of December 31, 2021 under the 2020 Omnibus Equity Incentive Plan.
(2)

Reflects the number of shares of common stock that remain available for issuance under the 2020 Omnibus Equity Incentive Plan, as of December 31, 2021, taking into account 9,000,000 shares of common stock authorized for issuance under the terms of the plan less equity awards that were granted prior to December 31, 2021 and any applicable award forfeitures.

Description of the 2020 Omnibus Equity Incentive Plan

On August 4, 2020, our Board of Directors adopted the Company’s 2020 Omnibus Equity and Incentive Plan (the “2020 Equity Incentive Plan”), under which equity awards may be made in respect of 9,000,000 shares of our Common Stock (“Shares”). Under the 2020 Equity Incentive Plan, awards may be granted in the form of options, restricted stock, restricted stock units, stock appreciation rights, dividend equivalent rights, share awards and performance-based awards (including performance share units and performance-based restricted stock) and LTIP Units (as defined below). The following is a summary of the material terms of the 2020 Equity Incentive Plan. This summary is qualified in its entirety by reference to the full text of the 2020 Equity Incentive Plan, which is attached as Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on August 4, 2020, which is hereby incorporated by reference.

Administration. The 2020 Equity Incentive Plan is administered by the Compensation Committee of our Board of Directors. The Compensation Committee consists of at least two directors of the Board of Directors and may consist of the entire Board of Directors. The Compensation Committee consists of directors considered to be non-employee directors for purposes of Section 16 of the Exchange Act.

Plan Term. The 2020 Equity Incentive Plan will terminate on the tenth (10th) anniversary of the date of its adoption, unless earlier terminated by our Board of Directors.

Eligibility. Under the 2020 Equity Incentive Plan, “Eligible Individuals” include officers, employees, consultants, and non-employee directors providing services to the Company and its subsidiaries. The Compensation Committee will determine which Eligible Individuals will receive grants of awards.

Incentives Available. Under the 2020 Equity Incentive Plan, the Compensation Committee may grant any of the following types of awards to an Eligible Individual: nonqualified stock options (“NQSOs”); stock appreciation rights (“SARs”); restricted stock grants (“Restricted Stock”); restricted stock units (“RSUs”); Performance Awards; Dividend Equivalent Rights; Share Awards; LTIP Units, and Cash- Based Awards, each as defined below and, to certain Eligible Individuals in accordance with Section 422 of the Code, incentive stock options (“ISOs”) (each type of grant is considered an “Award”).

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Shares Available. Subject to any adjustment as provided in the 2020 Equity Incentive Plan, up to 2,250,000 Shares may be issued pursuant to Awards granted under the 2020 Equity Incentive Plan, all of which may be granted as incentive stock options (“ISOs”). For a non-employee director, the maximum dollar amount of cash or the fair market value of Shares that any individual may receive in any calendar year in respect of Awards may not exceed that number of Shares representing a fair market value equal to the positive difference, if any, between $500,000 and the aggregate value of any annual cash retainer paid to the non-employee director (excluding the value any chairperson retainer or fee and meeting fees received by a non-employee director in respect of such calendar year).

If an Award or any portion thereof that is granted under 2020 Equity Incentive Plan (i) expires or otherwise terminates without all of the Shares covered by such Award having been issued, or (ii) is settled in cash (i.e., the participant receives cash rather than Shares), such expiration, termination, or settlement will not reduce (or otherwise offset) the number of Shares that may be available for issuance under 2020 Equity Incentive Plan. If any Shares issued pursuant to an Award are forfeited and returned back to or reacquired by the Company because of the failure to meet a contingency or condition required to vest such Shares in the participant, then the Shares that are forfeited or reacquired will again become available for issuance under 2020 Equity Incentive Plan. Any Shares tendered or withheld (i) to pay the exercise price of an Option (as defined below), or (ii) to satisfy tax withholding obligations associated with an Award granted under 2020 Equity Incentive Plan shall not become available again for issuance under 2020 Equity Incentive Plan.

Stock Options. The Compensation Committee may grant NQSOs to Eligible Individuals and ISOs to Eligible Individuals (collectively, “Options”) who are employees of the Company or a subsidiary on the date of grant. A NQSO is the right to purchase one or more Shares at a designated exercise price. An ISO is an Option that is subject to statutory requirements and limitations required for certain tax advantages allowed under Section 422 of the Code, and an NQSO is an Option that does not qualify as an ISO.

Vesting and Exercise Periods for Options. Each Option granted under the 2020 Equity Incentive Plan may be subject to certain vesting requirements and will become exercisable in accordance with the specific terms and conditions of the Option, as determined by the Compensation Committee at the time of grant and set forth in an Award agreement. The term of an Option generally may not exceed ten years from the date it is granted (five years in the case of an ISO granted to a ten-percent stockholder). Each Option, to the extent it becomes exercisable, may be exercised at any time in whole or in part until its expiration or termination, unless otherwise provided in applicable Award agreement.

Exercise Price for Options. The purchase price per Share with respect to any Option granted under the 2020 Equity Incentive Plan may be not less than the greater of the par value of a Share and 100% of the fair market value of a share of Common Stock on the date the Option is granted (110% in the case of an ISO granted to a ten-percent stockholder).

Stock Appreciation Rights. The Compensation Committee may grant SARs to Eligible Individuals on terms and conditions determined by the Compensation Committee at the time of grant and set forth in an Award agreement. A SAR may be granted (a) at any time if unrelated to an Option, or (b) if related to an Option, either at the time of grant or at any time thereafter during the term of the Option.

Amount Payable. A SAR is a right granted to a participant to receive an amount equal to (i) the excess of the fair market value of a Share on the last business day preceding the date of exercise of such SAR over the fair market value of a Share on the date the SAR was granted, multiplied by (ii) the number of Shares as to which the SAR is being exercised. A SAR may be settled or paid in cash, Shares or a combination of each, in accordance with its terms.

Duration. Each SAR will be exercisable or be forfeited or expire on such terms as the Compensation Committee determines. Except in limited circumstances, an SAR shall have a term of no greater than ten years.

Prohibition on Repricings. The Compensation Committee has no authority to make any adjustment or amendment (other than in connection with certain changes in capitalization or certain corporate transactions in accordance with the terms of the 2020 Equity Incentive Plan, as generally described below) that reduces, or would have the effect of reducing, the exercise price of an Option or SAR previously granted under the 2020 Equity Incentive Plan, unless the Company’s stockholders approve such adjustment or amendment.

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Dividend Equivalent Rights. The Compensation Committee may grant dividend equivalent rights (“Dividend Equivalent Rights”), either in tandem with an Award or as a separate Award, to Eligible Individuals on terms and conditions determined by the Compensation Committee at the time of grant and set forth in an Award agreement. A Dividend Equivalent Right is a right to receive cash or Shares based on the value of dividends that are paid with respect to the Shares. Amounts payable in respect of Dividend Equivalent Rights may be payable currently or, if applicable, deferred until the lapsing of restrictions on such dividend equivalent rights or until the vesting, exercise, payment, settlement, or other lapse of restrictions on the Award to which the Dividend Equivalent Rights relate, subject to compliance with Section 409A of the Code. Dividend Equivalent Rights may be settled in cash or shares of Common Stock or a combination thereof, in a single installment or multiple installments, as determined by the Compensation Committee. Unless set forth in an Award Agreement, awards of Restricted Stock (other than performance-vested Restricted Stock) will include a right to receive dividends at the time such dividend is paid to holders of Shares, whether or not the Restricted Stock is vested at that time and Awards of Restricted Stock Units and performance vested Restricted Stock will provide for dividend equivalent rights that will accrue and be paid only at such time as the underlying awards vest.

Restricted Stock; Restricted Stock Units. The Compensation Committee may grant either Shares (Restricted Stock) or phantom Shares (RSUs), in each case subject to certain vesting requirements, on terms and conditions determined by the Compensation Committee at the time of grant and set forth in an Award agreement.

Restricted Stock. Unless the Compensation Committee determines otherwise, upon the issuance of shares of Restricted Stock, the participant shall have all of the rights of a stockholder with respect to such Shares, including the right to vote the Shares and to receive all dividends or other distributions made with respect to the Shares. The Compensation Committee may determine that the payment to the participant of dividends, or a specified portion thereof, declared or paid on such Shares shall be deferred until the lapsing of the restrictions imposed upon such Shares and held by the Company for the account of the participant until such time. Payment of deferred dividends in respect of shares of Restricted Stock shall be made upon the lapsing of restrictions imposed on the shares of Restricted Stock in respect of which the deferred dividends were paid, and any dividends deferred in respect of any shares of Restricted Stock shall be forfeited upon the forfeiture of such shares of Restricted Stock.

Period for Lapsing of Restrictions on Restricted Stock. During such period as may be set by the Compensation Committee in the Award agreement (the “Vesting Period”), the Participant shall not be permitted to sell, transfer, pledge, hypothecate, or assign shares of Restricted Stock awarded under the 2020 Equity Incentive Plan except by will or the laws of descent and distribution. The Compensation Committee may also impose such other restrictions and conditions, including the attainment of pre-established Performance Objectives (as defined below) or other corporate or individual performance goals, on Restricted Stock as it determines in its sole discretion.

Restricted Stock Units. Each RSU shall represent the right of the participant to receive a payment upon vesting of the RSU, or on any later date specified by the Compensation Committee, of an amount equal to the fair market value of a Share as of the date the RSU becomes vested (together with such dividends as may have accrued with respect to such Share from the time of the grant of the Award until the time of vesting), or such later date as determined by the Compensation Committee at the time the RSU is granted (and which will be set forth in the applicable grant agreement). An RSU may be settled or paid in cash, Shares or a combination of each, as determined by the Compensation Committee.

Performance Awards. Performance awards ((“Performance Awards”) (including performance units (“Performance Units”) and performance share units (“Performance Share Units”)) and performance-based restricted stock (“Performance-Based Restricted Stock”)) may be granted to Eligible Individuals on terms and conditions determined by the Compensation Committee and set forth in an Award agreement.

Performance Units. Performance Units shall be denominated in a specified dollar amount and, contingent upon the attainment of specified performance objectives within a performance cycle and such other vesting conditions as may be determined by the Compensation Committee (including without limitation, a continued employment requirement following the end of the applicable performance period), represent the right to receive payment of the specified dollar amount or a percentage of the specified dollar amount depending on the level of performance objective attained; provided, however, that the Compensation Committee may at the time a Performance Unit is granted specify a maximum amount payable in respect of a vested Performance Unit. The award agreement for each Performance Unit shall specify the number of Performance Units to which it relates, the Performance Objectives and other conditions which must be satisfied in order for the Performance Unit to vest and the performance cycle within which such Performance Objectives must be satisfied and the circumstances under which the award will be forfeited.

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Performance Share Units. Performance Share Units shall be denominated in Shares and, contingent upon the attainment of specified Performance Objectives within a performance cycle and such other vesting conditions as may be determined by the Compensation Committee (including, without limitation, a continued employment requirement following the end of the applicable performance period), represent the right to receive an amount of the fair market value of a Share on the date the Performance Share Unit becomes vested or any other date specified by the Compensation Committee or a percentage of such amount depending on the level of Performance Objective attained; provided, however, that the Compensation Committee may at the time a Performance Share Unit is granted specify a maximum amount payable in respect of a vested Performance Share Unit. A Performance Share Unit may be settled in cash, shares, or a combination of each. The Award agreement for each Performance Share Unit shall specify the number of Performance Share Units to which it relates, the Performance Objectives and other conditions which must be satisfied in order for the Performance Share Unit to vest and the performance cycle within which such Performance Objectives must be satisfied and the circumstances under which the Award will be forfeited.

Performance-Based Restricted Stock. Performance-Based Restricted Stock shall consist of an Award of shares of Restricted Stock, issued in the participant’s name and subject to appropriate restrictions and transfer limitations. Unless the Compensation Committee determines otherwise and as set forth in the applicable Award agreement, upon issuance of Shares of Performance-Based Restricted Stock, the participant shall have all of the rights of a stockholder with respect to such Shares, including the right to vote the Shares and to receive all dividends or other distributions paid or made with respect to Shares. The Award agreement for each Award of Performance-Based Restricted Stock will specify the number of shares of Performance-Based Restricted Stock to which it relates, the Performance Objectives and other conditions that must be satisfied in order for the Performance-Based Restricted Stock to vest, the performance cycle within which the Performance Objectives must be satisfied (which will not be less than one (1) year) and the circumstances under which the Award will be forfeited.

Performance Objectives. Performance objectives (“Performance Objectives”) may be expressed in terms of (i) net earnings; (ii) earnings per share; (iii) net debt; (iv) revenue or sales growth; (v) net or operating income; (vi) net operating profit; (vii) return measures (including, but not limited to, return on assets, capital, equity or sales); (viii) cash flow (including, but not limited to, operating cash flow, distributable cash flow and free cash flow); (ix) earnings before or after taxes, interest, depreciation, amortization and/or rent; (x) share price (including, but not limited to growth measures and total stockholder return); (xi) expense control or loss management; (xii) customer satisfaction; (xiii) market share; (xiv) economic value added; (xv) working capital; (xvi) the formation of joint ventures or the completion of other corporate transactions; (xvii) gross or net profit margins; (xviii) revenue mix; (xix) operating efficiency; (xx) product diversification; (xxi) market penetration; (xxii) measurable achievement in quality, operation or compliance initiatives; (xxiii) quarterly dividends or distributions; (xxiv) employee retention or turnover; (xxv) any other operational, financial or other goal as may be determined by the Compensation Committee; (xxvi) AFFO or Funds From Operations, or (xxvii) any combination of or a specified increase in any of the foregoing. Performance Objectives may be in respect of the performance of the Company, any of its Subsidiaries or Divisions (as defined in the 2020 Equity Incentive Plan) or any combination thereof. Performance Objectives may be absolute or relative (to prior performance of the Company or to the performance of one or more other entities or external indices) and may be expressed in terms of a progression within a specified range. The Compensation Committee may adjust Performance Objectives from time to time to reflect the impact of specified events, including any one or more of the following with respect to the applicable performance period: (i) the gain, loss, income, or expense resulting from changes in accounting principles or tax laws that become effective during the performance period; (ii) the gain, loss, income, or expense reported publicly by the Company with respect to the performance period that are extraordinary or unusual in nature or infrequent in occurrence; (iii) the gains or losses resulting from, and the direct expenses incurred in connection with, the disposition of a business or the sale of investments or non-core assets; (iv) the gain or loss from all or certain claims and/or litigation and all or certain insurance recoveries relating to claims or litigation; (v) the impact of investments or acquisitions made during the year or, to the extent provided by the Compensation Committee, any prior year; or (vi) other extraordinary or unusual events as determined by the Compensation Committee. The events may relate to the Company as a whole or to any part of the Company’s business or operations, as determined by the Compensation Committee. Any adjustments based on the effect of certain events are to be determined in accordance with generally accepted accounting principles and standards, unless another objective method of measurement is designated by the Compensation Committee.

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Prior to the vesting, payment, settlement, or lapsing of any restrictions the Compensation Committee shall determine that the applicable Performance Objectives have been satisfied. In respect of a Performance Award, the Compensation Committee may, in its sole discretion, (i) reduce the amount of cash paid or number of Shares to be issued or that have been issued and that become vested or on which restrictions lapse, and/or (ii) establish rules and procedures that have the effect of limiting the amount payable to any Participant to an amount that is less than the amount that otherwise would be payable under such Award. The Compensation Committee may exercise such discretion in a non-uniform manner among Participants.

Share Awards. The Compensation Committee may grant an Award of Shares (“Share Awards”) to an Eligible Individual on such terms and conditions as the Compensation Committee may determine at the time of grant. A Share Award may be made as additional compensation for services rendered by the Eligible Individual or may be in lieu of cash or other compensation to which the Eligible Individual is entitled from the Company.

LTIP Units. The Compensation Committee may grant an Award of LTIP Units (“LTIP Units”) to an Eligible Individual on such terms and conditions as the Compensation Committee may determine at the time of grant. LTIP Units are intended to be profits interests in the OP, the rights and features of which, if applicable, will be set forth in the OP Agreement, as applicable.

Cash-Based Awards. The Compensation Committee may grant a Cash-Based Award to an Eligible Individual on such terms and conditions as the Compensation Committee may determine at the time of grant. The Compensation Committee shall determine the maximum duration of the Cash-Based Award, the amount of cash to which the Cash-Based Award pertains, the conditions upon which the Cash-Based Award shall become vested or payable, and such other provisions as the Compensation Committee may determine. Each Cash-Based Award shall specify a cash-dominated payment amount, formula or payment ranges as determined by the Compensation Committee.

Adjustments upon Changes in Capitalization. In the event that the outstanding Shares are changed into or exchanged for a different number or kind of Shares or other stock or securities or other equity interests of the Company or another corporation or entity, whether through merger, consolidation, reorganizations, recapitalization, reclassification, stock dividend, stock split, reverse stock split, substitution, or other similar corporate event or transaction, or an extraordinary dividend or distribution by the Company in respect of its Shares or other capital stock or securities convertible into capital stock in cash, securities, or other property, the Compensation Committee shall determine the appropriate adjustments, if any, to (a) the maximum number and kind of shares of stock or other securities or other equity interests as to which Awards may be granted under the 2020 Equity Incentive Plan, (b) the maximum number and class of Shares or other stock or securities that may be issued upon exercise of ISOs, (c) the number and kind of Shares or other securities covered by any or all outstanding Awards that have been granted under the 2020 Equity Incentive Plan, (d) the option price of outstanding Options and the base price of outstanding SARs, and (e) the Performance Objectives applicable to outstanding Performance Awards.

Effect of Change in Control or Certain Other Transactions. Generally, the Award agreement evidencing each Award will provide any specific terms applicable to that Award in the event of a Change in Control of the Company (as defined below). Unless otherwise provided in an Award agreement, in connection with a merger, consolidation, reorganization, recapitalization, or other similar change in the capital stock of the Company, or a liquidation or dissolution of the Company or a Change in Control (each a “Corporate Transaction”), Awards shall either: (a) continue following such Corporate Transaction, which may include, in the discretion of the Compensation Committee or the parties to the Corporate Transaction, the assumption, continuation, or substitution of the Awards, in each case with appropriate adjustments to the number, kind of shares, and exercise prices of the Awards; (b) become vested in whole or in part; or (c) terminate.

For purposes of the 2020 Equity Incentive Plan, “Change in Control” generally means the occurrence of any of the following events with respect to the Company: (a) any person (other than directly from the Company) first acquires securities of the Company representing fifty percent or more of the combined voting power of the Company’s then outstanding voting securities, other than an acquisition by certain employee benefit plans, the Company or a related entity, or any person in connection with a non-control transaction; (b) a majority of the members of the Board of Directors is replaced by directors whose appointment or election is not endorsed by a majority of the members of the Board of Directors serving immediately prior to such appointment or election; (c) any merger, consolidation, or reorganization, other than in a non-control transaction; (d) a complete liquidation or dissolution; or (e) sale or disposition of all or substantially all of the assets. A “non-control transaction” generally includes any transaction in which (i) stockholders immediately before

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such transaction continue to own at least a majority of the combined voting power of such resulting entity following the transaction; (ii) a majority of the members of the Board of Directors immediately before such transaction continue to constitute at least a majority of the board of the surviving entity following such transaction; or (iii) with certain exceptions, no person other than any person who had beneficial ownership of more than fifty percent of the combined voting power of the Company’s then outstanding voting securities immediately prior to such transaction has beneficial ownership of more than fifty percent of the combined voting power of the surviving entity’s outstanding voting securities immediately after such transaction.

Options and SARs Terminated in Corporate Transaction. If Options or SARs are to terminate in the event of a Corporate Transaction, the holders of vested Options or SARs must be provided either (a) fifteen days to exercise their Options or SARs, or (b) payment (in cash or other consideration) in respect of each Share covered by the Option of SAR being cancelled in an amount equal to the excess, if any, of the per Share consideration to be paid to stockholders in the Corporate Transaction over the price of the Option or the SAR. If the per Share consideration to be paid to stockholders in the Corporate Transaction is less than the exercise price of the Option or SAR, the Option or SAR may be terminated without payment of any kind. The holders of unvested Options or SARs may also receive payment, at the discretion of the Compensation Committee, in the same manner as described above for vested Options and SARs. The Compensation Committee may also accelerate the vesting on any unvested Option or SAR and provide holders of such Options or SARS a reasonable opportunity to exercise the Award.

Other Awards Terminated in Corporate Transaction. If Awards other than Options and SARs are to terminate in connection with a corporate transaction, the holders of vested Awards will be provided, and holders of unvested Awards may be provided, at the discretion of the Compensation Committee, payment (in cash or other consideration upon or immediately following the Corporate Transaction, or, to the extent permitted by Section 409A of the Code, on a deferred basis) in respect of each Share covered by the Award being cancelled in an amount equal to the per Share price to be paid to stockholders in the Corporate Transaction, where the value of any non-cash consideration will be determined by the Compensation Committee in good faith.

The Compensation Committee may, in its sole discretion, provide for different treatment for different Awards or Awards held by different parties, and where alternative treatment is available for a participant’s Awards, may allow the participant to choose which treatment will apply to his or her Awards.

Transferability. The 2020 Equity Incentive Plan generally restricts the transfer of any Awards, except (a) transfers by will or the laws of descent and distribution, or (b) to a beneficiary designated by the participant, to whom any benefit under the 2020 Equity Incentive Plan is to be paid or who may exercise any rights of the participant in the event of the participant’s death before he or she receives any or all of such benefit or exercises an Award.

Amendment or Termination of the Equity Incentive Plan. The 2020 Equity Incentive Plan may be amended or terminated by the Board of Directors without stockholder approval unless stockholder approval of the amendment or termination is required under applicable law, regulation, or New York Stock Exchange requirement. No amendment may materially and adversely alter or impair any Awards that had been granted under the 2020 Equity Incentive Plan prior to the amendment without the impacted participant’s consent. The 2020 Equity Incentive Plan will terminate on the tenth (10th) anniversary of its effective date; however, when the 2020 Equity Incentive Plan terminates, any applicable terms will remain in effect for administration of any Awards outstanding at the time of the 2020 Equity Incentive Plan’s termination.

Forfeiture Events; Clawback. The Compensation Committee may specify in an Award agreement that the participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture, clawback, or recoupment upon the occurrence of certain specified events or as required by law, in addition to any otherwise applicable forfeiture provisions that apply to the Award. Without limiting the generality of the foregoing, any Award under the 2020 Equity Incentive Plan shall be subject to the terms of any clawback policy maintained by the Company, as it may be amended from time to time.

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Compensation Committee Interlocks and Insider Participation

In 2021, our Board of Directors determined the compensation of our non-management Directors.

During 2021, there were no interlocks or insider participation as to compensation decisions required to be disclosed pursuant to SEC regulations. During the fiscal year ended December 31, 2021, none of our executive officers serves, or in the past had served, as a member of the Board of Directors or compensation committee, or other committee serving an equivalent function, of any entity that has one or more executive officers who serve as members of our Board of Directors or our Compensation Committee. None of the members of our Compensation Committee is, or has ever been, an officer or employee of our Company.

CEO Pay Ratio

Our CEO Pay Ratio was calculated in compliance with the requirement set forth in Item 402(u) of Regulation S-K. We calculated the annual total compensation of our median employee (other than our CEO) for fiscal 2021 to be $97,953. As reported in the Summary Compensation Table for fiscal 2021 in this Proxy Statement, the annual total compensation of our CEO for fiscal 2021 was $1,934.270. Based on this information, the ratio of the annual total compensation of our CEO to the annual total compensation of our median employee for fiscal 2021 was 19.75:1.

To identify our median employee, we used the following methodology:

•	We determined our median employee based on our entire employee population as of December 31, 2021.

•	We used a consistently applied compensation measure that included the sum of each employee’s base salary and annual bonuses earned in 2021 that were paid in 2022.

•	We annualized the base salaries for employees who were employed by us for less than the entire calendar year.

Using this approach, we identified our median employee and then calculated the annual total compensation of this employee for 2021 in accordance with the requirements of the Summary Compensation Table. This pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodology described above. Because the SEC’s rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios. This information is being provided for compliance purposes. Neither the Compensation Committee nor management of the Company used the pay ratio measure in making compensation decisions.

Compensation Risk Assessment

The Compensation Committee does not believe that any of the Company’s compensation programs expose the Company to excessive risk, but instead encourage behavior that supports sustainable value creation for stockholders by appropriately balancing risk and reward. In approving compensation programs, the Compensation Committee considers whether the compensation programs encourage unnecessary or excessive risk taking.

Our Compensation Committee designed our compensation programs to mitigate any potential risks, by utilizing compensation vehicles with the following characteristics:

•

A mix of compensation elements that provide focus on both short- and long-term goals, as well as cash and equity-based compensation so as not to inappropriately emphasize one measure of our performance;

•	Caps on the maximum payouts available and minimum thresholds required before payment under certain incentive programs, including our annual and long-term incentive programs;

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•	Stock ownership guidelines that require our executive officers to accumulate and maintain a significant ownership interest in the Company;

•	Oversight of programs (or components of programs) by a broad-based group of individuals, including human resources, finance, internal audit, and an independent compensation consultant;

•

Setting performance goals that are intended to be challenging yet provide employees with a reasonable opportunity to reach the threshold amount, while requiring meaningful performance to reach the target level and substantial performance to reach the maximum level;

•

Final awards under the annual incentive program are subject to the discretion of the Compensation Committee which may consider both quantitative and qualitative factors in respect of company and individual achievements;

•

Our insider trading policy prohibits all employees (including officers) and directors and certain of their respective family members and controlled entities from engaging in transactions in our securities that are speculative in nature, including, but not limited to prohibiting short selling, purchasing options, taking out margin loans against stock options, pledging, hedging or engaging in any other type of speculative arrangement that has a similar economic effect without the full risk or benefit of ownership, and transacting in the securities of any entity with which the Company is discussing significant business matters;

•

All shares awarded under the equity awards are payable in the form of performance-based restricted stock units that are earned and become vested at the end of a three-year performance period or time-based restricted shares that vest annually over a period of three or four years based on the executive’s continued employment on the applicable vesting date. Specifically, the performance-vested restricted stock units are based on a performance criteria relative to total shareholder return ensuring that our executives’ interests align with those of our stockholders over the long term;

•	FPC, the Compensation Committee’s independent compensation consultant, assists with the review of the executive compensation policies and practices.

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BENEFICIAL OWNERSHIP

Security Ownership of Certain Beneficial Owners and Management

The following table shows, as of March 1, 2022, the amount of our Common Stock beneficially owned (unless otherwise indicated) by: (1) any person who is known by us to be the beneficial owner of more than 5% of the outstanding shares of our Common Stock based upon information furnished by such owners in public filings; (2) each of our directors and nominees for election as a director; (3) each of our named executive officers; and (4) all of our directors and executive officers in the aggregate. The address for each of the persons or entities named in the following table is 800 Clinton Square, Rochester, New York 14604.

Name of Beneficial Owner	Number of Shares of Common Stock (1)	Percentage of Common Stock (2)
Greater than 5% Stockholders	-	-
BlackRock, Inc.	14,260,821(3)	8.72%
Principal Real Estate Investors, LLC	11,368,824(4)	6.95%
The Vanguard Group	22,673,912(5)	13.86%

Directors and Named Executive Officers
Christopher J. Czarnecki (6)	383,423	*
Ryan M. Albano	124,352	*
John D. Moragne (7)	108,363	*
Roderick A. Pickney	56,176	*
Andrea T. Wright (8)	20,739	*
Denise Brooks-Williams	4,412	*
Michael A. Coke (9)	24,462	*
Laurie A. Hawkes (10)	103,476	*
David M. Jacobstein (11)	38,168	*
Agha S. Khan	13,513	*
Shekar Narasimhan (12)	76,581	*
Geoffrey H. Rosenberger	105,188	*
James H. Watters	92,495	*
All directors and executive officers as a group (20 persons)	1,369,337	*

*	Less than 1% of the outstanding shares of our Common Stock.

(1)

Beneficial ownership is determined in accordance with the rules of the SEC. Under SEC rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote, or to direct the voting of, such security, or “investment power,” which includes the right to dispose of or to direct the disposition of such security. A person also is deemed to be a beneficial owner of any securities which that person has a right to acquire within 60 days. Except as otherwise indicated by footnote, and subject to community property laws where applicable, the persons named in the table above have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

(2)

The percentages indicated are based upon the number of shares of Common Stock held by the officer or director divided by the approximately 163,613,009 shares of our Common Stock outstanding as of March 1, 2022.

(3)

Based upon information contained in a Schedule 13G filed on February 4, 2022, BlackRock, Inc. has sole voting power over 13,241,680 of the reported shares, sole dispositive power over all of the reported shares and no shared voting or shared dispositive power with respect to any of the reported shares.

(4)

Based upon information contained in a Schedule 13G/A filed on February 14, 2022, Principal Real Estate Investors, LLC has shared voting and shared dispositive power with respect to all of the reported shares.

(5)

Based upon information contained in a Schedule 13G/A filed on February 10, 2022, The Vanguard Group has shared voting power over 283,474 of the reported shares, sole dispositive power over 22,250,986 of the reported shares, shared dispositive power over 422,926 of the reported shares and sole voting power over none of the reported shares.

(6)

Includes 328,542 shares that are owned jointly with Mr. Czarnecki’s spouse, with respect to which Mr. Czarnecki shares voting and investment power, and 54,881 shares owned by a trust of which Mr. Czarnecki is the trustee and beneficiary, and respect to which Mr. Czarnecki disclaims any beneficial ownership.

(7)	The reported shares are owned jointly with Mr. Moragne’s spouse, with respect to which Mr. Moragne shares voting and investment power.

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(8)	The reported shares are owned jointly with Ms. Wright’s spouse, with respect to which Ms. Wright shares voting and investment power.

(9)	Includes 22,952 shares owned by a family trust of which Mr. Coke is co-trustee and with respect to which Mr. Coke and members of his immediate family are the sole beneficiaries.

(10)	The reported shares are owned by a trust of which Ms. Hawkes is the trustee and with respect to which Ms. Hawkes has sole voting and investment power.

(11)

Includes 20,559 shares owned of record by an IRA account for the account of Mr. Jacobstein, and 16,402 shares owned by a trust of which Mr. Jacobstein is the trustee and with respect to which Mr. Jacobstein has sole voting and investment power.

(12)	The reported shares are owned by Beekman Advisors, Inc., of which Mr. Narasimhan is the Managing Partner, and with respect to which Mr. Narasimhan disclaims any beneficial ownership.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related party transactions are transactions in which we are a participant where the amount involved exceeds $120,000 and a member of our Board of Directors, an executive officer, or a holder of more than 5% of our voting securities (or an immediate family member of any of the foregoing) has a direct or indirect material interest. Our Code of Ethics and the Guidelines each prohibit directors and executive officers from engaging in transactions that may result in a conflict of interest with us. Pursuant to our Code of Ethics, Related Party Transaction Policy and our Audit Committee’s charter, our Audit Committee must review any transaction involving a director, executive officer or 5% shareholder with a value in excess of $50,000 or that otherwise may create a conflict of interest. The Audit Committee must either approve or reject the transaction or refer the transaction to the full Board of Directors, excluding any interested director(s).

Our Code of Ethics, the Guidelines and charter of the Audit Committee are available on our website at https://investors.bnl.broadstone.com.

The following is a summary of certain related party transactions. The related party transactions listed below were all approved by our Board of Directors.

Internalization

On November 11, 2019, we entered into a merger agreement (the “Merger Agreement”) providing for the internalization of the external management functions (the “Internalization”) previously performed for the Company and its operating partnership (the “OP”) by Broadstone Real Estate, LLC or its affiliates (“BRE”), which was completed on February 7, 2020. In connection with the Internalization, 71 employees of BRE, including our entire senior management team, became our employees, providing continuity of management for the Company. In connection with the Internalization, we also agreed to pay up to $75 million of additional “earnout” consideration (payable in four tranches of $10 million, $15 million, $25 million, and $25 million, and in the same form of consideration as the initial payments made in connection with the Internalization) if certain milestones were met. During 2021, the Company met the milestones to trigger the payment of all four tranches of earnout payments based upon the dollar volume-weighted average price of a share of our Common Stock.

In connection with the earnout payments, certain of our executive officers and directors and their affiliates received certain material benefits, including the following:

•

Certain entities with which Agha Khan, a member of our Board of Directors, is affiliated, received 686,786 shares of our Common Stock and 714,296 OP Units (collectively, with a value of approximately $30.12 million based on a contractual share price of $21.50 per share), and approximately $352,779 in cash (collectively, with the Common Stock and OP Units, a total value of approximately $30.48 million);

•

Christopher J. Czarnecki, our Chief Executive Officer, President, and Director, received 40,866 shares of Common Stock (with a value of approximately $878,619 based on a contractual share price of $21.50 per share), and approximately $1.08 million in cash (collectively, with the Common Stock, a total value of approximately $1.95 million);

•

Ryan M. Albano, our EVP and Chief Financial Officer, received 16,701 shares of Common Stock (with a value of approximately $359,071 based on a contractual share price of $21.50 per share), and approximately $840,506 in cash (collectively, with the Common Stock, a total value of approximately $1.20 million);

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•

John D. Moragne, our EVP and Chief Operating Officer, received 13,254 shares of Common Stock (with a value of approximately $284,961 based on a contractual share price of $21.50 per share), and approximately $618,367 in cash (collectively, with the Common Stock, a total value of approximately $903,328);

•	Michael B. Caruso, our SVP, Corporate Finance and Investor Relations, received approximately $265,032 in cash;

•

Timothy D. Dieffenbacher, our SVP, Chief Accounting Officer and Secretary, received 3,609 shares of Common Stock (with a value of approximately $77,594 based on a contractual share price of $21.50 per share), and approximately $150,081 in cash (collectively, with the Common Stock, a total value of approximately $227,675);

•

Kristen A. Duckles, our SVP and Chief Administrative Officer, received 4,910 shares of Common Stock (with a value of approximately $105,565 based on a contractual share price of $21.50 per share), and approximately $182,123 in cash (collectively, with the Common Stock, a total value of approximately $287,688);

•

L. James Lessard Jr., our SVP, Asset Management, received 8,831 shares of Common Stock (with a value of approximately $189,866 based on a contractual share price of $21.50 per share), and approximately $374,951 in cash (collectively, with the Common Stock, a total value of approximately $564,817);

•

Roderick A. Pickney, our SVP, Acquisitions, received 9,036 shares of Common Stock (with a value of approximately $194,274 based on a contractual share price of $21.50 per share), and approximately $328,799 in cash (collectively, with the Common Stock, a total value of approximately $523,073); and

•

Molly Kelly Wiegel, our SVP, Human Resources, received 2,936 shares of Common Stock (with a value of approximately $63,124 based on a contractual share price of $21.50 per share), and approximately $111,538 in cash (collectively, with the Common Stock, a total value of approximately $174,662).

Registration Rights Agreement

Upon closing of the Internalization, we entered into the Registration Rights Agreement, pursuant to which we agreed to use commercially reasonable efforts to prepare and file not later than 180 days following the completion of a public offering of our Common Stock a shelf registration statement relating to the redemption of OP Units and the offer and sale of registrable shares of Common Stock of the Company held by Amy Tait and certain affiliated members of her family (the “Founding Owners”) and Trident and its affiliates (the “Trident Owners”). We also agreed to provide two demand registration rights to the Trident Owners which are available only after completion of such an offering and to provide customary piggyback registration rights to both the Founding Owners and the Trident Owners in connection with public offerings by us after completion of a public offering. We have agreed to pay customary registration expenses and to provide customary indemnification in connection with the foregoing registration rights granted to the Founding Owners and the Trident Owners.

Pursuant to the terms of the Registration Rights Agreement, dated February 7, 2020, we prepared and filed a Registration Statement on Form S-3 (File No. 333-254490), with respect to the redemption of OP Units and the offer and sale of registrable shares of Common Stock of the Company held by the Founding Owners and the Trident Owners.

We will pay customary registration expenses and provide customary indemnification in connection with the registration of the registrable shares held by the Founding Owners and the Trident Owners.

Tax Protection Agreement

Upon closing of the Internalization, we entered into the Founding Owners’ Tax Protection Agreement, pursuant to which the OP agreed to indemnify the Founding Owners against the applicable income tax liabilities resulting from: (1) the sale, exchange, transfer, conveyance, or other disposition of the assets of BRE that we acquired in the Internalization (“the Contributed Property”) in a taxable transaction prior to February 7, 2030; and (2) our failure to offer the Founding Owners the opportunity to guarantee specific types of the OP’s indebtedness in order to enable the Founding Owners to continue to defer the applicable income tax liabilities associated with the allocation of that indebtedness. Our maximum liability under the Founding Owners’ Tax Protection Agreement is capped at $10 million. The aggregate built-in gain on the Contributed Property that would be allocable to the Founding Owners is estimated to be approximately $128.6 million and does not include any of our real property assets.

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Indemnification Agreements

We have entered into indemnification agreements with each of our directors and executive officers. The indemnification agreements require that, subject to certain conditions, we indemnify each director and officer to the fullest extent permitted by law against any and all liabilities and expenses to which they may become subject by reason of their service as a director, officer, employee, or agent of our Company, and that we advance to each director and officer all reasonable expenses incurred by each director or officer in defense of any claim or proceeding without any preliminary determination of the director’s or officer’s entitlement to indemnification; provided, that any amounts advanced will be refunded to us by the indemnified director or officer if it is ultimately determined that they did not meet the standard of conduct necessary for indemnification. The indemnification agreements also require that we maintain directors’ and officers’ liability insurance covering our directors and officers on terms at least as favorable as the policy coverage in place as of the date each indemnification agreement is entered into unless otherwise approved by a majority of our Board of Directors. Each indemnification agreement may only amended by the mutual written agreement of our Company and the director or officer party thereto.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling our Company pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

There is currently no pending material litigation or proceeding involving any of our directors, officers, or employees for which indemnification is sought.

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AUDIT COMMITTEE REPORT

The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any previous or future filings under the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except to the extent that the Company incorporates it by specific reference.

Management is responsible for the Company’s financial statements, internal controls, and financial reporting process. The independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and to issue a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes. The Audit Committee is governed by a charter, a copy of which is available on our website at https://investors.bnl.broadstone.com. The Audit Committee charter is designed to assist the Audit Committee in complying with applicable provisions of the Exchange Act, which relate to corporate governance and many of which directly or indirectly affect the duties, powers, and responsibilities of the Audit Committee.

Review and Discussions with Management and Independent Registered Public Accounting Firm. In this context, the Audit Committee has met and held discussions with management, the independent registered public accounting firm, and the Company’s outsourced internal audit consultant regarding the Company’s financial statements and internal controls. Management represented to the Audit Committee that the Company’s audited consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, and the Audit Committee has reviewed and discussed the audited consolidated financial statements with management and the independent registered public accounting firm. The Audit Committee discussed with the independent registered public accounting firm matters required to be discussed by Auditing Standards No. 1301 Communications with Audit Committees, issues regarding accounting and auditing principles and practices, and the adequacy of internal control over financial reporting that could significantly affect the Company’s financial statements.

The Company’s independent registered public accounting firm also provided to the Audit Committee the written disclosures and letters required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and the Audit Committee discussed with the independent registered public accounting firm that firm’s independence. The Audit Committee has reviewed the original proposed scope of the annual audit of the Company’s financial statements and the associated fees and any significant variations in the actual scope of the audit and fees.

Conclusion. Based on the review and discussions referred to above, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, as filed with the SEC on February 23, 2022.

AUDIT COMMITTEE

David M. Jacobstein, Chair
Michael A. Coke
Geoffrey H. Rosenberger
James H. Watters

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PROPOSAL NO. 5: RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Background

Our Audit Committee and Board of Directors has determined to engage Deloitte & Touche LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2022. Deloitte & Touche LLP has acted as our independent registered public accounting firm for our three most recent fiscal years. Although ratification by stockholders of this selection is not required, the selection of Deloitte & Touche LLP as our independent registered public accounting firm will be presented to the stockholders for their ratification at the Annual Meeting. If the stockholders do not ratify the selection of Deloitte & Touche LLP, the Audit Committee will reconsider its choice, taking into consideration the views of the stockholders, and may, but will not be required to, appoint a different independent registered public accounting firm. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting to respond to appropriate questions and will have the opportunity to make a statement if they so desire.

Fees Paid to Deloitte & Touche LLP

The following table shows the amounts that were billed to us by Deloitte & Touche LLP during the last two fiscal years for “Audit Fees”, “Audit-Related Fees”, “Tax Fees” and “All Other Fees”, respectively:

Fee Type	Fiscal Year Ended December 31, 2021	Fiscal Year Ended December 31, 2020
Audit Fees	$1,397,000	$836,500
Audit-Related Fees	—	—
Tax Fees	505,000	598,064
All Other Fees	—	—

Total	$1,902,000	$1,434,564

Audit Fees. These amounts relate to the annual audit of our consolidated financial statements included in our Annual Report on Form 10-K, quarterly reviews of interim financial statements included in our Quarterly Reports on Form 10-Q, and additional services typically provided by the independent registered public accounting firm in connection with statutory or regulatory filings or engagements.

Audit-Related Fees. These amounts relate to assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported as “Audit Fees”, above. Deloitte & Touche LLP did not provide any services billed under this category for the last two fiscal years.

Tax Fees. These amounts relate to professional services for tax compliance, advice and planning.

All Other Fees. These amounts relate to other products and services not considered to fall under the categories above. No additional services were provided by Deloitte & Touche LLP to us for the last two fiscal years.

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Pre-Approval Policies and Procedures

The Audit Committee has adopted a policy for the pre-approval of audit, non-audit and tax services that may be provided by our independent registered public accounting firm. Committee pre-approval is not required for audit, non-audit and tax services customarily included in the performance of independent audit engagements related to the review and issuance of annual financial statements and opinion letters, so long as the services to be performed are included in the applicable engagement letter. All audit and non-audit services performed by Deloitte & Touche LLP during the fiscal years ended December 31, 2021 and 2020, were pre-approved in accordance with this policy. These services have included audit services, tax services, and all other services. The Audit Committee did not pre-approve any other products or services that did not fall into these categories, and Deloitte & Touche LLP provided no other products or services during the past two fiscal years.

Required Vote

You may vote “FOR,” “AGAINST” or “ABSTAIN” on the ratification of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2022. The ratification of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2022, requires the affirmative vote of at least a majority of all votes cast at the Annual Meeting or by proxy. For purposes of the vote on the ratification of Deloitte & Touche LLP, any shares not voted (whether by abstention, broker non-vote, or otherwise) will not be counted as votes cast and will have no impact on the result of the vote, although abstentions will count toward the presence of a quorum.

The stockholder vote on the ratification of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022 is not binding on the Company. If the stockholders do not ratify the appointment, the Audit Committee will reconsider the appointment. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

Board Recommendation

Our Board of Directors unanimously recommends you vote “FOR” ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2022.

OTHER MATTERS

As of the date of this proxy statement, neither our management nor our Board of Directors knows of any matters to come before the Annual Meeting other than the matters presented herein. If, however, any other matters do properly come before the Annual Meeting or any postponement or adjournment thereof, it is the intention of the persons designated as proxies to vote in accordance with their discretion with respect to such matters insofar as such proxies are not limited to the contrary.

No person is authorized to give any information or to make any representation not contained in this proxy statement, and, if given or made, such information or representation should not be relied upon as having been authorized. The delivery of this proxy statement shall not, under any circumstances, imply that there has not been any change in the information set forth herein since the date of the proxy statement.

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HOUSEHOLDING OF PROXY MATERIALS

We and some brokers “household” the Annual Report and proxy materials, delivering a single copy of each to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or us that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If at any time you no longer wish to participate in householding and would prefer to receive a separate copy of the proxy materials, including the Annual Report, or if you are receiving multiple copies of the proxy materials and wish to receive only one, please notify your broker, if your shares are held in a brokerage account, or us, if you hold registered shares, at which time we will promptly deliver separate copies of the materials to each of the affected stockholders or discontinue the practice, according to your wishes. You can notify us by sending a written request to Broadstone Net Lease, Inc., Attn: Investor Relations, 800 Clinton Square, Rochester, New York 14604 or by telephone at 585-287-6500.

PROPOSALS FOR NEXT ANNUAL MEETING

Under SEC regulations, any stockholder desiring to make a proposal to be acted upon at our 2023 annual meeting of stockholders must cause such proposal to be received at our principal executive offices located at 800 Clinton Square, Rochester, New York 14604, Attention: Secretary, no later than November 25, 2022 in order for the proposal to be considered for inclusion in our proxy statement for that meeting; provided, however, that in the event that the date of the 2023 annual meeting of stockholders is advanced or delayed by more than thirty days from the first anniversary of the date of the Annual Meeting, the deadline for the delivery of such stockholder proposal will be a reasonable time prior to the date we begin to print and send our proxy materials. Stockholders also must follow the procedures prescribed in Rule 14a-8 promulgated under the Exchange Act.

Pursuant to Article II, Section 12(a)(2) of our Bylaws, if a stockholder wishes to present a proposal at the 2023 annual meeting of stockholders, whether or not the proposal is intended to be included in the proxy statement for that meeting, the stockholder must give advance written notice thereof to our Secretary at our principal executive offices, no earlier than October 26, 2022 and no later than 5:00 p.m., Eastern Time, on November 25, 2022; provided, however, that in the event that the date of the 2023 annual meeting of stockholders is advanced or delayed by more than thirty days from the first anniversary of the date of the Annual Meeting, written notice of a stockholder proposal must be delivered not earlier than the 150th day prior to the date of the 2023 annual meeting of stockholders and not later than 5:00 p.m., Eastern Time, on the later of the 120th day prior to the date of the 2023 annual meeting of stockholders or the tenth day following the day on which public announcement of the date of the 2023 annual meeting of stockholders is first made. Any stockholder proposals not received by us by the applicable date in the previous sentence will be considered untimely. Rule 14a-4(c) promulgated under the Exchange Act permits our management to exercise discretionary voting authority under proxies it solicits with respect to such untimely proposals.

ANNUAL REPORT

A copy of the 2021 Annual Report of the Company on Form 10-K, which contains all of the financial information (including the Company’s audited financial statements and financial statement schedules) and certain general information regarding the Company, may be obtained without charge from our website at https://investors.bnl.broadstone.com, or by calling our Investor Relations team at 585-287-6500.

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Annex A

~~ARTICLES OF INCORPORATION~~

~~OF~~

ARTICLES OF AMENDMENT AND RESTATEMENT OF

BROADSTONE NET LEASE, INC.

FIRST: Broadstone Net Lease, Inc., a Maryland corporation (the “Corporation”), desires to amend and restate its charter as currently in effect and as hereinafter amended.

SECOND: The following provisions are all the provisions of the charter currently in effect and as hereinafter amended:

ARTICLE I

NAME

The name of the corporation is Broadstone Net Lease, Inc. (the “Corporation”).

ARTICLE II

PURPOSE

The purposes for which the Corporation is formed are to engage in any lawful act or activity (including, without limitation or obligation, qualifying as a real estate investment trust under Sections 856 through 860, or any successor sections, of the Internal Revenue Code of 1986, as amended (the “Code”)) for which corporations may be organized under the Maryland General Corporation Law, as amended from time to time (the “MGCL”) and the general laws of the State of Maryland as now or hereafter in force.

ARTICLE III

RESIDENT AGENT AND PRINCIPAL OFFICE

The name and address of the resident agent for service of process of the Corporation in the State of Maryland is ~~National Corporate Research, Ltd., 836 Park Avenue, Second Floor~~CSC-Lawyers Incorporating Service Company, 7 St. Paul Street, Suite 820, Baltimore, MD ~~21201~~21202 . The address of the Corporation’s principal office in the State of Maryland is Broadstone Net Lease, Inc., c/o ~~National Corporate Research, Ltd., 836 Park Avenue, Second Floor~~CSC-Lawyers Incorporating Service Company, 7 St. Paul Street, Suite 820, Baltimore, MD ~~21201~~21202 . The Corporation may have such other offices and places of business within or outside the State of Maryland as the board may from time to time determine.

ARTICLE IV

DEFINITIONS

As used herein, the following terms shall have the following meanings unless the context otherwise requires:

~~Asset Manager. The Person responsible for directing or performing the day-to-day business affairs of the Corporation by delegation from the Board, which initially shall be Broadstone Asset Management, LLC, a New York limited liability company, an Affiliate of the Corporation.~~

Affiliate. An Affiliate of another Person includes any of the following:

(a)	any Person directly or indirectly controlling, controlled by or under common control with such other Person;

(b)	any executive officer, director, trustee or general partner of such other Person; and

(c)	any legal entity for which such Person acts as an executive officer, director, trustee or general partner.

Board. The Board of Directors of the Corporation.

Bylaws. The bylaws of the Corporation, as amended from time to time.

Capital Stock. All classes or series of stock of the Corporation, including, without limitation, Common Stock and Preferred Stock.

Code. The term has the meaning set forth in Article II herein. References to Code sections shall mean such sections of the Code or any successor provision, in each case as modified by regulations adopted by the Internal Revenue Service with respect to such sections.

Common Stock. The term has the meaning set forth in Section 6.1 hereof.

Corporation. The term has the meaning set forth in Article I herein.

~~Determined Share Value. The value of a share of Common Stock set by the Independent Directors Committee from time to time.~~

Distributions. Any distributions of money or other property by the Corporation to owners of shares of Capital Stock, including dividends and distributions that may constitute a return of capital for federal income tax purposes, as set forth in Section 6.8 hereof.

Holder. Any Person who holds Capital Stock.

Independent Director. Any director of the Corporation who is not:

(a) employed by the Corporation or any of its subsidiaries; or

~~(b)~~	~~employed by or have any equity interest in the Asset Manager or any of its Affiliates; or~~

(~~c~~b)     a Person determined by the Independent Directors Committee to have such personal, business or professional relationships with the ~~Asset Manager~~Corporation or any of its Affiliates such that the Person’s exercise of independent judgment would likely be compromised.

Independent Directors Committee. The term has the meaning set forth in Article IX.

Market Price. On any date, with respect to any class or series of outstanding shares of Capital Stock, the Closing Price for such Capital Stock on such date. The “Closing Price” on any date shall mean the last sale price for such Capital Stock, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, for such Capital Stock, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trade on the NYSE or, if such Capital Stock is not listed or admitted to trade on the NYSE, as reported on the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which such Capital Stock is listed or admitted to trading or, if such Capital Stock is not listed or admitted to trade on any national securities exchange, the last quoted price, or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the principal automated quotation system that may then be in use or, if such Capital Stock is not quoted by any such system, the average of the closing bid and asked prices as furnished by a professional market maker making a market in such Capital Stock selected by the Board or, in the event that no trading price is available for such Capital Stock, the fair market value of the Capital Stock, as determined in good faith by the Board.

MGCL. The term has the meaning set forth in Article II hereof.

NYSE. The New York Stock Exchange.

Operating Company. Broadstone Net Lease, LLC, a New York limited liability company of which the Corporation ~~will be~~is the managing member.

Person. An individual, corporation, association, business trust, estate, trust, partnership, limited liability company or other legal entity.

Preferred Stock. The term has the meaning set forth in Section 6.1 herein.

REIT. A real estate investment trust under Sections 856 through 860 of the Code or any successor provisions.

Securities. Any of the following issued by the Corporation, as the context requires: shares of Capital Stock, any other stock, shares or other evidences of equity or beneficial or other interests, voting trust certificates, bonds, debentures, notes or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as “securities” or any certificates of interest, shares or participations in, temporary or interim certificates for, receipts for, guarantees of, or warrants, options or rights to subscribe to, purchase or acquire, any of the foregoing.

Stockholders. The holders of record of the shares of Capital Stock as maintained in the books and records of the Corporation or its transfer agent.

ARTICLE V

BOARD OF DIRECTORS

Section 5.1. Number and Term of Directors.

(a)     The business and affairs of the Corporation shall be managed under the direction of the Board. The Board shall consist initially of two (2) directors until immediately prior to the time that the Corporation shall have more than one stockholder at which time the Board shall be increased by the number of Independent Directors elected by the Board at that time. The number of members of the Board may be increased or decreased pursuant to the Bylaws, but shall never be fewer than the minimum number required to at all times have a sufficient number of Independent Directors for the Independent Directors Committee. A majority of the seats on the Board will be held by Independent Directors.

(b)     Each director shall hold office until the next annual meeting of stockholders and until his or her successor is duly elected and qualified. Directors may be elected to an unlimited number of successive terms.

(c)     The names of the initial directors are:

Norman P. Leenhouts

Amy L. Tait

(d)     Any and all vacancies on the Board may be filled ~~only~~ by the affirmative vote of a majority of the remaining Directors in office, even if the remaining Directors do not constitute a quorum, and any Director elected to fill a vacancy shall serve for the remainder of the full term of the directorship in which such vacancy occurred. Except as provided by law, the Stockholders may elect a successor to fill a vacancy on the Board which results from the removal of a Director. Vacancies among the Independent Directors’ positions shall be filled by individuals who would be Independent Directors. No reduction in the number of Directors shall cause the removal of any Director from office prior to the expiration of his or her term, except as may otherwise be provided in the terms of any Preferred Shares.

Section 5.2. General Powers of the Board. The business and affairs of the Corporation shall be managed under the direction of the Board. The Board shall monitor the administrative procedures, investment operations and performance of the Corporation and the Operating Company ~~and may delegate to the Asset Manager the power and authority to assure that such policies are carried out~~. The Board may take any action that, in its sole judgment and discretion, is necessary or desirable to conduct the business of the Corporation. The Articles of Incorporation shall be construed with a presumption in favor of the grant of power and authority to the Board. The enumeration and definition of particular powers of the Board included in this Article V shall in no way be construed in any manner to exclude or limit the powers conferred upon the Board under the general laws of the State of Maryland as now or hereafter in force.

Section 5.3. Authorization by Board of Stock Issuance. The Board may authorize the issuance from time to time of shares of Capital Stock of the Corporation of any class or series, whether now or hereafter authorized, or securities or rights convertible into shares of its Capital Stock of any class or series, whether now or hereafter authorized, for such consideration as the Board may deem advisable (or without consideration in the case of a stock split or stock dividend), subject to such restrictions or limitations, if any, as may be set forth in the Articles of Incorporation or the Bylaws.

Section 5.4. Determinations by Board. The determination as to any of the following matters, made in good faith by or pursuant to the direction of the Board or any ~~Committee~~committee of the Board consistent with the Articles of Incorporation and in the absence of actual receipt of an improper benefit in money, property or services or active and deliberate dishonesty established by a court, shall be final and conclusive and shall be binding upon the Corporation and every Holder of shares of its Capital Stock: the amount of the net income of the Corporation for any period and the amount of assets at any time legally available for the payment of Distributions on its Capital Stock and to members of the Operating Company, or repurchase or redemption of its Capital Stock; the amount of paid-in surplus, net assets, other surplus, annual or other net profit, net assets in excess of capital, undivided profits or excess of profits over losses on sales of assets; the amount, purpose, time of creation, increase or decrease, alteration or cancellation of any reserves or charges and the propriety thereof (whether or not any obligation or liability for which such reserves or charges shall have been created shall have been paid or discharged); the fair value, or any sale, bid or asked price to be applied in determining the fair value, of any asset owned or held by the Corporation; ~~the determination of the Determined Share Value;~~ and any matters relating to the acquisition, holding and disposition of any assets by the Corporation.

To the fullest extent provided under Section 2-104(b)(9) of the MGCL, the Board may, but is not required, in considering a potential acquisition by any Person of control of the Corporation or substantially all of its assets, to consider the effect of the potential acquisition: (i) Holders, employees, suppliers, customers, and creditors of the Corporation, and (ii) the communities in which the offices of the Corporation or the properties owned, directly or indirectly, by it are located.

Section 5.5. REIT Qualification. If the Corporation elects to qualify for federal income tax treatment as a REIT, the Board shall use its reasonable best efforts to take such actions as are necessary or appropriate to preserve the status of the Corporation as a REIT; however, if the Board determines that it is no longer in the best interests of the Corporation to continue to be qualified as a REIT, the Board may revoke or otherwise terminate the Corporation’s REIT election pursuant to Section 856(g) of the Code. The Board also may determine that compliance with any restriction or limitation set forth in this Articles of Incorporation which is intended to preserve the status of the Corporation as a REIT, including, without limitation, the restrictions and limitations on ownership and transfers of Capital Stock set forth in Article VII, is no longer required for REIT qualification and may waive compliance with any such restriction or limitation at any time or from time to time with respect to any Holder to the extent approved by the ~~Independent Directors Committee~~Board.

~~Section 5.6. Financings. The Board shall have the power and authority to borrow or, in any other manner, raise money for the purposes and on the terms it determines, which terms may (a) include evidencing the same by issuance of Securities of the Corporation and (b) have such provisions as the Board may determine, including, without limitation, to redeem or reacquire such Securities; to enter into other contracts or obligations on behalf of the Corporation; to guarantee, indemnify or act as surety with respect to payment or performance of obligations of any Person; and to mortgage, pledge, assign, grant security interests in or otherwise encumber the Corporation’s assets to secure any such Securities of the~~

~~Corporation, contracts or obligations (including guarantees, indemnifications and suretyships); and to renew, modify, release, compromise, extend, consolidate or cancel, in whole or in part, any obligation to or of the Corporation or participate in any reorganization of obligors to the Corporation.~~

ARTICLE VI

STOCK

Section 6.1. Authorized Shares. The total number of shares of Capital Stock that the Corporation shall have authority to issue is ~~100,000,000~~520,000,000 , of which (i) ~~80,000,000~~500,000,000 shares shall be designated as common stock, $  ~~0.001~~0.00025 par value per share (“Common Stock”), and 20,000,000 shares shall be designated as preferred stock, $0.001 par value per share (“Preferred Stock”). The aggregate par value of all authorized shares of Capital Stock having par value is $100,000.00. The Board, with the approval of a majority of the directors and without any action by the stockholders of the Corporation, may amend the Articles of Incorporation from time to time to increase or decrease the aggregate number of shares of Capital Stock or the number of shares of Capital Stock of any class or series that the Corporation has the authority to issue.

Section 6.2. Common Stock. Subject to the provisions of Article VII, each share of Common Stock shall entitle the Holder thereof to one vote. The Board may reclassify any unissued shares of Common Stock from time to time in one or more classes or series of Capital Stock.

Section 6.3. Preferred Stock. The Board may classify any unissued shares of Preferred Stock and reclassify any previously classified but unissued shares of Preferred Stock of any series from time to time in one or more series of Capital Stock.

Section 6.4. Classified or Reclassified Shares. Prior to the issuance of classified or reclassified shares of any class or series, the Board by resolution shall: (a) designate that class or series to distinguish it from all other classes and series of Capital Stock of the Corporation; (b) specify the number of shares to be included in the class or series; (c) set or change, subject to the provisions of Article VII and subject to the express terms of any class or series of Capital Stock of the Corporation outstanding at the time, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other Distributions, qualifications and terms and conditions of redemption for each class or series; and (d) cause the Corporation to file articles supplementary with the State Department of Assessments and Taxation of Maryland with respect to such class or series. Any of the terms of any class or series of Capital Stock set or changed pursuant to clause (c) of this Section 6.4 may be made dependent upon facts or events ascertainable outside the Articles of Incorporation (including determinations by the Board or other facts or events within the control of the Corporation) and may vary among Holders thereof, provided that the manner in which such facts, events or variations shall operate upon the terms of such class or series of Capital Stock is clearly and expressly set forth in the articles supplementary filed with the State Department of Assessments and Taxation of Maryland.

Section 6.5. Articles of Incorporation and Bylaws. All Persons who shall acquire Capital Stock in the Corporation shall acquire the same subject to the provisions of the Articles of Incorporation and the Bylaws.

of the Code, as modified by Section 856(d)(5) of the Code. The terms “Constructive Owner,” “Constructively Owns,” “Constructively Owning” and “Constructively Owned” shall have the correlative meanings.

~~Determined Share Value. With respect to any class or series of outstanding shares of Capital Stock, the price most recently determined by the Independent Directors Committee based on the net asset value of the Corporation’s assets and such other factors as the Independent Directors Committee may, in its sole discretion determine or, in the event the class or series of shares of Capital Stock is traded on a national securities exchange the closing or last sale price for such Capital Stock, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, for such Capital Stock.~~

Excepted Holder. A stockholder of the Corporation for whom an Excepted Holder Limit is created by this Articles of Incorporation or by the Board pursuant to Section 7.2.7.

Excepted Holder Limit. The percentage limit established by the Board pursuant to Section 7.2.7 provided that the affected Excepted Holder agrees to comply with the requirements established by the Board pursuant to Section 7.2.7, and subject to adjustment pursuant to Section 7.2.8.

Initial Date. The date upon which the Articles of Incorporation containing this Article VII is filed with the State Department of Assessments and Taxation of Maryland.

Prohibited Owner. With respect to any purported Transfer, any Person who but for the provisions of Section 7.2.1(b) would Beneficially Own or Constructively Own shares of Capital Stock and, if appropriate in the context, shall also mean any Person who would have been the record owner of the shares that the Prohibited Owner would have so owned.

Restriction Termination Date. The first day after the Initial Date on which the ~~Independent Directors Committee~~Board determines that it is no longer in the best interests of the Corporation to attempt to, or continue to, qualify as a REIT or that compliance with the restrictions and limitations on Beneficial Ownership, Constructive Ownership and Transfers of shares of Capital Stock set forth herein is no longer required in order for the Corporation to qualify as a REIT.

Transfer. Any issuance, sale, transfer, gift, assignment, devise or other disposition as well as any other event that causes any Person to acquire Beneficial Ownership or Constructive Ownership, or any agreement to take any such actions or cause any such events, of Capital Stock or the right to vote or receive distributions on Capital Stock, including: (a) the granting or exercise of any option (or any disposition of any option) with respect to Capital Stock, (b) any acquisition or disposition of any securities or rights convertible into or exchangeable for Capital Stock or any interest in Capital Stock or any exercise of any such conversion or exchange right, and (c) Transfers of interests in other entities that result in changes in Beneficial Ownership or Constructive Ownership of Capital Stock; in each case, whether voluntary or involuntary, whether owned of record, Constructively Owned or Beneficially Owned and whether by operation of law or otherwise. The terms “Transferring” and “Transferred” shall have the correlative meanings.

Trust. Any trust provided for in Section 7.3.1.

Section 7.3.3. Distributions and Voting Rights. The Trustee shall have all voting rights and rights to distributions with respect to shares of Capital Stock held in the Trust, which rights shall be exercised for the exclusive benefit of the Charitable Beneficiary. Any distribution paid prior to the discovery by the Corporation that the shares of Capital Stock have been transferred to the Trustee shall be paid by the recipient of such distribution to the Trustee upon demand, and any distribution authorized but unpaid shall be paid when due to the Trustee. Any distribution so paid to the Trustee shall be held in trust for the Charitable Beneficiary. The Prohibited Owner shall have no voting rights with respect to shares held in the Trust, and, subject to Maryland law, effective as of the date that the shares of Capital Stock have been transferred to the Trustee, the Trustee shall have the authority with respect to the shares held in the Trust (at the Trustee’s sole discretion): (a) to rescind as void any vote cast by a Prohibited Owner prior to the discovery by the Corporation that the shares of Capital Stock have been transferred to the Trustee, and (b) to recast such vote in accordance with the desires of the Trustee acting for the benefit of the Charitable Beneficiary; provided, however, that if the Corporation has already taken corporate action based upon the outcome of such vote, then the Trustee shall not have the authority to rescind and recast such vote. Notwithstanding the provisions of this Article VII, until the Corporation has received notification that shares of Capital Stock have been transferred into a Trust, the Corporation shall be entitled to rely on its share transfer and other stockholder records for purposes of preparing lists of stockholders entitled to vote at meetings, determining the validity and authority of proxies and otherwise conducting votes of stockholders.

Section 7.3.4. Sale of Shares by Trustee. Within 20 days of receiving notice from the Corporation that shares of Capital Stock have been transferred to the Trust, the Trustee of the Trust shall sell the shares held in the Trust to a Person, designated by the Trustee, whose ownership of the shares will not violate the ownership limitations set forth in Section 7.2.1(a). In connection with any such sale, the Trustee shall use good faith efforts to sell such shares at a fair market price. Upon such sale, the interest of the Charitable Beneficiary in the shares sold shall terminate and the Trustee shall distribute the net proceeds of the sale to the Prohibited Owner and to the Charitable Beneficiary as provided in this Section 7.3.4. The Prohibited Owner shall receive the lesser of: (a) the price paid by the Prohibited Owner for the shares or, if the Prohibited Owner did not give value for the shares in connection with the event causing the shares to be held in the Trust (e.g., in the case of a gift, devise or other such transaction), the ~~Determined Share Value~~Market Price of the shares on the day of the event causing the shares to be held in the Trust, or (b) the price per share received by the Trustee from the sale or other disposition of the shares held in the Trust. Any net sale proceeds in excess of the amount payable to the Prohibited Owner shall be immediately paid to the Charitable Beneficiary. If, prior to the discovery by the Corporation that shares of Capital Stock have been transferred to the Trustee, such shares are sold by a Prohibited Owner, then (i) such shares shall be deemed to have been sold on behalf of the Trust and (ii) to the extent that the Prohibited Owner received an amount for such shares that exceeds the amount that such Prohibited Owner was entitled to receive pursuant to this Section 7.3.4, such excess shall be paid to the Trustee upon demand.

Section 7.3.5. Purchase Right in Stock Transferred to the Trustee. Shares of Capital Stock transferred to the Trustee shall be deemed to have been offered for sale to the Corporation, or its designee, at a price per share equal to the lesser of: (a) the price per share in the transaction that resulted in such transfer to the Trust (or, in the case of a devise or gift, the ~~Determined Share Value~~Market Price at the time of such devise or gift); or (b) 95% of the ~~Determined Share Value~~Market Price on the date the Corporation, or its designee, accepts such offer. The Corporation shall have the right to accept such offer until the Trustee has sold the shares held in the Trust pursuant to Section 7.3.4. Upon such a sale to the Corporation, the interest of the Charitable Beneficiary in the shares sold shall terminate and the Trustee shall distribute the net proceeds of the sale to the Prohibited Owner.

Section 7.3.6. Designation of Charitable Beneficiaries. By written notice to the Trustee, the Corporation shall designate one or more nonprofit organizations to be the Charitable Beneficiary of the interest in the Trust such that (a) the shares of Capital Stock held in the Trust would not violate the restrictions set forth in Section 7.2.1(a) in the hands of such Charitable Beneficiary and (b) each such organization must be described in Section 501(c)(3) of the Code and contributions to each such organization must be eligible for deduction under each of Sections 170(b)(1)(A), 2055 and 2522 of the Code.

Section 7.4. Settlement. Nothing in this Article VII shall preclude the settlement of any transaction entered into through the facilities of any national securities exchange or automated inter-dealer quotation system. The fact that the settlement of any transaction is so permitted shall not negate the effect of any other provision of this Article VII and any transferee in such a transaction shall be subject to all of the provisions and limitations set forth in this Article VII.

Section 7.5. Enforcement. The Corporation is authorized specifically to seek equitable relief, including injunctive relief, to enforce the provisions of this Article VII.

Section 7.6. Non-Waiver. No delay or failure on the part of the Corporation or the Board in exercising any right hereunder shall operate as a waiver of any right of the Corporation or the Board, as the case may be, except to the extent specifically waived in writing.

ARTICLE VIII

STOCKHOLDERS

~~ASSET MANAGER~~

~~Section 8.1. Appointment of Asset Manager. The Board is responsible for setting the general policies of the Corporation and for the general supervision of its business. The Board is not required personally to conduct the business of the Corporation, and it may, but is not required to, appoint, employ or contract with any Person, including a Person Affiliated with any Director or Holder, as an Asset Manager. The Board may grant or delegate such authority to the Asset Manager as the Board may, in its sole discretion, deem necessary or desirable including, without limitation, authority to conduct the business of the Corporation within the policies established by the Board from time to time, to administer and regulate the operations of the Corporation, to act as agent for the Corporation, to execute documents as agent for and on behalf of the Corporation, and to make executive decisions that conform to general policies and principles established by the Board. The Independent Directors Committee shall establish and approve the terms of the Asset Management Agreement which shall include such terms as the Independent Directors Committee shall approve in its sole discretion, including, without limitation, fees based on the value of the Corporation’s assets or contributed capital; delegation of authority for property management to any Person, including a Person affiliated with any Director or Holder; and fees on termination of the~~

~~Asset Management Agreement, either upon expiration of the Asset Management Agreement or its earlier termination without cause.~~

Section 8.1. Amendment of the Articles of Incorporation. Except for those amendments permitted to be made without Stockholder approval under Maryland law or by specific provision in this Articles of Incorporation, any amendment to the Articles of Incorporation shall be valid only if approved by the affirmative vote of a majority of all votes entitled to be cast on the matter; provided, however, that any amendment to Article VII of the Articles of Incorporation or to this sentence of Article VIII shall be valid only if approved by the affirmative vote of two-thirds of all votes entitled to be cast on the matter.

~~Section 8.2. Supervision of Asset Manager. The Board shall monitor the Asset Manager to assure that the administrative procedures, operations and programs of the Corporation are in the best interests of the stockholders and are fulfilled.~~

Section 8.2. Extraordinary Actions. Notwithstanding any provision of law permitting or requiring any action to be taken or approved by the affirmative vote of the Stockholders entitled to cast a greater number of votes, any such action shall be effective and valid if declared advisable by the Board and taken or approved by the affirmative vote of Stockholders entitled to cast a majority of all the votes entitled to be cast on the matter.

ARTICLE IX

~~CONFLICTS OF INTEREST~~ [RESERVED]

~~During any time that the Corporation is advised by the Asset Manager, there shall be a committee of the Board comprised of not fewer than two (2) Independent Directors (the “Independent Directors Committee”). The Independent Directors Committee shall have the maximum power delegable to a committee under the MGCL and is authorized to select and retain its own legal and financial advisors. The Independent Directors Committee may act on any matter permitted by the MGCL if its minutes reflect that it first determined that the matter at issue was such that the exercise of independent judgment by the directors who are not Independent Directors could reasonably be compromised and with respect to any matter which the Articles of Incorporation otherwise requires that the action shall be taken by the Independent Directors Committee. If this condition is met but the matter cannot be delegated to a committee under the MGCL, both the Board and the Independent Directors Committee must approve the matter.~~

ARTICLE X

LIMITATION OF LIABILITY

Section 10.1. Limitation of Director and Officer Liability. To the maximum extent that Maryland law in effect from time to time permits limitation of the liability of directors and officers of a corporation, no director or officer of the Corporation shall be liable to the Corporation or its stockholders for money damages. Neither the amendment nor repeal of this Section 10.1, nor the adoption or amendment of any other provision of the Articles of Incorporation or Bylaws inconsistent with this Section 10.1, shall apply to or affect in any respect the applicability of the preceding sentence with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.

Section 10.2. Indemnification.

(a)     The Corporation shall to the maximum extent permitted by Maryland law in effect from time to time indemnify and pay or reimburse reasonable expenses in advance of the final disposition of a proceeding to (i) any individual who is a present or former director or officer of the Corporation; or (ii) any individual who, while a director of the Corporation and at the request of the Corporation, serves or has served as a director, officer, partner or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise from and against any claim or liability to which such person may become subject or which such person may incur by reason of his or her service in such capacity~~; or (iii) the Asset Manager or any of its Affiliates acting as an agent of the Corporation.~~. The Corporation shall have the power, with the approval of the Board, to provide such indemnification and advancement of expenses to any employee or agent of the Corporation.

(b)     No amendment of the Articles of Incorporation or repeal of any of its provisions shall limit or eliminate the right of indemnification or advancement of expenses provided hereunder with respect to acts or omissions occurring prior to such amendment or repeal.

Section 10.2.1. [Reserved].

Section 10.2.2. Permitted Indemnification of Directors.

(a)     In addition to, and not in limitation of, the other provisions of this Article X, the Corporation may indemnify any director made a party to any proceeding by reason of service in that capacity unless it is established that:

(i)      The act or omission of the director was material to the matter giving rise to the proceeding and was committed in bad faith, or was the result of active and deliberate dishonesty; or

(ii)     The director actually received an improper personal benefit in money, property, or services; or

(iii)     In the case of any criminal proceeding, the director had reasonable cause to believe that the act or omission was unlawful.

(b)     Indemnification may be against judgments, penalties, fines, settlements, and reasonable expenses actually incurred by the director in connection with the proceeding including, without limitation, investigation, defense, settlement, and appeal of the claim giving rise to such proceeding. If, however, the proceeding was by or in the right of the Corporation, indemnification may not be made in respect of any proceeding in which the director shall have been adjudged to be liable to the Corporation.

(c)     The termination of any proceeding by judgment, order, or settlement does not create a presumption that the director did not meet the requisite standard of conduct set forth in this subsection. The termination of any proceeding by conviction, or a plea established, by a majority vote of the full Board in which directors who are parties may participate; or

(iii)     By the stockholders.

(c)     Authorization of indemnification and determination as to reasonableness of expenses shall be made in the same manner as the determination that indemnification is permissible. If, however, the determination that indemnification is permissible is made by special legal counsel, authorization of indemnification and determination as to reasonableness of expenses shall be made in the manner specified in paragraph (b)(ii) of this subsection for selection of such counsel.

(d)     Shares held by directors who are parties to the proceeding may not be voted on the subject matter under this subsection.

Section 10.2.6. Payment of Expenses in Advance of Final Disposition of Action.

(a)    Reasonable expenses incurred by a director who is a party to a proceeding may be paid or reimbursed by the Corporation in advance of the final disposition of the proceeding upon receipt by the Corporation of:

(i)     A written affirmation by the director of the director’s good faith belief that the standard of conduct necessary for indemnification by the Corporation as authorized in this section has been met; and

(ii)    A written undertaking by or on behalf of the director to repay the amount advanced if it shall ultimately be determined that the standard of conduct has not been met.

(b)    The undertaking required by paragraph (a)(ii) of this subsection shall be an unlimited general obligation of the director but need not be secured and may be accepted without reference to financial ability to make the repayment.

(c)    The determination as to whether payment shall be made under this subsection shall be made as provided in Section 10.2.4.

Section 10.2.7. Indemnification of Officers ~~and the Asset Manager~~. The Corporation shall indemnify and advance expenses to an officer, employee or agent of the Corporation ~~or the Asset Manager~~ to the same extent that it may indemnify and advance expenses to directors under this section.

Section 10.2.8. Report of Indemnification to Stockholders. Any indemnification of, or advance of expenses to, a director or officer in accordance with this section, if arising out of a proceeding by or in the right of the Corporation, shall be reported in writing to the stockholders with the notice of the next stockholders’ meeting or prior to the meeting.

~~Section 10.3. Corporate Opportunities. For so long as the Corporation is advised by the Asset Manager or an Affiliate thereof and solely for purposes of the application of any statutory or common law “corporate~~

~~opportunity” or similar doctrine, the Corporation has no interest in any material opportunity known to the Asset Manager unless it has been recommended to the Corporation by the Asset Manager.~~

ARTICLE XI

AMENDMENT

The Corporation reserves the right from time to time to make any amendment to the Articles of Incorporation, now or hereafter authorized by law, including any amendment altering the terms or contract rights, as expressly set forth in the Articles of Incorporation, of any shares of outstanding Capital Stock.

THIRD: The amendments to and restatement of the charter of the Corporation as hereinabove set forth has been duly advised and approved by the Board and approved by the stockholders of the Corporation as required by law.

FOURTH: The current address of the Corporation is as set forth in Article III of the amendment and restatement of the charter set forth in Article SECOND above.

FIFTH: The name and address of the Corporation’s current resident agent is as set forth in Article III of the amendment and restatement of the charter set forth in Article SECOND above.

SIXTH: The number of directors of the Corporation and the names of those currently in office are as set forth in Article V of the amendment and restatement of the charter set forth in Article SECOND above.

SEVENTH: These Articles of Amendment and Restatement do not increase the authorized stock of the Corporation.

EIGHTH: The undersigned President of the Corporation acknowledges these Articles of Amendment and Restatement to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned President acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

[~~REMAINDER OF~~SIGNATURE PAGE ~~INTENTIONALLY BLANK~~FOLLOWS]

IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment and Restatement to be signed in its name and on its behalf by its President and attested to by its Secretary on this             day of                     , 2022.

Attest:	BROADSTONE NET LEASE, INC.
~~By:~~	~~/s/ Karen McKeown~~
By:	By:
John D. Callan	Christopher J. Czarnecki
Senior Vice President, General Counsel and Secretary	Chief Executive Officer and President
~~Its:~~	~~Karen McKeown~~
~~Assistant Secretary~~

[Signature page to Broadstone Net Lease, Inc.

Articles of Amendment and Restatement]

YOUR VOTE IS IMPORTANT! PLEASE VOTE BY:

INTERNET
Go To: www.proxydocs.com/BNL
● Cast your vote online
● Have your Proxy Card ready
P.O. BOX 8016, CARY, NC 27512-9903	● Follow the simple instructions to record your vote

PHONE Call 1-866-390-5372
● Use any touch-tone telephone
● Have your Proxy Card ready
● Follow the simple recorded instructions
MAIL
● Mark, sign and date your Proxy Card
● Fold and return your Proxy Card in the postage-paid envelope provided

You must register to attend the meeting online and/or participate at www.proxydocs.com/BNL

Broadstone Net Lease, Inc.

Annual Meeting of Stockholders

For Stockholders of record as of March 01, 2022

TIME:	Thursday, May 5, 2022 3:00 PM, EDT
PLACE:	Annual Meeting to be held live via the internet - please visit www.proxydocs.com/BNL for more details. Registration Deadline: May 2, 2022 at 5:00 PM, EDT

This proxy is being solicited on behalf of the Board of Directors

The undersigned stockholder of Broadstone Net Lease, Inc. (the “Company”) hereby appoints as proxy John D. Callan Jr. and Christopher J. Czarnecki, each acting alone, with the power to appoint his substitute, and hereby authorizes each such proxy to represent and to vote as designated below all shares of Common Stock of the Company held by the undersigned at the Annual Meeting of Stockholders of the Company to be held on May 5, 2022, or any adjournment thereof.

Each proxy holder is hereby authorized to vote in the discretion of such proxy holder upon such other business as may legally come before the meeting or any adjournment thereof.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The named proxies cannot vote your shares unless you sign (on the reverse side) and return this card. If you are a stockholder of record and no instructions are specified, the named proxies will have authority to vote FOR all Director nominees in Proposal 1, FOR Proposals 2, 4, and 5, and for an annual advisory vote on executive compensation (box “1 YR”) for Proposal 3. If you are a beneficial owner whose shares are held of record by a broker and no instructions are specified, a broker non-vote will occur.

PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

Broadstone Net Lease, Inc.

Annual Meeting of Stockholders

Please make your marks like this:

THE BOARD OF DIRECTORS RECOMMENDS A VOTE:

FOR ON PROPOSALS 1, 2, 4, AND 5

ON PROPOSAL 3, THE BOARD RECOMMENDS THAT AN ADVISORY VOTE ON THE COMPENSATION FOR NAMED EXECUTIVE OFFICERS BE HELD ANNUALLY (BOX “1YR”).

	PROPOSAL		YOUR VOTE

1.	Election of Directors
		FOR	AGAINST	ABSTAIN
	1.01 Laurie A. Hawkes	☐	☐	☐

	1.02 Christopher J. Czarnecki	☐	☐	☐

	1.03 Denise Brooks-Williams	☐	☐	☐

	1.04 Michael A. Coke	☐	☐	☐

	1.05 David M. Jacobstein	☐	☐	☐

	1.06 Shekar Narasimhan	☐	☐	☐

	1.07 Geoffrey H. Rosenberger	☐	☐	☐

	1.08 James H. Watters	☐	☐	☐

2.	To amend and restate the Company’s Articles of Incorporation as further described in the Company’s 2022 proxy statement;	FOR	AGAINST	ABSTAIN
		☐	☐	☐

		1YR	2YR	3YR	ABSTAIN

3.	To approve, in a non-binding advisory vote, the frequency of an advisory vote on the compensation of the Company’s named executive officers in future years;	☐	☐	☐	☐

		FOR	AGAINST	ABSTAIN

4.	To approve, in a non-binding advisory vote, the compensation of the Company’s named executive officers as described in the Company’s 2022 proxy statement;	☐	☐	☐

5.	To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2022; and	☐	☐	☐

6.	To transact such other matters as may properly come before the meeting or any adjournment or postponement thereof.

Authorized Signatures - Must be completed for your instructions to be executed.

Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form.

Signature (and Title if applicable)	Date	Signature (if held jointly)	Date